As filed with the Securities and Exchange Commission on August 5, 2004
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-116714



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            VERTEX INTERACTIVE, INC.
             (Exact Name of registrant as specified in its charter)

NEW JERSEY                                  7372                    22-2050350
(State or other Jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or              Classification Code Number)     Identification No.)
Organization)

                                3619 KENNEDY ROAD
                       SOUTH PLAINFIELD, NEW JERSEY 07080
                                 (908) 756-2000
          (Address and telephone number of principal executive offices and principal place of business)

                    NICHOLAS R. TOMS, CHIEF EXECUTIVE OFFICER
                            VERTEX INTERACTIVE, INC.
                                3619 KENNEDY ROAD
                       SOUTH PLAINFIELD, NEW JERSEY 07080
                                 (908) 756-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

--------


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF          Amount to be          Proposed             Proposed               Amount of
         SECURITIES TO BE            registered (1)          maximum             maximum            registration fee
            REGISTERED                                      offering            aggregate
                                                            price per        offering price
                                                            share (2)
----------------------------------------------------------------------------------------------------------------------------
       Common stock, $.005 par         10,000,000 (3)       $.11                 $1,100,000                $139.37
           value issuable upon
     conversion of the secured
             convertible notes
----------------------------------------------------------------------------------------------------------------------------
       Common stock, $.005 par          1,000,000 (4)       $.11                   $110,000                 $13.94
           value issuable upon
    conversion of the class C-
       1 convertible preferred
                         stock
----------------------------------------------------------------------------------------------------------------------------
       Common stock, $.005 par          3,000,000 (4)       $.11                   $330,000                 $41.81
           value issuable upon
     conversion of the class D
         convertible preferred
                         stock
----------------------------------------------------------------------------------------------------------------------------
       Common stock, $.005 par          3,000,000 (5)       $.11                   $330,000                 $41.81
           value issuable upon
          exercise of warrants
----------------------------------------------------------------------------------------------------------------------------
                         Total             17,000,000                            $1,870,000                $236.93
----------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 17, 2004, which was $.11 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying class D convertible preferred stock to account for market fluctuations.

(5) Includes a good faith estimate of the shares underlying warrants exercisable at $.11 per share to account for antidilution and price protection adjustments.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 5, 2004


                            VERTEX INTERACTIVE, INC.

                              17,000,000 SHARES OF

                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 17,000,000 shares of our common stock, including up to 10,000,000 shares of common stock underlying secured convertible notes in a principal amount of $3,000,000, up to 1,000,000 shares of common stock underlying class C-1 convertible preferred stock, up to 3,000,000 shares of common stock underlying class D convertible preferred stock and up to 3,000,000 issuable upon the exercise of common stock purchase warrants. 50% of the secured convertible notes, the class C-1 convertible preferred stock and the class D convertible preferred stock are convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The other 50% of the secured convertible notes are convertible into our common stock at the lower of $0.30 or 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "VETX". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 3, 2004, was $.13.


      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August 5, 2004.


      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Vertex Interactive, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                           7
Prospectus Summary                                                             8
Risk Factors                                                                  11
Use Of Proceeds                                                               16
Market For Common Equity And Related Stockholder Matters                      21
Selected Historical Consolidated Financial Data                               22
Management's Discussion And Analysis Of Financial
  Condition And Results Of Operations                                         23
Description Of Business                                                       34
Description Of Properties                                                     41
Legal Proceedings                                                             41
Management                                                                    43
Executive Compensation                                                        44
Certain Relationships And Related Transactions                                46
Security Ownership Of Certain Beneficial Owners And Management                47
Description Of Securities                                                     49
Commission's Position On Indemnification For Securities Act Liabilities       51
Plan Of Distribution                                                          51
Selling Stockholders                                                          54
Legal Matters                                                                 60
Experts                                                                       60
Changes in Accountants                                                        60
Available Information                                                         62
Index to Consolidated Financial Statements                                    63

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

      In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                            VERTEX INTERACTIVE, INC.

      We are a provider of supply chain management technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7- days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities. For the three and six months ended March 31, 2004, we generated revenues in the amount of $517,816 and $1,350,086 and net losses of $186,634 and $844,834, respectively. In addition, for the year ended September 30, 2003, we generated revenues in the amount of $4,226,187 and a net loss of $3,650,353. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated January 15, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 3619 Kennedy Road, South Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We are a New Jersey corporation.

            The Offering


            Common stock offered by
             selling stockholders.....    Up to 17,000,000 shares,  including up
                                          to  10,000,000  shares of common stock
                                          underlying  secured  convertible notes
                                          in the principal amount of $3,000,000,
                                          up to 1,000,000 shares of common stock
                                          underlying   class   C-1   convertible
                                          preferred   stock,   up  to  3,000,000
                                          shares  of  common  stock   underlying
                                          class D  convertible  preferred  stock
                                          and up to  3,000,000  shares of common
                                          stock  issuable  upon the  exercise of
                                          common stock  purchase  warrants at an
                                          exercise  price  of  $.11  per  share,
                                          based on  current  market  prices  and
                                          assuming   full   conversion   of  the
                                          secured convertible notes and the full
                                          exercise of the  warrants  (includes a
                                          good  faith  estimate  of  the  shares
                                          underlying  secured  convertible notes
                                          and  shares  underlying   warrants  to
                                          account for market  fluctuations,  and
                                          antidilution   and  price   protection
                                          adjustments,    respectively).    This
                                          number represents 25.9% of our current
                                          outstanding common stock.

            Common stock to be
            outstanding after
            the offering..............    Up to 65,551,978 shares


            Use of proceeds...........    We will not receive any proceeds  from
                                          the sale
                                          of the common stock.  However, we will
                                          receive  the sale  price of any common
                                          stock   we   sell   to   the   selling
                                          stockholders   upon  exercise  of  the
                                          warrants.   We   expect   to  use  the
                                          proceeds received from the exercise of
                                          the  warrants,  if  any,  for  general
                                          working capital purposes. However, the
                                          selling  stockholders will be entitled
                                          to exercise the warrants on a cashless
                                          basis if the  shares of  common  stock
                                          underlying  the  warrants are not then
                                          registered  pursuant  to an  effective
                                          registration  statement.  In the event
                                          that the selling stockholder exercises
                                          the warrants on a cashless basis, then
                                          we will not receive any  proceeds.  In
                                          addition,   we  have  received   gross
                                          proceeds of  $2,250,000  from the sale
                                          of the secured  convertible  notes and
                                          the investors are obligated to provide
                                          us with an additional  $750,000 within
                                          five business days of this  prospectus
                                          being declared effective. The proceeds
                                          received  from the sale of the secured
                                          convertible  notes  will be  used  for
                                          business development purposes, working
                                          capital    needs,    pre-payment    of
                                          interest,  payment of  consulting  and
                                          legal fees and a short-term  borrowing
                                          repayment.

              Over-The-Counter
              Bulletin Board Symbol...    VETX.OB



EXPLANATORY NOTE: ON APRIL 28, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 400,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. IN ADDITION, ON MAY 26, 2004, WE ENTERED INTO AN INVESTMENT RESTRUCTURING AGREEMENT WITH SIX ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS ALSO CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 400,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. ON JULY 8, 2004, WE FILED AN AMENDED PRELIMINARY INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH WE HAVE RECEIVED COMMENTS ON, STATING THAT A MAJORITY OF THE SHAREHOLDERS OF OUR COMPANY WILL HAVE AUTHORIZED THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION 20 DAYS AFTER THE MAILING AND FILING OF THE DEFINITIVE INFORMATION STATEMENT. WE ARE REGISTERING 17,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT AND THE CLASSES C-1 AND D CONVERTIBLE PREFERRED STOCK IN CONNECTION WITH THE INVESTMENT RESTRUCTURING AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THE SECURITIES PURCHASE AGREEMENT AND THE INVESTMENT RESTRUCTURING AGREEMENT.

      The above information regarding common stock to be outstanding after the offering is based on 54,121,958 shares of common stock outstanding as of July 30, 2004 and assumes the subsequent conversion of our issued secured convertible notes, with interest, and exercise of warrants by our selling stockholders.


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of this prospectus being declared effective.


      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement.


      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of July 30, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.09666 and, therefore, the conversion price for 50% of the secured convertible notes was $.057996 and the conversion price for the other 50% of the secured convertible notes was $.053163. Based on these conversion prices, the $3,000,000 secured convertible notes, excluding interest, were convertible into 54,078,965 shares of our common stock.


      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.


      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors who are also our principal stockholders. In connection with this transaction, we exchanged 997 shares of class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersey Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P. Each share of the class C-1 convertible preferred stock and class D convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or
(ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the preferred stock may be converted. As of July 30, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.09666 and, therefore, the conversion price for the class C-1 and D convertible preferred stock was $.057996. Based on this conversion price, the 997 shares of class C-1 convertible preferred stock were convertible into 17,190,841 shares of our common stock and the 7,391 shares of class D convertible preferred stock were convertible into 127,439,824 shares of our common stock.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, AND MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $3,650,353 for the year ended September 30, 2003, $44,774,379 for the year ended September 30, 2002 and $122,952,102 for the year ended September 30, 2001. For the three and six months ended March 31, 2004, we incurred a net loss of $186,634 and $844,834, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR  INDEPENDENT   REGISTERED   PUBLIC  ACCOUNTING  FIRM  HAS  STATED  THERE  IS
SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated January 15, 2004 on our consolidated financial statements as of and for the year ended September 30, 2003, our independent registered public accounting firm stated that our recurring losses and our working capital and stockholders' deficiencies as of September 30, 2003 raised substantial doubt about the Company's ability to continue as a going concern. Since September 30, 2003, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. TOMS AND BIERMANN OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Nicholas Toms, our Chief Executive Officer and Chief Financial Officer and Mr. Hugo Biermann, our Executive Chairman of the Board. Loss of the services of Messrs. Toms or Biermann could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Biermann. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The supply chain management industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES, CLASS C-1 CONVERTIBLE PREFERRED STOCK, CLASS D CONVERTIBLE PREFERRED STOCK AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


      As of July 30, 2004, we had 54,121,958 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 54,078,965 shares of common stock at current market prices, class C-1 convertible preferred stock outstanding that may be converted into an estimated 17,190,841 shares of common stock at current market prices, class D convertible preferred stock outstanding that may be converted into an estimated 127,439,824 shares of common stock at current market prices and outstanding warrants to purchase 2,250,000 shares of common stock and an obligation to issue warrants to purchase 750,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes or class D preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES, CLASS C-1 CONVERTIBLE PREFERRED STOCK AND CLASS D CONVERTIBLE PREFERRED STOCK COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


      Our obligation to issue shares upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), class C-1 convertible preferred stock and class D convertible preferred stock, based on market prices 25%, 50% and 75% below the market price as of July 29, 2004 of $0.12 per share.

50% of Secured Convertible Notes
--------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                   27,777,778                       34.06%
50%                   $.06                       $.036                   41,666,667                       43.66%
75%                   $.03                       $.018                   83,333,334                       60.78%

50% of Secured Convertible Notes
--------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 45%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.0495                  30,303,031                       36.04%
50%                   $.06                       $.033                   45,454,546                       45.81%
75%                   $.03                       $.0165                  90,909,091                       62.83%

Class C-1 Convertible Preferred Stock
-------------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                   18,462,963                       25.56%
50%                   $.06                       $.036                   27,694,445                       33.99%
75%                   $.03                       $.018                   55,388,889                       50.74%

Class D Convertible Preferred Stock
-----------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                 136,870,371                        71.79%
50%                   $.06                       $.036                 205,305,556                        79.24%
75%                   $.03                       $.018                 410,611,112                        88.42%


      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES, CLASS C-1 CONVERTIBLE PREFERRED STOCK AND CLASS D CONVERTIBLE PREFERRED STOCK MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      50% of the secured convertible notes and the entire classes C-1 and D convertible preferred stock are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The other 50% of the secured convertible notes are convertible into shares of our common stock at a 45% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, class C-1 and class D convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES, CONVERSION OF THE CLASS C-1 CONVERTIBLE PREFERRED STOCK, CONVERSION OF THE CLASS D CONVERTIBLE PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes, conversion of the class C-1 convertible preferred stock, conversion of the class D convertible preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes, convert the classes C-1 or D convertible preferred stock and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES, CLASS C-1 CONVERTIBLE PREFERRED STOCK AND CLASS D CONVERTIBLE PREFERRED STOCK AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 10,000,000 shares to cover the conversion of the secured convertible notes, 1,000,000 shares to cover the conversion of the class C-1 convertible preferred stock and 3,000,000 shares to cover the conversion of the class D convertible preferred stock. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and classes C-1 and D convertible preferred stock and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In April 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $2,250,000 secured convertible notes outstanding, the investor is obligated to purchase additional secured convertible notes in the aggregate of $750,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

      In connection with the Securities Purchase Agreement we entered into in April, 2004, we executed a Security Agreement and an Intellectual Property
Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement and Intellectual Property Security Agreement state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.


RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $2,250,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $750,000 within five business days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and a short-term borrowing repayment.

SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement.

      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.


      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.


      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form S-1 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $3,000,000 of secured convertible notes on July 30, 2004, at conversion prices of $0.057996 and $0.053163, the number of shares issuable upon conversion would be:

$1,500,000/$0.057996  =  25,863,853 shares
$1,500,000/$0.053163  =  28,215,112 shares
------------------------------------------
               Total  =  54,078,965 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 29, 2004 of $0.12.

50% of Secured Convertible Notes
--------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                   27,777,778                       34.06%
50%                   $.06                       $.036                   41,666,667                       43.66%
75%                   $.03                       $.018                   83,333,334                       60.78%

50% of Secured Convertible Notes

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 45%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.0495                  30,303,031                       36.04%
50%                   $.06                       $.033                   45,454,546                       45.81%
75%                   $.03                       $.0165                  90,909,091                       62.83%

INVESTMENT RESTRUCTURING AGREEMENT


      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors. In connection with this transaction, we exchanged 997 shares of class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersey Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P.


      Each share of the class C-1 and D convertible preferred stock is convertible into $1,000 worth of shares of our common stock, at the selling stockholders' option, at the lower of:

      o     $0.30; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The conversion price of the class C-1 and D convertible preferred stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their class C-1 and D convertible preferred stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Investment Restructuring Agreement and related documents are filed with the SEC as exhibits to our Form S-1 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the class C-1 and D convertible preferred stock is determined by multiplying the number of class C-1 or D convertible preferred stock to be converted by 1,000 and dividing that number by the conversion price. For example, assuming conversion of 997 shares of class C-1 convertible preferred stock and 7,391 shares of class D convertible preferred stock on July 30, 2004, a conversion price of $0.057996 per share, the number of shares issuable upon conversion would be:

(997+7,391) * 1,000/$.057996 =  144,630,665 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of July 29, 2004 of $0.12.


Class C-1 Convertible Preferred Stock
-------------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                   18,462,963                       25.56%
50%                   $.06                       $.036                   27,694,445                       33.99%
75%                   $.03                       $.018                   55,388,889                       50.74%

Class D Convertible Preferred Stock
-----------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                 136,870,371                        71.79%
50%                   $.06                       $.036                 205,305,556                        79.24%
75%                   $.03                       $.018                 410,611,112                        88.42%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "VETX". Prior to August 20, 2002, our common stock was quoted on the Nasdaq National Market. From August 21, 2002 until February 17, 2003 our Common Stock was traded on the NASDAQ Bulletin Board. From February 18, 2003 until March 28, 2004 our common stock traded on the Pink Sheets under the symbol VETXE.

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                     High($)        Low ($)
                                    --------       --------
2002

First Quarter                       $   1.27       $   0.71
Second Quarter                          1.23           0.27
Third Quarter                           0.40           0.08
Fourth Quarter                          0.14           0.05

2003

First Quarter                       $   0.10           0.04
Second Quarter                          0.06           0.02
Third Quarter                           0.07           0.01
Fourth Quarter                          0.15           0.04

2004

First Quarter                           0.09           0.03
Second Quarter                          0.19           0.04
Third Quarter                           0.28           0.09
Fourth Quarter(1)                       0.24           0.09


(1) As of July 30, 2004.


HOLDERS


      As of July 30, 2004, we had approximately 429 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.


      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The selected financial data set forth below as of September 30, 2003 and 2002 and for the years ended September 30, 2003, 2002 and 2001 has been derived from our audited consolidated financial statements included with this prospectus. The selected financial data set forth below as of September 30, 2001, 2000 and 1999 and for the years ended September 30, 2000 and 1999 has been derived from our audited financial statements which are not included with this prospectus. The selected financial data as of and for the six month periods ended March 31, 2004 and 2003 has been derived from our unaudited financial statements included with this prospectus; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of financial position and results for the interim periods.

      The historical results presented below are not necessarily indicative of the results to be expected for any future period. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

                                                      YEAR ENDED SEPTEMBER 30,                             SIX MONTHS ENDED
                                                                                                               MARCH 31,
                                                                                                         2004             2003
                      2003            2002             2001             2000            1999         (UNAUDITED)       (UNAUDITED)
STATEMENT OF
OPERATIONS DATA:
Revenues          $   4,226,187   $  36,135,217    $  59,087,470    $  47,769,311  $  10,106,332     $ 1,350,086      $  2,456,689
Cost of sales         2,138,883      23,894,594       37,586,253       32,562,140      5,704,282         775,715         1,169,456
Selling and           4,642,123      22,503,288       34,510,749       13,407,440      3,086,922       1,103,649         2,603,819
administrative
Research and                 --       4,179,553        7,039,014        1,230,511        860,806              --                --
development
Depreciation and        235,363       1,237,162       15,791,510        1,594,152        120,780          83,080           137,987
amortization of
intangibles
Provision for                --       1,102,984          300,000               --             --              --                --
termination of
leases
R&D write-off                --              --        3,600,000        7,737,000             --              --                --
and merger
related expenses
Impairment of                --      18,973,832       78,364,560               --             --              --                --
long-lived assets
Operating            (2,790,182)    (35,756,196)    (118,104,616)      (8,761,932)       333,542        (612,358)       (1,454,573)
income (loss)
Other income           (860,171)     (8,883,340)      (4,697,010)        (273,234)        55,798        (232,476)         (369,272)
(expense)
Net loss             (3,650,353)    (44,774,379)    (122,952,102)      (9,412,424)      (160,413)       (844,834)       (1,823,845)
Basic and                 (0.09)          (1.26)           (3.95)           (0.46)         (0.02)          (0.02)            (0.05)
diluted loss per
common share
Weighted             39,671,923      35,649,274       31,128,185       20,598,502      7,363,018      48,201,978        37,201,978
average common
shares
outstanding
BALANCE SHEET
DATA:
Cash and cash     $      25,265   $      74,016    $   1,411,222    $   7,892,774  $   1,987,392     $     5,871      $    146,198
equivalents
Total current         1,221,913       2,214,879       19,222,699       25,685,671     11,444,006         794,014         1,638,290
assets
Long-term                    --              --        7,129,260        1,927,943      1,495,337              --                --
liabilities
Total               (31,661,190)    (26,835,525)      11,950,527       84,407,725     13,725,628      (31,708,66)      (29,293,607)
stockholders'
equity (deficit)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

PURCHASE ACQUISITIONS:

As discussed in Note 2 to the Consolidated Financial Statements, we had completed a number of acquisitions through October 2001, which had substantially expanded our portfolio of products and services, as well as our geographic reach throughout North America and into Europe. The following summary of the more significant purchase acquisitions closed during the last three years is segregated by those first impacting operations in fiscal 2001 ("Fiscal 2001
Acquisitions") and fiscal 2002 ("Fiscal 2002 Acquisitions"). There were no acquisitions in fiscal 2003 or the six months ended March 31, 2004.

FISCAL 2001 ACQUISITIONS:

In October 2000, we purchased the assets and business of three former European service and maintenance divisions of Genicom International (collectively referred to as "ESSC"), which expanded our ability to provide hardware and software maintenance to our European customers.

Effective December 31, 2000, Vertex completed a merger with Applied Tactical Systems, Inc. ("ATS"), a provider of point solution connectivity software for SAP installations.

Effective February 7, 2001, Vertex purchased from Pitney Bowes its Transportation Management Software and certain engineering assets (the Transcape Division, or "Transcape"), which broadened our portfolio of enterprise level applications.

On February 13, 2001, we acquired all of the capital stock of Binas Beheer B.V. ("Binas") a Java IT consulting practice.

FISCAL 2002 ACQUISITIONS:

Effective  September  30,  2001,  we acquired  all of the  outstanding  stock of
DynaSys,   a  software  developer  of  enterprise  level  advance  planning  and scheduling applications.

In October 2001, Vertex acquired Euronet Consulting S.r.l ("Euronet"), an Italian software applications consulting firm that expanded our professional services capabilities in Europe.

Vertex has accounted for each of these acquisitions using the purchase method of accounting in accordance with APB No. 16 (and SFAS 141 for DynaSys and Euronet). Accordingly, the financial statements include the results of operations from November 1, 2000 for ESSC, from January 1, 2001 for ATS, from February 7, 2001 for Transcape, from February 13, 2001 for Binas, and from October 1, 2001 for DynaSys and Euronet (collectively, the "Purchase Acquisitions").

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of the consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management continuously evaluates its estimates and judgments, and actual results may differ from these estimates under different assumptions or conditions.

Those estimates and judgments that were most critical to the preparation of the financial statements involved the allowance for doubtful accounts, inventory reserves, recoverability of intangible assets and the estimation of the net liabilities associated with subsidiaries in liquidation.

a) We estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including analysis of historical collection rates and the current credit- worthiness of significant customers. Significant changes in required reserves have been recorded in recent periods and may occur in the future due to the current market and economic conditions.

b) We establish reserves for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future demand and market conditions. Inventory reserves have increased as a result of the decision to discontinue or significantly reduce certain non-core product lines. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

c) During 2002 and 2001 we have recorded significant impairment charges related to the carrying value of goodwill and other intangibles. In assessing the recoverability of our goodwill and other intangibles, we have made assumptions regarding estimated future cash flows and considered various other factors impacting the fair value of these assets, as more fully described below in the discussions of the results of operations - provision for impairment of goodwill. However, as of March 31, 2004, our only remaining intangible asset, software development costs, will become fully amortized in the remainder of fiscal 2004.

d) We regularly evaluate our ability to recover the reported amount of our deferred income taxes considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future income and the potential changes in the ownership of the Company, which could subject our net operating loss carry forwards to substantial annual limitations, we offset our net deferred tax assets by an equivalent valuation allowance as of September 30, 2003 and March 31, 2004.

e) As described in the Sales or Divestitures of Non-Core  Businesses  section of
Note 2 to the Consolidated Financial Statements we have sought the protection of the respective courts in three European countries, which have agreed to orderly liquidations of five of our European subsidiaries. We have used a liquidation accounting model in the establishment of the net liabilities associated with these entities at March 31, 2004 and September 30, 2003 and 2002. This accounting model required the estimation of the fair value of the assets of these entities. A considerable amount of judgment was used in determining the amount of cash to be recovered through the collection of receivables or the sale of inventory and equipment in a liquidation environment, which will then be available for the respective creditors. If actual market conditions are less favorable than those projected by management, the net assets available for creditors may be less than estimated. However, since the liabilities of these entities remain on our balance sheet at historical values (and exceed the fair value of their net assets by approximately $8,500,000 and $7,600,000 at September 30, 2003 and March 31, 2004, respectively), we expect to recognize a gain upon legal resolution of the liquidations. The amount and timing of such gain is totally dependent upon the decisions to be issued by the respective court appointed liquidators. We received notice that the liquidation of Vertex UK, which was under liquidation as of September 30, 2003, has been approved and finalized by the UK creditors as of January

5, 2004. Based on such notice, we reduced our net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, re-classified approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations and recognized a gain of approximately $320,000 in the second quarter of fiscal 2004.

f) Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post-contract customer support ("PCS") in multiple element arrangements.

g) Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, revenue is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion.

RESULTS OF OPERATIONS

SIX MONTHS ENDED MARCH 31, 2004 COMPARED TO THE SIX MONTHS ENDED MARCH 31, 2003.

OPERATING REVENUES

Operating revenues decreased by approximately $1,107,000 (or 45.0%) from approximately $2,457,000 in 2003 to approximately $1,350,000 in 2004.

Revenues were negatively impacted by the asset sales or disposals of all of the Company's European businesses and certain of its non-core US operations as well as continued weak demand in its key markets; exacerbated by the Company's lack of financial condition.

PRODUCTS AND SERVICES

Sales to external customers by the two significant product and service line groupings for the six months ended March 31, 2004 and 2003 (in thousands) are as follows:

                                                                 March 31
                                                          ----------------------
                                                           2004            2003
                                                          ------          ------
Enterprise Solutions                                      $   84          $  434
Service, Maintenance and Other                             1,266           2,023
                                                          ------          ------
                                                          $1,350          $2,457
                                                          ======          ======

Enterprise solutions revenues decreased to $84,000 in 2004 from $434,000 in 2003. The decrease was a result of our decision to sell and/or liquidate all of our European operations, our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, 2001.

Service, maintenance and other revenues have decreased approximately $757,000 from 2003. The decrease was a result of our decision to sell and/or liquidate all of our European operations, our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, 2001.

GROSS PROFIT

Gross profit decreased by approximately $713,000 (or 55.4%) to $574,000 in 2004. As a percent of operating revenues, gross profit was 42.5% in 2004 as compared to 52.4% in 2003. The gross profit percentage was unfavorably impacted by a smaller percentage of higher margin service, maintenance and other revenues.

OPERATING AND OTHER EXPENSES

Selling and administrative expenses decreased approximately $1,500,000 (or 57.6%) from approximately $2,604,000 in 2003 to approximately to $1,104,000 in 2004. During 2003 we continued various cost reduction measures, including reduction in the number of our employees, facilities consolidations, as well as reductions in other expenses deemed redundant such as marketing and advertising and other headcount-related expenses.

The decrease in the depreciation and amortization expense to $83,000 in 2004, as compared to approximately $138,000 in 2003, is the direct result of three factors: (i) the write-off of intangible assets in the fourth quarter of fiscal 2001, based on an assessment of the fair market value of these assets as of September 30, 2001; (ii) the adoption of SFAS 142 as of October 1, 2001, which substantially reduced the intangibles that are to be amortized in the future. These intangibles were being amortized over their estimated lives ranging from 2 to 25 years and (iii) certain assets becoming fully depreciated.

Interest expense increased by approximately $146,000 to $514,000 in 2004. This increase is due to increased borrowings and a $54,000 charge related to warrants issued to MidMark.

Other income increased mainly due to the $320,000 gain on liquidation of the UK operations.

The income tax provision (credit) is negligible in both years due primarily to operating losses.

The net loss for the period decreased approximately $979,000 or 53.7% to approximately $845,000 from $1,824,000 in 2003 mainly due to the factors mentioned above.

YEAR ENDED SEPTEMBER 30, 2003 COMPARED TO YEAR ENDED SEPTEMBER 30, 2002.

OPERATING REVENUES

Operating  revenues  decreased  by  approximately   $31,909,000  (or  88.3%)  to
approximately $4,226,000 in the year ended September 30, 2003.

Revenues were negatively impacted by the asset sales or disposals of all of our European businesses and certain of our non-core US operations, as well as continued weak demand in its key markets and exacerbated by our financial condition.

PRODUCTS AND SERVICES

Sales to external customers by the three significant product and service line groupings for the years ended September 30, 2003 and 2002 (in thousands) are as follows:

                                                               September 30
                                                        ------------------------
                                                          2003            2002
                                                        -------          -------
Point Solutions                                         $     0          $15,022
Enterprise Solutions                                        889            6,926
Service, Maintenance and Other                            3,337           14,187
                                                        -------          -------
                                                        $ 4,226          $36,135
                                                        =======          =======

There were no Point Solutions products and services revenues as a result of our decision to sell and/or liquidate all of our European operations effective June 30, 2002, and our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, 2001, in North America.

Enterprise solutions revenues decreased to $889,000 in the year ended September 30, 2003 from $6,926,000 in the year ended September 30, 2002. The decrease was a result of our decision to sell and/or liquidate all of our European operations effective June 30, 2002, our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, 2001, in North America.

Service, maintenance and other revenues have decreased approximately $10,850,000 from the year ended September 30, 2002. The decrease was a result of our decision to sell and/or liquidate all of our European operations effective June 30, 2002, our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, 2001, in North America.

GROSS PROFIT

Gross profit decreased by approximately $10,153,000 (or 82.9%) to $2,087,000 in the year ended September 30, 2003. As a percent of operating revenues, gross profit was 49.4% in 2003 as compared to 33.9% in the year ended September 30, 2002. The gross profit percentage was favorably impacted by our emphasis on higher margin service, maintenance and other revenues.

OPERATING AND OTHER EXPENSES

Selling and administrative expenses decreased approximately $17,861,000 (or 79.4%) to $4,642,000 in 2003. During the year ended September 30, 2003, we continued various cost reduction measures, including reduction in the number of our employees, facilities consolidations, as well as reductions in other expenses deemed redundant such as marketing and advertising and other headcount-related expenses.

Research and development expenses decreased approximately $4,180,000 (or 100%) from the year ended September 30, 2002. As a result of the slow economy and our cost cutting efforts, we suspended research and development, focusing our technical resources on maintenance services, until which time additional financing is received.

The decrease in the depreciation and amortization of intangibles to $235,000 in the year ended September 30, 2003, as compared to approximately $1,237,000 in the year ended September 30, 2002, is the direct result of the disposal of these assets in the year ended September 30, 2002. These intangibles were being amortized over their estimated lives ranging from 2 to 25 years. In the year ended September 30, 2002, we recorded an impairment charge of approximately $18,974,000.

In the year ended September 30, 2002, we also made a provision of approximately $1,103,000 relating to various leases we terminated.

As a result of the factors mentioned earlier, our operating loss decreased by approximately $32,966,000 to approximately $2,790,000 for the year ended September 30, 2003 as compared to approximately $35,756,000 for the year ended September 30, 2002.

Interest expense decreased by approximately $2,023,000 to $852,000 in the year ended September 30, 2003. This decrease is due to decreased working capital borrowings at the end of the year ended September 30, 2001, carrying through in the year ended September 30, 2002 and liquidating our foreign operations in the year ended September 30, 2002. In the year ended September 30, 2002, we also recorded a loss on sale or liquidation of our non-core assets of approximately $3,081,000 and an increase in our litigation reserve of approximately $2,654,000 relating to our ongoing litigation.

The income tax provision (credit) was immaterial in both years due primarily to operating losses.

YEAR ENDED SEPTEMBER 30, 2002 COMPARED TO YEAR ENDED SEPTEMBER 30, 2001.

REVENUES

Revenues decreased by approximately $22,952,000 (or 38.8%) to $36,135,000 in 2002.

PRODUCTS AND SERVICES

Sales to external customers by the three significant product and service line groupings for the years ended September 30, 2002 and 2001 (in thousands) are as follows:

                                                               September 30
                                                          2002             2001
                                                        -------          -------
Point Solutions ..............................          $15,022          $28,849
Enterprise Solutions .........................            6,926            9,921
Service, Maintenance and Other ...............           14,187           20,317
                                                        -------          -------
                                                        $36,135          $59,087
                                                        =======          =======

Point solutions products and services revenues decreased approximately $13,827,000, to $15,022,000 in 2002 from $28,849,000 in 2001, primarily as a result of our strategy of de-emphasizing lower margin product sales (including the sale or shutdown of various businesses, both in North America and Europe no longer core to our focus on enterprise level solutions), together with the impact of the downturn in the economy, especially post-September 11, 2001 in both North America and Europe. Sales of our mobile computing products, principally in the U.K., decreased approximately $1,800,000, as revenues in 2001 included two large contracts. In addition, our decision to sell and/or liquidate all of our European operations effective June 30, 2002 resulted in a decrease of point solutions revenue of approximately $4,400,000 from the same period last year.

Enterprise solutions revenues decreased to $6,926,000 in 2002 from $9,921,000 in 2001. Our light directed order fulfillment systems revenues decreased $5,400,000 in 2002. Sales of these products have been severely impacted by the general economic slowdown and the hesitancy of customers to commit to large system purchases. We expect this slowdown to have a negative impact on the fiscal 2003 light directed revenues. The revenues generated by our eSuite of Java (TM) architected products and services and transportation management systems acquired in 2001 were $200,000 lower than the revenues generated last year. License revenues continue to be below expectations, both as a result of delays in the development (now substantially complete) and roll out of the eSuite of products and the downturn in the economy. Recognition of license revenues had improved in the fourth quarter of 2001and the first half of 2002, but were substantially lower in the second half of 2002. Offsetting these decreases, revenues increased by approximately $2,600,000 as a result of the acquisition of advanced planning and scheduling software in September 2001, which, in turn, was sold in August 2002.

Service, maintenance and other revenues have decreased approximately $6,130,000 from 2001. European service, maintenance and other revenues decreased $2,500,000 in 2002, primarily as a result of our decision to sell and/or liquidate all of our European operations effective June 30, 2002. In addition, our North American service, maintenance and other revenues decreased approximately $3,600,000 in 2002, resulting primarily from a large $2,200,000 cable installation project in 2001, the reduction in the broadband cabling market due in part to the downturn in the general economy last year and our resulting decision in July 2002 to close down the wireless and cable installation division.

GROSS PROFIT

Gross profit decreased by approximately $9,261,000 (or 43.1%) to $12,200,000 in 2002. As a percent of operating revenues, gross profit was 33.9% in 2002 as compared to 36.4% in 2001. The decreased revenue from higher margin software and light directed order fulfillment systems has unfavorably impacted the gross profit percentage. These decreases, together with our planned reduction of point solution sales have substantially impacted the ability of the company to cover non variable costs and therefore reduced the gross profit percentage in 2002. In addition, inventory reserves increased approximately $300,000 to provide for discontinued products. Offsetting these decreases, the gross profit percentage was favorably impacted by a higher percentage of professional services revenues and higher product margins generated by the entities acquired during 2002.

OPERATING EXPENSES

Selling and administrative expenses decreased $12,007,000 (or 34.8%) to $22,503,000 in 2002. At the end of 2001 we initiated various cost reduction measures which continued throughout 2002, including a 67% reduction in the number of our North American employees, facilities consolidations, as well as reductions in other expenses such as marketing and advertising, non essential travel and other headcount-related expenses. As a result, we reduced our selling and administrative expenses by approximately $7,000,000 in North America. In addition, prior to the sale and/or liquidation of all of our European operations effective June 30, 2002, we had also reduced headcount by approximately 25% and curtailed non-essential travel and marketing expenses in Europe. These reductions, together with the elimination of all European selling and administration expenses in the fourth quarter, resulted in a reduction of approximately $5,000,000 in 2002. Offsetting these decreases, the 2002 acquisitions accounted for approximately $900,000 of additional selling and administrative expenses.

Research and development expenses have decreased approximately $2,859,000 (or 40.6%) to $4,180,000 in 2002 from $7,039,000 in 2001. In 2001, following our acquisition of the core eSuite functionality in September 2000, we invested substantially in the completion of the eSuite of Java (TM) architected products in order to achieve commercial stability. While on-going research and development continued in 2002, the R&D expenditures related to these products have decreased approximately $1,700,000 from the prior year. Other factors impacting R&D were reductions of approximately $1,500,000 of expenditures incurred in the development of warehouse management products and transportation management systems, with the latter decrease resulting primarily from the disposal of the transportation management system product line in April 2002. Offsetting these decreases, the R&D expenditures on the products acquired with our purchase of DynaSys increased R&D by approximately $500,000 in 2002.

Toward the end of 2001 and throughout 2002, the Company sought to consolidate its facilities. As a result of this process, we either terminated or negotiated a settlement for the remainder of numerous office leases, resulting in additional operating expenses of $1,100,000 and $300,000 in 2002 and 2001, respectively.

The decrease in depreciation of $400,000 and amortization of $14,154,000 was primarily due to corresponding decreases in the related asset levels. This was the direct result of two factors: (i) the write-off of intangible assets in the fourth quarter of fiscal 2001, based on an assessment of the fair value of these assets as of September 30, 2001; and (ii) the adoption of SFAS 142 as of October 1, 2001, which substantially reduced the amount of intangibles that were subject to amortization. These intangibles were being amortized over their estimated lives ranging from 2 to 25 years.

The provision for the impairment of goodwill and other intangibles was $18,974,000 in 2002 and $78,365,000 in 2001. At September 30, 2002, we assessed the carrying value of our remaining goodwill using the criteria established in SFAS 142. As a result of the continuing weak market conditions in our industry, our significant operating losses and stockholders' deficit, we determined that the remaining goodwill of approximately $18,974,000 was impaired and it was written off. At September 30, 2001 we wrote off approximately $78,365,000, as the result of an assessment of the carrying values of our intangible assets recorded in connection with all of our acquisitions. Management undertook this assessment because of the significant negative economic trends impacting our current operations, lower expected future growth rates, a decline in our stock price, and significantly lower valuations for companies within our industry. At the time of our analysis, the net book value of our assets exceeded our market capitalization. Based on our evaluation of these factors, our belief that the decline in market conditions within our industry was significant and permanent, the consideration of all other available evidence, we determined that the fair value of our long-lived assets was less than their carrying value.

In 2001, as a result of the February 2001 acquisition of Transcape, $3,600,000 of the purchase price was charged directly to expense as a write-off of in-process research and development costs, based on a valuation made by an independent valuation firm.

As a result primarily of the impairment charge in 2001 and other factors mentioned above, our operating loss decreased by approximately $82,349,000 to approximately $35,756,000 for fiscal 2002 as compared to approximately $118,105,000 for fiscal 2001.

Interest expense increased by approximately $1,840,000 to $2,875,000 in 2002. This increase is due to increased working capital borrowings at the end of fiscal 2001 and early in fiscal 2002, including approximately $9,000,000 of convertible notes payable, $2,500,000 of demand notes payable, and a $2,400,000 senior credit facility. As a result of an imbedded beneficial conversion feature in a convertible note payable, the Company incurred a non-cash interest charge of approximately $1,200,000 in 2002. These increases were offset by the effects of debt conversions, paydowns or settlements of debt.

The provision for litigation amounted to $2,654,000 and $3,100,000 in 2002 and 2001, respectively. These amounts relate to several matters, which arose in 2001 and were settled in 2002, and are described in Note 16 to the Consolidated Financial Statements.

In 2002, the Company incurred a net loss on sale or liquidation of non-core assets. As more fully described in Note 2 to the Consolidated Financial Statements, this loss is comprised of (1) a $1,200,000 aggregate net gain on the sale of certain non-core product lines and business units and (2) a $4,400,000 loss on companies placed into liquidation during 2002. The net loss on companies in liquidation includes a provision to reduce the net assets to their estimated net realizable values.

The income tax provision was immaterial in both years due primarily to operating losses. The income tax provision is comprised primarily of foreign taxes provided on the profit of certain subsidiaries for which no net operating losses are available or where the utilization of the pre-acquisition net operating losses are an adjustment of goodwill.

LIQUIDITY & CAPITAL RESOURCES

      Based upon our substantial working capital deficiency ($31,923,000) and stockholders' deficiency ($31,709,000) at March 31, 2004, our current rate of cash consumption, the uncertainty of liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations.

      Our audited and unaudited consolidated financial statements have been prepared on a basis that contemplates our continuation as a going concern and the realization of assets and liquidation of liabilities in the ordinary course of business. Our audited and unaudited consolidated financial statements do not include any adjustments, with the exception of the provision to reduce the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If we fail to raise capital when needed, the lack of capital will have a material adverse effect on our business, operating results and financial condition.

      The successful implementation of our business plan has required, and will require on a going forward basis, substantial funds to finance (i) continuing operations, (ii) further development of our enterprise software technologies,
(iii) settlement of existing liabilities including past due payroll obligations to its employees, officers and directors, and (iv) possible selective acquisitions to achieve the scale we believe will be necessary to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds.

      During fiscal 2003 and through the six months ended March 31, 2004, the continued softness in the enterprise applications software and telecommunications industries continued to have a substantial negative impact on our results of operations. These factors, in combination with our continuing negative operating cash flows, placed significant pressures on our financial condition and liquidity and negatively impacted our operations. Operating activities resulted in cash consumption of $2,154,000 in 2003 and $190,000 for the six months ended

March 31, 2004 primarily due to our losses. During fiscal 2003 and the six months ended March 31, 2004, we funded our operating activities primarily with $1,987,000 and $137,000, respectively, of net proceeds from notes and convertible notes payable-related parties and $250,000 of other debt financing in fiscal 2003. At March 31, 2004, we only had approximately $6,000 of cash.

Outlook

      Our sources of ongoing liquidity include the cash flows of our operations, potential new credit facilities, and potential additional equity investments. Consequently, we continue to aggressively pursue additional debt and equity financing, the restructuring of certain existing debt obligations and the reduction of our operating expenses. In addition, we have structured our overall operations and resources around high margin enterprise products and services. However, in order to remain in business, we must raise additional cash in a timely fashion.

      The following initiatives related to raising the required funds, settling liabilities and/or reducing expenses have been completed or are in process:


      (i) As of July 30, 2004, we had borrowed approximately $6,528,000 from MidMark Capital, L.P., a company that owns shares of our preferred and common stock. MidMark Capital, L.P. and its affiliate, MidMark Capital II, L.P., and certain individuals related to these two entities are referred to collectively as "MidMark."


      Included in the aforementioned amount payable to MidMark is $281,287, which has been borrowed under a Grid Note which provides for up to $1,000,000 of availability from MidMark. This note will be funded by the proceeds, if any, from the sale of any shares of our common stock held by MidMark.

      (ii) We completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell our five remaining European operations, and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the three months ended March 31, 2004, we recognized a noncash gain of $320,000 from the approval by creditors of the liquidation of the net liabilities of our U.K. subsidiary. Upon legal resolution of the approximately $7,644,000 of net liabilities of the remaining European entities as of March 31, 2004 we expect to recognize a non-cash gain (without any significant cash outlay); however, the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.


      (iii) We have continued to reduce headcount (to approximately 17 employees in our continuing North American business at July 30, 2003, of whom 4 were furloughed until additional funds are raised), consolidate facilities and generally reduce costs.


      (iv) Effective July 31, 2003, we completed the sale of 10,000,000 shares of our common stock, which had an estimated fair market value at that time of approximately $400,000, to American Marketing Complex, Inc.. Payment for this purchase was in the form of cash equivalent trade credits with a face value of $4,000,000, which we can utilize for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the cash equivalent trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless we exercise an option to extend the agreement for one year.

      (v) We are seeking to settle certain of our current liabilities through non-cash transactions. We are negotiating with vendors to settle balances at substantial discounts, including through the use of the cash equivalent trade credits set forth in (iv) above. In addition, we are negotiating to settle certain notes payable and approximately $4,100,000 of litigation related accruals at a discount or with the issuance of shares of either ours or XeQute Solutions, Inc. As of June 16, 2004, we have settled $994,500 in accounts payable for $266,600 in cash.

      (vi) To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and short-term borrowing repayment.

      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the third quarter of fiscal 2004 when 2, 250,000 of secured convertible notes were issued.

      (vii) In connection with the sale of the convertible notes and warrants as described above, we and MidMark have entered into an Investment Restructuring Agreement on May 26, 2004 whereby:

      1. All warrants held by MidMark for the purchase of our common stock have been exercised by applying the $281,287 owed by us to MidMark under the Grid Note at March 31, 2004, as described above, in complete satisfaction of the exercise price for such warrants, resulting in the issuance of 5,569,980 shares of our common stock to MidMark.

      2. The warrants held by MidMark for 60,000 shares of XeQute Solutions, PLC have been converted into a warrant for 240,000 shares of our common stock, exercisable at $0.01 per share, which has been exercised by reducing the amount of indebtedness owed by us to MidMark in the amount of $2,400 resulting in the issuance of 240,000 shares to MidMark.


      3. In connection with this transaction, we exchanged 997 shares of class C preferred stock held by MidMark for class C-1 convertible preferred stock on a 1:1 basis whereby the class C-1 preferred stock provides conversion rights at least as favorable as the conversion rights under the secured convertible notes.


      4. We authorized a class of convertible preferred shares (class D) providing for a liquidation preference equal to the amount paid for such shares together with a 10% per annum return and conversion rights on the same terms as the conversion rights under the secured convertible notes. We will issue approximately 7,391 shares of class D convertible preferred stock to MidMark eliminating the rest of the indebtedness owed by us to MidMark.

      5. We and MidMark entered into a Redemption Agreement providing for the redemption of such class D preferred stock which may be redeemed for payment of an amount equal to $504,713; which redemption shall occur upon the earlier of
(x) December 31, 2004, or (y) the receipt by us of a tax refund, which refund is expected in the third quarter of fiscal year 2004.

      6. We granted registration rights to MidMark with respect to any unregistered shares of our common stock identical to those provided under the terms of the Securities Purchase Agreement. In furtherance of this, MidMark, under the terms of a customary lock-up agreement, agreed not to sell any shares of common stock until the earlier of (x) one year after the effective date of this prospectus or (y) the sale by the Securities Purchase Agreement investors of common stock which in the aggregate exceeds two thirds (as determined by value) of the common stock received by the Securities Purchase Agreement investors in connection with the exercise of their conversion rights under the secured convertible notes.

      A portion of the proceeds of the secured convertible notes was used to repay the balance of a note payable to Aryeh Trust ($294,400 as of March 31, 2004).

      While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in market prices and rates.

      We are exposed to market risk because of changes in foreign currency exchange rates as measured against the U.S. dollar and currencies of our subsidiaries in Europe, which are currently in liquidation. We do not anticipate that near-term changes in exchange rates will have a material impact on our future earnings, fair values or cash flow, especially now that all of the European operations have been either sold or placed into liquidation. However, there can be no assurance that a sudden and significant change in the value of European currencies would not have a material adverse effect on our financial condition and results of operations.

      Our short-term debt bears interest at variable rates; therefore, our results of operations would only be affected by interest rate changes to the short-term debt outstanding. An immediate 10 percent change in interest rates would not have a material effect on our results of operations over the next fiscal year.

                                    BUSINESS

OVERVIEW

      We are a provider of supply chain management (SCM) technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7- days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

      We have achieved our current focused product and service portfolio as a result of various acquisitions over the past four years, with the more recent ones being described in the "Acquisitions" section of Note 2 to our Consolidated Financial Statements and through the sale and/or disposal of certain businesses no longer core to our strategy over the past two years as described in the "Disposals" Section of Note 2 to our Consolidated Financial Statements. Our customers are able to maximize the efficiency of the flow of inventory through their supply chains, by implementing our integrated systems. Our customers use our software to reduce procurement and distribution costs, and manage and control inventory along the supply chain, thereby increasing sales and improving customer satisfaction and loyalty. We also resell third party software and hardware as part of our integrated solutions. We provide service and support for all of our software and systems from established facilities in North America.

      Historically, we have sold our products and services worldwide, but now operate primarily in North America, through a direct sales force and through strategic reseller alliances with complementary software vendors and consulting organizations. We target customers with a need to manage high volumes of activity along their supply chains from order intake and fulfillment, through inventory, warehouse and distribution center management to the ultimate delivery of goods to end users.

      Our total revenues for the fiscal year ended September 30, 2003 were $4,226,000, approximately 100% of which were generated by our North American operations. For the comparable periods ended September 30, 2002 and 2001 we reported $36,135,000 and $59,087,000 in revenues, approximately 43% and 51% of which were generated by our North American operations, respectively. For the three and six months ended March 31, 2004, our total revenues were $517,816 and $1,350,086 compared to $1,174,553 and $2,456,689 for the three and six months ended March 31, 2003. The decrease in our revenue was primarily attributable to our termination of our overseas operations.

      Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey and our telephone number is (908) 756-2000. We were organized in the State of New Jersey in November 1974.

OUTLOOK

      The successful implementation of our business plan has required, and will require on an ongoing basis, substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) expected future operating losses, (iv) the settlement of existing liabilities, including past due payroll obligations to our employees, officers and directors, and (v) from time to time, selective acquisitions. In order to meet future cash flow needs, we are aggressively pursuing additional equity and debt financings including through our enterprise software subsidiary XeQute Solutions, Inc., and continued cost cutting measures. Historically, we have financed these activities through both equity and debt offerings. There can be no assurance that we will continue to be successful in these efforts. As a result there is substantial doubt as to our ability to continue as a going concern.

      Throughout 2003, we experienced continued weakness in our core markets, continued operating losses and a consistent shortfall in working capital. In order to survive in these circumstances, we continued our strategy to


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


focus on our core enterprise level products, while continuing to reduce costs.

      By the summer of 2002, it became apparent that the sharp downturn in capital spending in our major markets was likely to continue for the foreseeable future. This factor combined with the continuing working capital shortfall (which had already caused us to focus on our enterprise level software and sell off non-core businesses to raise cash to fund current operations as mentioned above) required us to look anew at our operations with a view to raising additional working capital and to reducing costs further. In light of the depressed price of our common stock and the related shrinking trading volumes, we elected to fund our enterprise software group separately from us in order to achieve better values than could be obtained by funding through us directly. At the same time as mentioned above, we needed to further contain costs and streamline operations.

      In August 2002, we formed a wholly owned subsidiary, XeQute Solutions, Inc., into which, effective October 1, 2002, we transferred all of the assets and certain of the liabilities of our Enterprise Software Division. This action was intended to consolidate all of the enterprise level products and services in one entity, under a single brand, namely XeQute Solutions, to streamline operations, reduce costs, provide a more effective route to market, and also to provide a new platform for hiring. Then in October 2002, we entered into an agreement with underwriter Charles Street Securities to raise approximately $3,800,000 of equity into XeQute Solutions, Inc., on a best efforts basis, in a United Kingdom offering of XeQute Solutions Plc, the parent company of XeQute Solutions, Inc., under the terms of which we would retain control of XeQute Solutions, Inc. Pending completion of this offering, Charles Street Securities procured on our behalf a bridge loan in an amount of $500,000; $250,000 equally from the Aryeh Trust and MidMark Capital. MidMark Capital is a shareholder of ours and certain MidMark Managing Directors have served as directors of us. The offering is no longer going forward.

THE SUPPLY CHAIN MANAGEMENT INDUSTRY

      The term "supply chain management" refers to a wide spectrum of software applications, consulting services, maintenance services and hardware products intended to enable businesses to manage their chains of supply. The primary goals of successful supply chain planning and execution are to reduce the costs of sales, recognize early opportunities and act on them to increase sales and to detect problems as they emerge to address them promptly to reduce their impact on the operations of the business. The SCM industry is evolving toward a more software-driven model as enterprises increasingly seek ways to manage their supply chains in real-time at a lower cost and in a more decentralized environment.

      SCM spending falls within the Information Technology industry. Because SCM technologies and services enable enterprises to manage a critical aspect of their operations, namely the chain of supply of components into products to be manufactured, sold and delivered to end customers, we believe that, despite some cyclicality that may always characterize investment in software, over the long-term, SCM solutions are likely to remain significant factors in corporate IT budgeting. We believe that applications and value-added services such as implementation and consulting will play a more significant role in the overall IT investment of companies in our target market, as enterprises increasingly focus on generating the highest return possible on their asset base-the primary focus of SCM technology.

THE OPPORTUNITY

      Recent analysis from Gartner Dataquest concludes that as macroeconomic factors that adversely affected spending on technology in 2001 and 2002 begin to ease in 2003 and beyond, users will want to derive more value from the effective integration of existing IT investment. According to Gartner Dataquest outsourcing demand will continue to spur information technology growth over the next few years, and pent-up demand for consulting as well as development and integration of new technologies will be important growth factors.

      According to the U.S. Bureau of Commerce, approximately 10% of the U.S. gross domestic product, or more than $900 billion in 1999, is spent annually on the movement and storage of raw materials, parts, finished goods and other activities along the supply chain. Globalization and the rise of the Internet are working in conjunction as catalysts for the emergence of supply chain technologies designed not only to reduce the costs inherent in the global economy, but to give enterprises unprecedented visibility into and dynamic control over their supply chains. Our strategy is grounded in the conviction that supply chain optimization and management, driven by software applications and integrated systems is a long-term growth industry still in its early stages of development, in which there is an attractive opportunity for companies with sufficient scale and the right product set to emerge as global leaders in this industry.

      AMR Research had forecasted the worldwide SCM industry to reach $21 billion by 2005, a five year compound annual growth rate of approximately 32%. Application software license revenues, which in 2001 comprised an estimated 41% of total SCM industry sales, according to AMR, are forecast to continue to grow at a 29% compound annual growth rate and to reach nearly $8 billion by 2005. Software maintenance, which AMR estimated to generate nearly $1 billion in industry revenues in 2001, is expected to grow at a 36% compound annual growth rate and to reach $3 billion by 2005.

      The two largest geographic markets for SCM technology and services are North America and Europe. AMR estimated that in 2001 these two markets accounted for roughly 86% of worldwide sales, with the North American market expected to grow at a 28% annual compound growth rate through 2005 and Europe expected to grow at a 38% annual compound growth rate over the same period. In light of the continuing impact of the recessionary economies in North American and Europe, management believes that AMR's current industry growth forecasts may prove to be aggressive. Asia/Pacific and Central and South America are forecast to grow more rapidly over this period, but today these markets account only for an estimated 13% of industry sales and are forecast to reach about 17% by 2005.

The industry opportunity is being defined by three worldwide trends:

Two Major Catalysts: Global Competition and the Internet

      Many observers point to two fundamental drivers of long-term growth in the SCM industry: (i) the increase in globalization and the competitive pressures that trend is creating for businesses; and (ii) the rise of the Internet as a medium for commerce at virtually every level of the economy.

      As competitive barriers fall around the world, we believe that there is a secular trend toward more open global commerce that has the potential to impact businesses of nearly every size. This may create opportunities for our products in large as well as in small enterprises.

      Coincidental with the increase in the pressures of global competition, has been the arrival of the Internet. Electronic commerce is characterized by more interdependent relationships among companies, their vendors and their customers. Managing the supply chain in an e commerce environment lies at the heart of our suite of products.

An Industry Evolving

      Despite billions of dollars of capital investment in new software systems in the decade of the nineties, the benefits of this investment have been achieved more slowly than corporate buyers had expected. As corporate buyers began to return to their technology needs during 2002 and into 2003, after a slowdown in 2001 and early 2002, their approach is a more modest one, seeking affordable solutions targeted at specific problems and whose projected return on investment can be more rigorously assessed.

      We are focusing the marketing of our product portfolio to meet such buyer expectations and are seeking to offer specific supply chain products, at a predictable total cost of ownership, with predictable time to complete implementation.

Beyond the "Four Walls"

      Traditionally, companies have viewed their supply chains as a series of discrete activities that could be managed largely independently of each other and almost certainly independently of a company's vendors and customers. This approach is changing. Corporate buyers understand the interdependence of each stage and of each participant in the supply chain and are seeking "visibility" into their supply chain.

      This transition to a new operating model poses challenges for corporate managers because few internal IT systems or business practices are yet fully capable of taking advantage of the new opportunity to access and manage enterprise information in a decentralized environment. Increasingly, corporations are taking advantage of opportunities to add value at many more places along the supply chain. This is placing a more complex set of functional needs on legacy supply chain management practices and technologies. These challenges include:

      Implementing  and  managing  more  dynamic,   customer-driven  fulfillment
processes;

      Supporting a new array of relationships with partners, vendors, trading partners and customers;

      Enhancing visibility into order, inventory, warehouse and transportation status;

      Improving real-time co-ordination among enterprise facilities;

      Extending supply chain visibility beyond the enterprise;

      Permitting dynamic scalability to address unpredictable increases in transaction volumes;

      Allowing least-cost routing;

      Enabling the application of value-added services along the supply chain;

      Providing means to monitor activity along the supply chain; and

      Managing events in the supply chain in the optimum time to take advantage of revenue opportunities and avoid costs.

      A premium is developing on SCM systems and software that are more integrated, scaleable, offering real- time capabilities and that can support a more complex and dynamic web of business relationships with vendors, partners and customers. We believe that our software and services, coupled with our expertise in the areas of order fulfillment, inventory, warehouse and transportation management offer important value-added in the evolving SCM marketplace.

OUR BUSINESS AND PRODUCTS

      We are a provider of products designed to meet the emerging opportunity described above. These products principally involve the provision of services and enterprise level software for order fulfillment comprising order management, warehouse and inventory management and distribution management. This market is sometimes referred to as supply chain "execution management" software. The business benefits from an established, revenue- producing suite of proven products which have been sold to a client base consisting principally of Fortune 500 clients in the United States, in our target vertical markets. These vertical markets are pharmaceuticals; consumer packaged goods, third party logistics providers; and bulk food distributors.

      The following summary relates to the product lines currently offered by us, principally through our wholly-owned subsidiary, XeQute:

1. Warehouse Management Systems (WMS) Products - the eSuite Software Products

Our core product offerings are our Java-architected, enterprise level, supply chain execution systems, which include order management (eOMS) and warehouse management (eWMS) applications. Our eSuite of products promotes collaboration and the exchange of "real-time" critical information among users within their trading environment, including employees, distributors, manufacturers, suppliers and customers. Portable by design, the eSuite of products can operate across multiple operating and hardware environments, incorporate the ability to utilize various database options, and can easily be integrated with existing IT infrastructure and third party applications.

      eWMS is a Java architected warehouse management system that provides companies with real-time insight into warehouse operations and inventory availability. eWMS is a true multi-warehouse/owner system that can be deployed across industries and has specific functionality for food and third party warehouse/logistics environments. eWMS can be implemented to interface with existing enterprise applications or as an integrated component of eOMS to facilitate a complete supply chain execution solution.

      eOMS is a web-based order management system that integrates all users in a real-time environment: internal employees, external sales force, distributors, and customers, through any means of deployment: Internet, Intranet, or Extranet. eOMS provides companies with maximized selling opportunities by capturing valuable buying pattern information and then uses this information to broadcast suggestive selling and promotional opportunities as well as many other benefits. The eOMS market is potentially the single largest of our products because order management is a function performed by every business irrespective of whether they operate a warehousing and distribution facility. The importance of this market is highlighted by the fact that over the past eighteen months, two of the larger ERP vendors, PeopleSoft and JD Edwards, among others have entered this segment of the market. We intend to devote marketing resources to exploit this opportunity.

      eOMS represents one of the largest, new market opportunities for us. Every business has a requirement to manage its customers' orders properly. Ideally, the order management system should ensure accurate order entry and timely fulfillment while providing readily available information to customers on progress in meeting their respective orders. Very few existing order management systems provide all of this functionality, or all of this functionality in an easily accessible form. In contrast, eOMS addresses these needs in a single complete package. First, the system allows customers to enter their orders directly through a browser-based solution. This permits customers to not only self enter their orders, but also to track the progress of, and if required change, such orders during the fulfillment process in real time over the internet. Again, being Internet based allows for access to, and collaborative trading among, all of the participants in the chain of supply, namely customers, employees and vendors.

      We have commenced a sales campaign targeted at our existing customer base initially, with plans to reach the broader market after implementing the system in certain existing accounts.

      In conjunction with the sale of the WMS product suite, we also provide customers with software maintenance support, business and warehouse consulting, and other implementation services, including system design and analysis, project management, and user and technical training.

      Customers which have purchased a warehouse management system from us during the period 2000-2002 have included major US companies such as: McLane, a division of Walmart Stores and the largest distribution company in the world, Iowa Beef, ConAgra,CDC Distribution, ABX Logistic, Air Express International, Branch Electric, Land O'Lakes Dairy, Avery Dennison, The General Printing Office (US Government) and Rand McNally. The first release of the E Suites product was delivered to a large retailer in February 2001, who indicated that the software was capable of processing in excess of 100,000 transactions per hour per distribution center (of which there were 19). A product for the bulk food and 3PL vertical markets was released in 2002.

      The eSuite product line was recently rewritten in JAVA. We believe that the eSuite product line is presently one of the few completely integrated internet-based order fulfillment systems in the world. The competitive importance of this was recently highlighted by SAP's announcement that its web strategy would center on a new JAVA version of its SAP R/3 operating system. The JAVA language is critically important to the future of our development in that it is the first software language to be independent of both operating platforms and databases; that is to say this software can run in any IT environment without extensive modifications.

iSeries WMS

      The original product developed by Renaissance was a warehouse management system, iWMS, developed exclusively for use in an AS/400 environment. IWMS provides the stability, security and ease-of-implementation that AS/400 users have learned to expect and mandate. iWMS is a well established, highly functional, warehouse management system, that is currently installed worldwide in a variety of industries including, third part logistics (3PL), pharmaceutical, cosmetic and fragrance, food, office supplies, furniture, fast moving consumer goods among others.

2. Light-Directed Picking and Put Away Systems

      The terms "light-directed" or "light-prompted" systems refer to the stock picking (or put away) functions in warehousing management systems whereby a light automatically shines in the sector where stock needs to be picked. Such "light-directed" stock picking systems have a proven track record for making the order fulfillment process dramatically more efficient with a very significant reduction in the error rate in the stock picking function and a measured improvement in productivity.

      Our light-directed family of software picking systems was originally developed by our subsidiary, Data Control Systems. The products offer a design and implementation of state-of-the-art, IT-based solutions that dramatically improve productivity for the order fulfillment and warehouse management functions in manufacturing and distribution companies.

      Our light-directed picking solutions interface with a number of ERP systems and can be modified to work with almost any system. The order control/fulfillment systems represent an important facet of the complete E-commerce system. While E-commerce marketing and order taking engines can generate substantial sales, without an optimized order fulfillment process, the promise of E-commerce will not be fully realized by companies.

      The industry has recognized our products and services and they were awarded the "Modern Materials Handling" Productivity Achievement Award in 1999 and the Vendor of the Year for Merck Pharmaceuticals in 1998. Our product line includes a mobile cart based system that appeals to a broader customer base. This system, CartRite, utilizes light panels and advanced wireless communications in its warehouse management application.

      Typically, after introduction of our light-directed order fulfillment system, clients eliminate a portion of the staff they previously required to fill warehouse orders. This is achieved by automating and optimizing the scheduling, method and the order of picking items without any paper. The system thus, among other things, eliminates the multiple steps associated with paper handling and manual reconciliation.

      The software products automate the process from order receipt to final shipment. We have developed standard communication interfaces with the leading ERP vendors including SAP, JD Edwards, Oracle, Peoplesoft and Microsoft Great Plains Resources, and other enterprise level systems. We are an authorized software provider for all the major shippers in the US which includes UPS/FedEx/RPS/USPS. The software is capable of simultaneous production of shipping bar codes when labels are generated.

      Hundreds of our installations of our WareRite Warehouse Management Systems
(WMS), PicRite, TurnRite, and PutRite light-prompt systems are providing results in a wide range of industries, including: pharmaceuticals, cosmetics, publishing, mail order industries, automotive, electronics, direct selling associations, retail and wholesale distribution. The above product lines along with the CartRite system have the potential to enhance its clients' E- commerce related processes. Customers include Merck Pharmaceutical, Pfizer, Wyeth, Estee Lauder, OfficeMax, Rite Aid, Braun Electronics (a wholly owned subsidiary of Gillette) and Dr. Mann Pharma in Germany.

COMPETITION

      The industry today is marked by competition in two industry segments: SCM planning and SCM execution. We compete primarily in the execution segment. In this segment, we face competition from numerous foreign and domestic companies of various sizes, most of which are larger and have greater capital resources. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

Order Management

      The order management market is becoming a center of focus for every business in the world whether or not they run distribution centers. As a result this market segment could become the largest part of our business in the future. The importance of this emerging opportunity is highlighted by the recent entry of JD Edwards, PeopleSoft, i2 and Manugistics into this market. The competition for our eOrder product is believed to be as follows:

      PeopleSoft, an ERP vendor with revenues of $2 billion. We believe that PeopleSoft has a Java-based product offering which is very competitive with that offered by us.

      JD Edwards & Co Inc, an ERP vendor with revenues of approximately $900 million with a presence in the order management segment.

      i2 Technologies, the largest planning supply chain vendor in the US based on revenues, with sales of approximately $500 million.

Execution Management

      In the execution management segment in the US there are approximately 275 companies offering a WMS product, of which only a small number have a top tier product (defined as able to handle warehouse space in excess of 250,000 square feet and at least 100 simultaneous users of wireless devices at any one time) and revenues in excess of $10 million. We believe that we are the only supplier with a complete JAVA based cross-platform solution for Supply Chain Management. In this segment of the industry, our major competitors for the warehouse and inventory management components and the transportation and logistics components of our eSuite product are:

      EXE Technologies, a subsidiary of SSA Technologies, with revenues believed to be approximately $70 million, competes most directly with us in warehouse management in our main vertical markets.

      Manhattan Associates, the largest warehouse management software vendor in the world with annual revenues of approximately $170 million. They focus principally on the AS/400 market in retail distribution and fast moving consumer goods.

      Catalyst International, with revenues of $33 million, provides principally UNIX solution solutions in our vertical markets.

Light-Directed Systems

      In the "Pick-to-light" business, we believe that there are some 25 competitors, of which the largest are Real Time Solutions, Rapistan, Kingsway and Haupt of Austria, all privately held companies. These companies compete with aggressive pricing and turn key solutions. However, our competitive advantage centers on our product's flexibility and software capabilities.

RESEARCH AND DEVELOPMENT

      Our research and development initiatives focus on enhancing the product set with additional functionality aimed at our core vertical markets.

      For the year ended September 30, 2003, there was no research and development spending as we suspended research and development to focus our resources on customer support. For the years ended September 30, 2002 and 2001, research and development expense was $4,180,000 (representing 11.6% of revenues), and $7,039,000 (representing 11.9% of revenues), respectively.

      The high level of research and development expenditures in 2001 arose out of the need to complete the Java-architected, enterprise level SCM suite.

      Our research and development timetable, over the next 24 months for the eWMS product includes a number of features and enhancements, which are budgeted to begin development in mid-2004. However the extent and timing of this development is dependent upon our ability to raise the required funds.

INTELLECTUAL PROPERTY

      We have  seven  trademarks  registered  with the  United  States  Patent &
Trademark  Office.   The  marks  that  we  have  filed  and  received  trademark registration for are as follows:

                                 Application or                     Registration or
          Trademark              Registration No.                   Filing Date
          ---------              ----------------                   -----------
          CARTRITE             Reg. No. 2,274,410                 August 31, 1999
          WARERITE             Reg. No. 2,054,680                 April 22, 1997 (renewed Mar, 2003)
          TURNRITE             Reg. No. 2,060,888                 May 13, 1997 (renewed Mar, 2003)
          SHIPRITE             Reg. No. 2,052,389                 April 15, 1997 (renewed Mar, 2003)
          SCALERITE            Reg. No. 2,050,615                 April 8, 1997 (renewed Mar, 2003)
          PUTRITE              Reg. No. 2,054,679                 April 22, 1997 (renewed Mar, 2003)
          PICRITE              Reg. No. 1,659,547                 October 8, 1991(renewed June 4, 2001)

EMPLOYEES


      At July 30, 2004, we had approximately 17 employees. All of our employees are in North America. Approximately 70% are in Installation and Implementation, 10% in Sales and Marketing (including sales support) and the balance in Executive/Administrative.


      Designing and implementing our software solutions requires substantial technical capabilities in many disparate disciplines, from mechanics and computer science to electronics and mathematics. While we believe that the capability and experience of our technical employees compare favorably with other similar companies, there is no guarantee that it can retain existing employees or attract and hire capable technical employees it may need in the future, or if it is successful, that such personnel can be secured on terms deemed favorable to us.

                            DESCRIPTION OF PROPERTIES

      Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We and our subsidiaries occupy approximately 15,000 square feet of office & warehouse space in a building in South Plainfield, New Jersey under a lease expiring in April 2008. The monthly rent is $10,500. In addition, we lease approximately 2,000 square feet of office space in Paramus, New Jersey, which has been subleased. The lease expires in May 2008, and we pay $4,100 a month and receive $3,100 per month from the subleasee. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      We are party to a number of claims, which have been previously disclosed by us, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of us. However, they could lead to involuntary bankruptcy proceedings.

      a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, was brought by a former employee claiming breach of his employment agreement. On March 19, 2004, a judgment was granted against us in the amount of $350,482, which is unpaid as of June 15, 2004.

      b) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of ours, and us, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. We guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However given our current cash position, we have been unable to pay the judgment and have been pursuing non-cash alternatives.

      c) As part of the settlement entered into between us and three former principals of a company acquired by us in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against us on July 19, 2002 in the United States District Court, District of New Jersey, in the matter captioned Henley et. al. vs. Vertex Interactive, Inc. et. al. The incremental liability has been included in other expense (provision for litigation) for the year ended September 30, 2002. We are currently negotiating with the former owners to accept forms of payment other than cash and there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of our bank accounts, placing a hold on approximately $70,000 of our funds. We, together with our secured lenders, objected to the turnover of these funds, however a turnover order was granted by the court in October 2002.

      d) On or about March 22, 2004, an action against us and our subsidiary Renaissance Software, Inc. was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et. al. The action, which demands $327,676, alleges two months rent totaling $23,737 and an early termination fee of $303,939 to be due Great Oak LLC, the landlord of premises leased to Renaissance Software LLC. We vigorously contest the allegations and anticipate defending the case vigorously.

      e) On February 9, 2003, in the matter captioned Scansource, Inc vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against us in the amount of $142,155, which is unpaid as of June 15, 2004. The action alleged nonpayment by us for computer hardware.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Name                      Age               Position
--------------------------------------------------------------------------------
Hugo H. Biermann           55               Executive Chairman
Nicholas R. H. Toms        55               Chief Executive Officer, Chief
                                              Financial Officer and Director
Otto Leistner              59               Director
Barbara H. Martorano       47               Secretary


      Directors  are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      HUGO H. BIERMANN has served as Executive Chairman of the Board of Directors since July 2001 and served as Joint Chairman and Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Biermann has been a principal in Edwardstone & Company, Incorporated ("Edwardstone"), an investment management company, since 1986 as well as serving as President of Edwardstone since 1989. From 1988 to 1995 Mr. Biermann served as Director and Vice Chairman of Peak Technologies Group, Incorporated ("Peak Technologies"), a company involved in automated data capture technologies.

      NICHOLAS R. H. TOMS has served as Chief Executive Officer and a director since July, 2001 and served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Toms has been a principal of Edwardstone, an investment management company, since 1986 and Chairman and Chief Executive Officer of Edwardstone since 1989. From 1988 to 1997, Mr. Toms served as Chairman, President and Chief Executive Officer of Peak Technologies.

      OTTO LEISTNER has been a Director since April 2000. He has been a Partner since 1995 in Leistner Pokoj Schnedler, a midsize accounting and consulting firm in Frankfurt, Germany with a staff of approximately 100.

      BARBARA H. MARTORANO joined us in June 1990 and has served in a variety of positions, including Sales Order Processing Coordinator, Office Administrator, Executive Assistant to the President, CEO and Chairman of the Board, as well as Corporate Secretary as of January 17, 1996.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly- compensated executive officers whose total annual salary and bonus for the fiscal year ending September 30, 2003, 2002 and 2001 exceeded $100,000:


                                                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Hugo H. Biermann          2003          0          0            0            -            -            -             -
  Executive Chairman of   2002    300,000          0            0            -            -            -             -
  the Board of Directors  2001    300,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Nicholas R. H. Toms       2003     91,667          0            0            -            -            -             -
  Chief Executive Officer 2002    300,000          0            0            -            -            -             -
                          2001    300,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mark A. Flint             2003    218,589 (1)      0            0            -            -            -             -
  Chief Financial Officer 2002    275,000    100,000 (2)        0            -            -            -             -
                          2001     40,104          0            0            -        400,000          -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Donald W. Rowley          2003    101,667 (3)      0            0            -            -            -             -
  Executive VP -          2002    225,000          0            0            -            -            -             -
  Strategic Development   2001    206,731          0            0            -        200,000          -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Robert Schilt             2003    214,475          0            0            -            -            -             -
  Chief Operating Officer 2002    235,828    105,000            0            -            -            -             -
  Exqute Solutions, Inc.  2001    210,000     85,000            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Timothy Callahan          2003    198,750          0            0            -            -            -             -
  Vice President          2002    170,625          0            0            -            -            -             -
  Sales and Marketing     2001    175,125    155,000            0            -            -            -             -


(1)   Mr. Flint was laid off in August, 2003.

(2)   Such amount is accrued however unpaid as of June 16, 2004.

(3) Mr. Rowley resigned as an officer in February, 2003, and was laid off in June, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      During the fiscal year ended September 30, 2003, no stock or stock options were granted.

      Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending September 30, 2003.

STOCK OPTION PLANS

      On October 10, 1985, the board of directors adopted our 1985 Incentive Stock Option Plan which was amended on February 14, 2000. We reserved 8,000,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1985 plan. The 1985 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock options.

      Under the stock compensation plan, we may grant stock options only to employees and consultants. The 1985 stock option plan is administered directly by our board of directors.

      Subject to the provisions of the stock option plan, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.

      As of June 16, 2004, there were 1,828,000 stock options granted under the 1985 plan that were outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Wayne L. Clevenger and Joseph R. Robinson, directors of ours until August 1, 2002, are partners in Midmark Associates, which firm provided consulting services to us. During fiscal 2001 and 2002, we paid $250,000 and $218,000 respectively, to Midmark Associates for consulting services pursuant to a five-year management agreement entered into in September 1999 that was terminated in August 2002 when Mr. Clevenger and Mr. Robinson resigned as directors. In addition, during the year ended September 30, 2001, we issued in the aggregate $5,500,000 of convertible notes payable to Midmark. During the year ended September 30, 2002, Midmark elected to convert approximately $782,000 of principal and $218,000 of accrued interest into 997 shares of Series "C" Preferred Stock. The remaining convertible notes payable of $4,718,717 with accrued interest at prime were convertible into Series "C" Preferred Shares at a conversion price of $1,000 per share, and the Series "C" Preferred Shares in turn were convertible into Common Shares at $0.84 per share. In addition, during the year ended September 30, 2002, we issued $3,000,000 of notes payable convertible into 3,000 shares of Series "C" Preferred Stock and in turn convertible into 3,570,026 shares of Common Stock at $0.84 per share, and borrowed $2,588,900 under a demand note payable and additional $1,113,000 (including $425,000 restricted for usage on XeQute obligations) during 2003. We had an additional $250,000 payable to Midmark at June 30, 2003 under the Bridge Loan. In December 2002, XeQute received an additional $480,000 from Midmark under a Convertible Loan Note with terms similar to the 10% convertible note payable described above. The Convertible Loan Note would have automatically converted into Non-Voting shares of XeQute at $0.672 per share when a minimum subscription of $480,000 of a proposed but now aborted Private Placement had been reached. (See Note 11 to the Consolidated Financial Statements). On August 9, 2002, the remaining balance of the $4,718,717 convertible notes and $1,185,176 of the $3.0 million convertible notes were fully settled with the sale of the French based advanced planning software business to MidMark.

      On January 2, 2001, we awarded Otto Leistner, one of our directors, options exercisable at a price of $5.72 per share for 20,000 unregistered shares of our common stock for the accounting services he performed from September 22, 1999 thru April 17, 2000 prior to his becoming a director. In August 2001, we issued a $359,375 convertible note payable to PARTAS AG, which is owned by Mr. Leistner. This note was to automatically convert into 250,000 shares of our common stock on the day that we obtained the requisite shareholder approval for the issuance of shares to PARTAS AG. Since shareholder approval was not obtained by February 22, 2002, the principal amount plus any accrued interest (at prime rate) became immediately due and payable. On July 31, 2002 this convertible note payable was fully settled with the sale of the German point solutions business to PARTAS AG.

      L. G. Schafran, a former director of ours, provided consulting services to us prior to his election as a director on August 9, 2001. For these services Mr. Schafran received 30,000 non-qualified, in-plan options at an exercise price of $1.51, all of which vested on the date of grant, August 14, 2001. Mr. Schafran resigned as a director of ours on July 8, 2002.


      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors who are also our principal stockholders. In connection with this transaction, we exchanged 997 shares of class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersey Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P. Each share of the class C-1 convertible preferred stock and class D convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or
(ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the preferred stock may be converted. As of July 30, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.09666 and, therefore, the conversion price for the class C-1 and D convertible preferred stock was $.057996. Based on this conversion price, the 997 shares of class C-1 convertible preferred stock were convertible into 17,190,841 shares of our common stock and the 7,391 shares of class D convertible preferred stock were convertible into 127,439,824 shares of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information regarding beneficial ownership of our common stock as of July 30, 2004


      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Hugo H. Biermann                Common Stock          863,010 (4)       1.52%                1.29%
3619 Kennedy Road
South Plainfield, NJ 07080

Nicholas R. H. Toms             Common Stock        1,500,014 (5)       2.66%                2.24%
3619 Kennedy Road
South Plainfield, NJ 07080

Otto Leistner                   Common Stock          572,875 (6)       1.02%                   *
3619 Kennedy Road
South Plainfield, NJ 07080

Barbara Martorano               Common Stock           19,000 (7)          *                    *
3619 Kennedy Road
South Plainfield, NJ 07080

All Officers and Directors      Common Stock        2,954,899 (8)       5.19%                4.41%
As a Group (4 persons)

---------------------------
American Marketing Complex      Common Stock       10,000,000          17.90%               14.91%
330 East 33rd Street, Suite 15M
New York, NY 10016

MidMark Capital II L.P.         Common Stock      142,206,340 (9)      72.43%               68.45%
177 Madison Avenue
Morristown, NJ 07960

Pitney Bowes, Inc.              Preferred A         1,356,852            100%                 100%
One Elmcroft Road
Stamford, CT 06926

Pitney Bowes, Inc.              Preferred B             1,000            100%                 100%
One Elmcroft Road
Stamford, CT 06926

MidMark Capital II L.P.         Preferred C-1             805          80.74%                   0%
177 Madison Avenue
Morristown, NJ 07960

Paine Webber Custodian          Preferred C-1              50           5.02%                   0%
F/B/O Wayne Clevenger
177 Madison Avenue
Morristown, NJ 07960

Joseph Robinson                 Preferred C-1              50           5.02%                   0%
177 Madison Avenue
Morristown, NJ 07960

O'Brien Ltd Partnership         Preferred C-1              50           5.02%                   0%
177 Madison Avenue
Morristown, NJ 07960

MidMark Capital II, L.P.        Preferred D             7,391            100%                   0%
177 Madison Avenue
Morristown, NJ 07960

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 30, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 54,121,958 common shares; 1,356,852 Preferred "A" Shares; 1,000 Preferred "B" Shares; 997 Preferred "C" Shares and 7,391 Preferred "D" Shares outstanding as of July 30, 2004.

(3) Percentage based on 65,551,978 shares of common stock outstanding.


(4) Includes 475,000 shares issuable pursuant to presently exercisable options and 388,010 shares held in the name of Bunter BVI Limited of which Mr. Biermann may be deemed to be a beneficiary. Mr. Biermann, however, disclaims such beneficial ownership.

(5) Includes 475,000 shares issuable pursuant to presently exercisable options, 7,000 shares held by his wife, Caroline Toms, and 75,000 shares held in a trust for the benefit of his daughter, Catherine Toms, of which Mr. Toms is the trustee. Mr. Toms, however, disclaims such beneficial ownership of the shares owned by his wife and in the trust.

(6) Includes 50,000 shares issuable pursuant to presently exercisable options.

(7) Includes 19,000 shares issuable pursuant to presently exercisable options.

(8) Includes 1,019,000 shares issuable pursuant to presently exercisable options and 388,010 shares held by a company for which by Mr. Biermann disclaims beneficial ownership.


(9) Includes 127,439,824 shares issuable upon conversion of class D convertible preferred stock, and 13,880,268 shares issuable upon conversion of class C-1 convertible preferred stock. Also includes 300,000 options and 586,248 shares issuable upon conversion of class C-1 held by its affiliate, MidMark Capital, L.P.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


      We are authorized to issue up to 75,000,000 shares of common stock, par value $.005. As of July 30, 2004, there were 54,121,958 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have engaged Securities Transfer Corporation, located in Frisco, Texas, as independent transfer agent or registrar.

PREFERRED STOCK


      We are authorized to issue up to 2,000,000 shares of Preferred Stock, par value $.01. As of July 30, 2004, there were 1,356,852 shares of Class A Preferred Stock outstanding, 1,000 shares of Class B Preferred Stock outstanding, 997 shares of Class C-1 Preferred Stock outstanding and we are obligated to issue 7,391 shares of Class D Preferred Stock upon the effectiveness of this registration statement. Each share of Class A Preferred is convertible into 1 share of our common stock. Each share of Class B Preferred is convertible into 1,190 shares of our common stock. Each share of the Class C-1 and Class D Convertible Preferred is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


OPTIONS

      There are currently outstanding options to purchase 7,267,106 shares of our common stock consisting of the following: (i) 1,828,000 options granted under our non-qualified plan; and (ii) 5,439,106 options granted under our qualified plan.

WARRANTS

      In connection with a Securities Purchase Agreement dated April 28, 2004, we have issued 2,250,000 warrants to purchase shares of common stock and we are obligated to issue an additional 750,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share.

CONVERTIBLE SECURITIES

      Not including approximately 2,250,000 shares of common stock issuable upon exercise of outstanding options and warrants and 750,000 warrants that we are obligated to issue in the near future, approximately 38,636,364 shares of common stock are issuable upon conversion of outstanding promissory notes, which includes 38,636,364 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 28, 2004. The 750,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated April 28, 2004, which requires that 750,000 warrants be issued together with $750,000 in secured convertible notes within five business days of this prospectus being declared effective.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes, and (ii) warrants to purchase 3,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement.

      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in- interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name          Notes, Preferred     Full       Prospectus    Before the  Owned Before    Offering     Offering
                      Stock and/or       Conversion       (1)       Offering**   Offering**        (3)           (3)
                       Warrants*
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    20,251,617       27.36%         Up to         2,631,739      4.99%           --            --
(2)                                                   4,612,400
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         23,088,441       30.04%         Up to         2,631,739      4.99%           --            --
Partners, LLC (2)                                     5,258,500
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     11,415,793       17.51%         Up to         2,631,739      4.99%           --            --
(2)                                                   2,600,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         2,323,114        4.14%         Up to         1,718,412      3.10%           --            --
Capital Partners                                      529,100
II, LLC (2)                                           shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
MidMark Capital,         586,248        1.08%         Up to           586,248      1.08%           --            --
L.P. (4)                                              34,103
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
MidMark Capital II,  141,320,091       72.44%         Up to         2,631,739      4.99%           --            --
L.P. (4)                                              3,807,420
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Paine Webber             862,129        1.58%         Up to           862,129      1.58%           --            --
Custodian F/B/O                                       50,151
Wayne Clevenger                                       shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Joseph Robinson          862,129        1.58%         Up to           862,129      1.58%           --            --
                                                      50,151
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
O'Brien Ltd              862,129        1.58%         Up to           862,129      1.58%           --            --
Partnership (5)                                       50,151
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Matthew Finlay &         137,941        0.26%         Up to           137,941      0.26%           --            --
Teresa Finlay                                         8,024
JTWROS                                                shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

      * This column represents an estimated number based on conversion prices as of a recent date of July 30, 2004 of $.057996 and $0.053163, divided into the principal amount.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


      (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 30, 2004, 50% of the secured convertible notes would have had a conversion price of $.057996 and the other 50% of the secured convertible notes would have had a conversion price of $.053163. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

(4) The selling stockholders are affiliates of each other because they are under common control. MidMark Capital,

L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates Inc. MidMark Associates Inc., of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by
MidMark Capital, L.P. MidMark Capital II, L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates II LLC. MidMark Associates II LLC, of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by MidMark Capital, L.P. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5) O'Brien Ltd Partnership is controlled by its two General Partners, Denis Newman and Mary Newman.

TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement.

      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.30; or

      o 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form S-1 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the secured convertible notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $3,000,000 of notes on July 30, 2004, at conversion prices of $0.057996 and $0.053163, the number of shares issuable upon conversion would be:

$1,500,000/$0.057996  =  25,863,853 shares
$1,500,000/$0.053163  =  28,215,112 shares
-------------------------------------------
               Total  =  54,078,965 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 29, 2004 of $0.12.


50% of Secured Convertible Notes
--------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.054                   27,777,778                       34.06%
50%                   $.06                       $.036                   41,666,667                       43.66%
75%                   $.03                       $.018                   83,333,334                       60.78%


50% of Secured Convertible Notes
--------------------------------

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                   Outstanding
Market                 Share                     at 45%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.09                       $.0495                  30,303,031                       36.04%
50%                   $.06                       $.033                   45,454,546                       45.81%
75%                   $.03                       $.0165                  90,909,091                       62.83%

                                  LEGAL MATTERS

      The validity of the issuance of the shares being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements as of and for the year ended September 30, 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated January 15, 2004, which includes an explanatory paragraph relating to our ability to continue as a going concern. The consolidated financial statements as of and for the year ended September 30, 2002 included in this prospectus have been audited by WithumSmith+Brown, P.C., independent registered public accounting firm, as stated in their report dated April 30, 2003 (July 31, 2003 as to Notes 1 and 19 of the September 30, 2002 financial statements), which includes an explanatory paragraph relating to our ability to continue as a going concern. The consolidated financial statements of Vertex Interactive, Inc. for the year ended September 30, 2001 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein. Such consolidated financial statements have been so included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

      On April 9, 2002, Ernst & Young LLP resigned as our auditors.

      The reports of Ernst & Young on our consolidated financial statements for the fiscal years ended September 30, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for their report dated January 25, 2002 on our consolidated financial statements as of September 30, 2001 and 2000 and for each of the three years in the period ended September 30, 2001, which contained an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern.

      In connection with the audits of our consolidated financial statements for each of the two fiscal years ended September 30, 2001 and 2000, and in the subsequent interim period through April 9, 2002, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report.

      In connection with the audit of our 2001 consolidated financial statements, Ernst & Young advised us and our Audit Committee that material weaknesses existed with regard to our financial accounting systems, including the financial reporting and closing process, impacting our ability to timely prepare accurate financial statement

      We requested Ernst & Young to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 16, 2002 was filed as Exhibit 16 to our Form 8-K dated April 9, 2002.

      On September 23, 2003, WithumSmith+Brown, P.C. resigned as our independent registered public accounting firm.

      WithumSmith+Brown's report on our consolidated financial statements as of and for the year ended September 30, 2002 dated April 30, 2003 (July 31, 2003 as to Notes 1 and 19) contained an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. WithumSmith+Brown did not audit our financial statements as of and for the year ended September 30, 2001, which were audited by Ernst & Young, LLP.

      In connection with the audit of our financial statements as of and for the year ended September 30, 2002, WithumSmith+Brown was engaged on May 14, 2002 and resigned on September 23, 2003, as set forth above. With respect to such period only, there were no disagreements with WithumSmith+Brown on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of WithumSmith+Brown would have caused WithumSmith+Brown to make reference to the matter in their report.

      In connection with the audit of our financial statements as of and for the year ended September 30, 2002, WithumSmith+Brown advised us and our Audit Committee that material weaknesses existed with respect to the timely preparation of financial statements and the recordkeeping process at certain foreign locations.

      We provided WithumSmith+Brown with a copy of the foregoing disclosures and requested that WithumSmith+Brown review such disclosures and provide us with a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-B stating whether they agreed with those disclosures. A copy of such letter was filed as Exhibit 16 to our Amendment to Form 8-K, filed November 5, 2003.

      On October 2, 2003, we engaged J. H. Cohn LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2003. Our Board of Directors approved the appointment of J. H. Cohn LLP as our auditors. During our fiscal years ended September 30, 2001 and September 30, 2002 and the period fom January 1, 2003 to September 23, 2003, we did not consult J.H. Cohn LLP with respect to any of the matters contemplated by Item 304(a)(2)(i) - (ii) of Regulation S-K.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Vertex Interactive, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

         Reports of Independent Registered Public Accounting Firms                          F-1 to F-3

         Consolidated Balance Sheets as of September 30, 2003 and 2002                      F-4 to F-5

         Consolidated Statements of Operations for the years ended September 30,
                  2003, 2002 and 2001                                                          F-6

         Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
                  for the years ended September 30, 2003, 2002 and 2001                    F-7 to F-8

         Consolidated Statements of Cash Flows for the years ended September 30,
                  2003, 2002 and 2001                                                          F-9

         Notes to Consolidated Financial Statements                                        F-10 to F-45

         Condensed Consolidated Balance Sheets as of March 31, 2004 (Unaudited)
                  and September 30, 2003                                                   F-46 to F-47

         Condensed Consolidated Statements of Operations for the three
                  and six months ended March 31, 2004 and 2003 (Unaudited)                     F-48

         Condensed Consolidated Statement of Changes in Stockholders' Deficiency
                  for the six months ended March 31, 2004 (Unaudited)                     F-49 to F-50

         Condensed Consolidated Statements of Cash Flows for the six months
                  ended March 31, 2004 and 2003 (Unaudited)                                    F-51

         Notes to the Condensed Consolidated Financial Statements (Unaudited)             F-52 to F-62

FINANCIAL STATEMENT SCHEDULE:

         II - Valuation and Qualifying Accounts
                           Years ended September 30, 2003, 2002 and 2001                       F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vertex Interactive, Inc.:

We have audited the accompanying consolidated balance sheet of Vertex Interactive, Inc. and Subsidiaries as of September 30, 2003, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vertex Interactive, Inc. and Subsidiaries as of September 30, 2003, and their results of operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the consolidated financial statements, among other things, the Company's operations have generated recurring losses and it had working capital and stockholders' deficiencies as of September 30, 2003. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements as of and for the year ended September 30, 2003 do not include any adjustments that might result from the outcome of this uncertainty.

Our audit referred to above also included the information in Schedule II as of and for the year ended September 30, 2003, which presents fairly, in all material respects, when read in conjunction with the consolidated financial statements, the information required to be set forth therein.

/s/ J.H.Cohn LLP
Roseland, New Jersey
January 15, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF VERTEX INTERACTIVE, INC.:

We have audited the accompanying consolidated balance sheet of Vertex Interactive, Inc. and Subsidiaries as of September 30, 2002, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended. Our audit also included the financial statement schedule for the year ended September 30, 2002 listed in the accompanying index. These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vertex Interactive, Inc. and Subsidiaries as of September 30, 2002, and the consolidated results of their operations and their cash flows for the year ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses and, at September 30, 2002 has a working capital deficiency of $27.4 million and a Stockholders' Deficiency of $26.8 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

As discussed in Notes 3 and 4 to the financial statements, the Company changed its method of accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" effective October 1, 2001.

/s/ WithumSmith+Brown, P.C.
Livingston, New Jersey

April 30, 2003 (July 31, 2003 as to Notes 1 and 19 of the September 30, 2002 financial statements)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF VERTEX INTERACTIVE, INC.

We have audited the accompanying consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) of Vertex Interactive, Inc. and subsidiaries for the year ended September 30, 2001. Our audit also included the financial statement schedule for the year ended September 30, 2001 listed in the index to the financial statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Vertex Interactive, Inc. and subsidiaries for the year ended
September 30, 2001 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule for the year ended September 30, 2001, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As more fully discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, negative working capital, rate of cash consumption and lack of sufficient current financing raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The 2001 consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
MetroPark, New Jersey
January 25, 2002

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2003 and 2002

                                     ASSETS                     2003          2002
                                     ------                 ------------- -------------
CURRENT ASSETS:
Cash and cash equivalents                                   $   25,265   $    74,016
Accounts receivable, less allowance for
doubtful accounts of $456,358 and $929,030                     639,208       936,246
Inventories, net of valuation allowances                       537,337       941,357
Prepaid expenses and other current assets                       20,103       263,260
                                                           ------------ -------------
Total current assets                                         1,221,913     2,214,879

Equipment and improvements, net of accumulated
depreciation and amortization of $1,320,152
and $1,200,546                                                  70,249       187,074

Capitalized software costs, net of accumulated
amortization of $231,513 and $115,756                          115,756       231,513
Other assets                                                   111,273       166,965
                                                           ------------ -------------
Total assets                                               $ 1,519,191   $ 2,800,431
                                                           ============ =============

See notes to consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2003 and 2002

           LIABILITIES AND STOCKHOLDERS' DEFICIENCY                2003         2002
           ----------------------------------------          ------------- -------------
CURRENT LIABILITIES:
Senior credit facility                                           $      -      $  145,736
Notes payable - unrelated parties                                 1,869,236     1,602,500
Notes payable - related parties                                   4,095,848     2,588,900
Convertible notes payable - related parties                       2,294,324     1,814,324
Accounts payable                                                  4,533,875     4,429,065
Net liabilities associated with subsidiaries in
liquidation                                                       8,511,077     7,263,694
Payroll and related benefits accrual                              2,622,354     2,074,902
Litigation related accruals                                       4,077,665     4,122,123
Other accrued expenses and liabilities                            4,870,759     3,933,725
Advances from customers                                                 -         343,547
Deferred revenue                                                    305,243     1,317,440
                                                                ------------ ------------
Total liabilities                                                33,180,381    29,635,956
                                                                ------------ ------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value $0.01 per share;
2,000,000 shares authorized, 1,356,852 issued and outstanding
 ($10,000,000 aggregate liquidation preference)                      13,569        13,569
Series B preferred stock, par value $0.01 per share;
 1,000 shares authorized, 1,000 issued and outstanding
 ($1,000,000 aggregate liquidation preference)                           10            10
Series C preferred stock, par value $0.01 per share;
 10,000 shares authorized, 997 issued and outstanding
 ($997,000 aggregate liquidation preference)                             10            10
Common stock, par value $0.005 per share; 75,000,000 shares
 authorized; 48,201,978 and 37,201,978 shares issued at
 September 30, 2003 and 2002,                                       241,011       186,011
Additional paid-in capital                                      155,364,295   154,979,295
Unearned income                                                    (400,000)          -
Accumulated deficit                                            (184,332,055) (180,681,702)
Accumulated other comprehensive loss                             (2,480,790)   (1,265,478)
Less: Treasury stock, 87,712 shares (at cost)                       (67,240)      (67,240)
                                                               -------------  -------------
Total stockholders' deficiency                                  (31,661,190)  (26,835,525)
                                                               -------------  -------------
Total liabilities and stockholders' deficiency                 $  1,519,191   $ 2,800,431
                                                               =============  =============

See notes to consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended September 30, 2003, 2002 and 2001


                                        2003          2002          2001
                                     ------------  ------------  -----------

REVENUES                             $ 4,226,187   $36,135,217   $59,087,470

COST OF SALES                          2,138,883    23,894,594    37,586,253
                                     ------------  ------------  -----------

GROSS PROFIT                           2,087,304    12,240,623    21,501,217
                                     ------------  ------------  -----------

OPERATING EXPENSES:

Selling and administrative             4,642,123    22,503,288    34,510,749
Research and development                     -       4,179,553     7,039,014
Depreciation of equipment
  and improvements                       119,606       820,000     1,220,000
Amortization of intangible assets        115,757       417,162    14,571,510
Provision for termination of leases          -       1,102,984       300,000
In-process research and development
  write-off                                  -             -       3,600,000
Impairment of goodwill and
  other intangible assets                    -      18,973,832    78,364,560
                                     -----------   ------------  ------------
Total operating expenses               4,877,486    47,996,819   139,605,833
                                     -----------   ------------  ------------

OPERATING LOSS                        (2,790,182)  (35,756,196) (118,104,616)
                                     -----------   ------------- ------------
OTHER INCOME (EXPENSES):
Interest income                            2,703        93,967       141,358
Interest expense                        (851,933)   (2,875,396)   (1,035,140)
Provision for litigation claims              -      (2,653,891)   (3,100,000)
Loss on sale or liquidation of
  non-core assets                            -      (3,080,656)          -
Other                                    (10,941)     (367,364)     (703,228)
                                      -----------  ------------   ------------
Net other income (expense)              (860,171)   (8,883,340)   (4,697,010)
                                      -----------  ------------   ------------

LOSS BEFORE PROVISION FOR
INCOME TAXES                          (3,650,353)  (44,639,536) (122,801,626)

Provision for income taxes                   -         134,843       150,476
                                      -----------  ------------   ------------

NET LOSS                             ($3,650,353) ($44,774,379)($122,952,102)
                                     ============ ============= ==============
Net loss per share of common stock:

Basic and diluted                         ($0.09)       ($1.26)       ($3.95)

Weighted average number of
  shares outstanding:

Basic and diluted                     39,671,923    35,649,274    31,128,185


See notes to consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY(DEFICIENCY)
             For the Years ended September 30, 2003, 2002 and 2001

                                         Preferred Stock      Common Stock
                                       ------------------   ----------------   Additional    Deferred
                                                                                 Paid-In    Compensation/
                                        Shares     Amount   Shares    Amount     Capital    Unearned Income
                                        ------     ------   ------    ------   ----------   ---------------
Balance September  30, 2000                 -    $    -   26,267,947 $131,340   $99,563,198 ($461,012)

Exercise of stock options                                    437,481    2,187       908,297
Issuance of stock in connection with
  new investors, net of expenses                           4,186,754   20,933     7,830,033
Stock options issued to
  non-employees                                                                   1,465,756
Issuance of stock in connection
  with retirement of debt and other
  obligations                                                576,501    2,883     2,496,009
Issuance of stock and stock options
  in connection with acquisitions   1,356,852     13,569   3,440,823   17,205    37,014,273
Deferred compensation                                                                44,200   (44,200)
Amortization of deferred
  compensation                                                                                324,655
Other comprehensive income (loss),
 net of tax:
    Net loss
    Change in unrealized foreign
      exchange translation
      gains/losses
Comprehensive income (loss)
                                   ----------   -------  ----------  --------   -----------  ----------
Balance September 30, 2001          1,356,852    13,569  34,909,506   174,548   149,321,766  (180,557)

Issuance of common stock                                     34,404       172        68,844
Issuance of Series B
  preferred stock, net of expenses     1,000         10                             960,990
Issuance of stock in connection
  with acquisitions                                       1,676,168     8,381       930,667
Issuance of stock and stock
  options in connection with
  retirement of debt and other
  obligations                                               581,900     2,910     2,031,153
Purchase of treasury
  stock (47,657 shares)
Conversion of notes payable
 into Series C preferred stock           997         10                             996,990
Amortization of deferred
  compensation                                                                                180,557
Cancellation of common stock                             (1,676,168)   (8,381)     (930,667)
Exercise of stock options                                 1,676,168     8,381       930,667
Settlement of acquisition
  related escrow                                                                   (500,000)
Non cash interest expense                                                         1,168,885
Other comprehensive income
(loss), net of tax:
    Net loss
    Change in unrealized foreign
      exchange translation
      gains/losses
Comprehensive income (loss)
                                   ---------  --------  -----------  --------  ------------  ---------
Balance September 30, 2002         1,358,849    13,589   37,201,978   186,011   154,979,295         -

Common stock issued in exchange
for services                                              1,000,000     5,000        35,000
Common stock issued for trade credits                    10,000,000    50,000       350,000   (400,000)
Net loss
Change in unrealized foreign
  exchange translation gains/losses

Comprehensive income (loss)
                                   ---------  --------  -----------  --------  ------------  ---------
Balance September 30, 2003         1,358,849  $ 13,589  48,201,978   $241,011  $155,364,295 $(400,000)
                                   =========  ========  ===========  ========  ============  =========

See notes to consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
              For the Years Ended September 30, 2003, 2002 and 2001
                                   (continued)

                                                                               Accumulated
                                                                                  Other
                                            Accumulated      Comprehensive    Comprehensive    Treasury
                                              Deficit             Loss         Income/(Loss)     Stock        Total
                                            -----------      -------------    ------------   ----------     -------
Balance September 30, 2000                 ($12,955,221)                      ($1,825,411)    ($45,169)   $84,407,725

Exercise of stock options                                                                                     910,484
Issuance of stock in connection with
  new investors, net of expenses                                                                            7,850,966
Stock options issued to
  non-employees                                                                                             1,465,756
Issuance of stock in connection
  with retirement of debt and other
  obligations                                                                                               2,498,892
Issuance of stock and stock options
  in connection with acquisitions                                                                          37,045,047
Deferred compensation                                                                                               -
Amortization of deferred
  compensation                                                                                                324,655
Other comprehensive income (loss),
net of tax:
    Net loss                              (122,952,102)    $(122,952,102)                                (122,952,102)
    Change in unrealized foreign
      exchange translation
      gains/losses                                               399,104         399,104                      399,104
                                                           --------------
Comprehensive income (loss)                                $(122,552,998)
                                          ------------     ==============      ---------      -------     ------------
Balance September 30, 2001                (135,907,323)                       (1,426,307)     (45,169)     11,950,527

Issuance of common stock                                                                                       69,016
Issuance of Series B
  preferred stock, net of expenses                                                                            961,000
Issuance of stock in connection
  with acquisitions                                                                                           939,048
Issuance of stock and stock options
  in connection with
  retirement of debt and other
  obligations                                                                                               2,034,063
Purchase of treasury stock
(47,657 shares)                                                                                (22,071)       (22,071)
Conversion of notes payable
  into Series C preferred stock                                                                               997,000
Amortization of deferred
  compensation                                                                                                180,557
Cancellation of common stock                                                                                 (939,048)
Exercise of stock options                                                                                     939,048
Settlement of acquisition
  related escrow                                                                                             (500,000)
Non cash interest expense                                                                                   1,168,885
Other comprehensive income (loss),
 net of tax:
    Net loss                             (44,774,379)    $(44,774,379)                                    (44,774,379)
    Change in unrealized foreign
      exchange translation
      gains/losses                                            160,829           160,829                       160,829
                                                         ------------
Comprehensive income (loss)                              $(44,613,550)
                                       -------------     ============        ----------       -------     ------------
Balance September 30, 2002              (180,681,702)                        (1,265,478)      (67,240)    (26,835,525)

Common stock issued in exchange
for services                                                                                                   40,000
Common stock issued for trade credits
Net loss                                  (3,650,353)    $ (3,650,353)                                     (3,650,353)
Change in unrealized foreign
  exchange translation gains/losses                        (1,215,312)       (1,215,312)                   (1,215,312)
                                                         -------------
Comprehensive income (loss)                               $(4,865,665)
                                       -------------     =============       ----------      --------    ------------
Balance September 30, 2003             $(184,332,055)                       $(2,480,790)     $(67,240)   $(31,661,190)
                                       =============                        ===========      ========    ============

See notes to consolidated financial statements.

                            VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                     For the Years Ended September 30, 2003, 2002 and 2001

                                                       2003          2002          2001
                                                   ------------  ------------  ------------
Cash Flows from Operating Activities:
------------------------------------
Net Loss                                            (3,650,353)  ($44,774,379)($122,952,102)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
      Depreciation and amortization                    235,363      1,237,162    15,791,510
      Loss on sale or liquidation of
      non-core businesses and assets                       -        3,080,656         6,951
      Impairment of goodwill and other
          intangible assets                                -       18,973,832    78,364,560
      Stock and stock options issued in
          consideration for services and other
          obligations                                   40,000            -       2,325,850
      Non cash interest expense                             -       1,168,885          -
      Amortization of deferred
          compensation costs                                -         180,557       324,655
      In-process research and development write-off         -             -       3,600,000
  Changes in assets and liabilities, net of
  effects of acquisitions and disposals:
      Accounts receivable, net                          297,038     4,948,464       781,789
      Inventories, net                                  404,020       933,072       530,699
      Prepaid expenses and other current assets         243,157       261,629      (750,052)
      Other assets                                       55,692     1,010,556       252,945
      Accounts payable                                  104,810       184,707     2,548,730
      Accrued expenses and other liabilities          1,472,099     5,580,371     3,577,123
      Advances from customers                          (343,547)      (39,400)      184,663
      Deferred revenue                               (1,012,197)   (1,075,747)     (406,502)
                                                     ------------   ----------   -----------
Net cash used in operating activities                (2,153,918)   (8,329,635)  (15,819,181)
                                                     ------------  -----------   -----------

Cash Flows from Investing Activities:
---------------------------------------
  Additions to equipment and improvements                (2,781)     (172,458)  (1,070,668)
  Proceeds from sale of assets, net of cash sold            -       1,184,231       18,378
  Acquisition of businesses, net of cash acquired           -             -     (4,626,222)
                                                     ------------  -----------  -----------
Net cash provided by (used in) investing
activities                                               (2,781)    1,011,773   (5,678,512)
                                                     ------------  -----------  -----------
Cash Flows from Financing Activities:
-------------------------------------
  Loans payable bank, net                                   -        (683,386)    (183,158)
  Proceeds from senior credit facility and
     notes payable                                      250,000     3,186,000
  Payment of senior credit facility and
     notes payable                                     (145,736)   (2,933,645)    (272,500)
  Payment of mortgages                                      -         (49,564)     (69,205)
  Payment of capitalized lease obligations                  -        (127,656)    (625,422)
  Proceeds from other long-term borrowings                  -             -        437,816
  Proceeds from notes and convertible notes
  payable - related parties                           1,986,948     5,588,900    5,859,375
  Net proceeds from issuance of stock                       -       1,030,168    8,773,373
  Proceeds from exercise of stock options                   -             -        910,484
  Purchase of treasury stock                                -         (22,071)         -

                                                     ------------  -----------  -----------
Net cash provided by financing activities             2,091,212     5,988,746   14,830,763
                                                     ------------  -----------  -----------

Effect of exchange rate changes on cash                  16,736        (8,090)     185,378
                                                      -----------  -----------  -----------
Net Decrease in cash and cash equivalents               (48,751)   (1,337,206)  (6,481,552)

Cash and Cash Equivalents at Beginning of year           74,016      1,411,222   7,892,774
                                                      -----------  -----------  -----------
Cash and Cash Equivalents at End of year                $25,265    $    74,016  $1,411,222
                                                      ===========  ===========  ===========
Cash paid for:

Interest                                             $   72,000    $  930,000    $ 671,000
Income taxes                                         $      -      $  237,000    $ 134,000

See notes to consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. RECENT DEVELOPMENTS AND NATURE OF PRESENTATION

BACKGROUND AND DESCRIPTION OF BUSINESS

Vertex Interactive, Inc. ("Vertex" or "we" or "our" or the "Company") is a global provider of supply chain management ("SCM") technologies, including enterprise software systems and applications, that enable our customers to manage their orders, inventory and warehouse needs, consultative services, and software and hardware service and maintenance. We serve our clients through three general product and service lines: (1) enterprise solutions; (2) point solutions; and, (3) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java'TM'-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. Our point solutions provide an array of products and services designed to solve more specific customer needs from managing a mobile field workforce, mobile data collection, distributed bar code printing capabilities, compliance labeling applications, automated card devices, software development tools and proprietary software serving SAP R/3 users. We provide a full range of software and hardware support services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In August 2002, Vertex formed XeQute Solutions, Inc. ("XeQute"), a Delaware corporation, which is an indirect, wholly-owned subsidiary. XeQute purchased most of the operating assets and assumed certain liabilities of both Vertex and its principal North American subsidiaries and became the principal operating entity of the group effective October 1, 2002. These assets comprise substantially all of the enterprise software businesses of Vertex. XeQute is a wholly-owned subsidiary of XeQute Solutions PLC ("XeQute PLC") which is a holding company that is a direct, wholly-owned subsidiary of Vertex.

In August 2002, the Company was notified that the NASDAQ Listing Qualifications Panel had determined that the Company had failed to comply with the $1.00 minimum closing bid price and the minimum stockholders' equity or the market value of publicly held shares requirements for continued listing and determined to delist the Company's securities from the NASDAQ National Stock Market effective with the open of business on August 21, 2002 and listed on the NASDAQ Bulletin Board. Effective February 17, 2003, the Company's securities currently trade on the Pink Sheets under the symbol "VETXE".

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

GOING CONCERN MATTERS

Based upon our substantial working capital deficiency and stockholders' deficiency, of approximately $31,958,000 and $31,661,000 at September 30, 2003, respectively, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our defaults on substantially all of our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and (iv) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds.

FISCAL 2003:

In fiscal 2003, the continued decline in the enterprise applications software and telecommunications industries continued to have a substantial negative impact on our results of operations. These factors, in combination with our continuing negative operating cash flows, placed significant pressures on our financial condition and liquidity and negatively impacted our operations. Operating activities resulted in cash consumption of approximately $2,154,000 in 2003.

During fiscal 2003 we raised approximately $2,254,000 (net of cash transaction costs) through the issuance of notes payable and notes and convertible notes payable from related parties and used $146,000 to repay other notes. At September 30, 2003, we had a net cash balance of approximately $25,000 (a decrease of $49,000).

OUTLOOK:

Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, Vertex continues to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of its operating expenses. In addition, it has structured its overall operations and resources around high margin enterprise products and services. However, in order to remain in business, the Company must raise additional cash in a timely fashion.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INITIATIVE COMPLETED OR IN PROCESS:

The following initiatives related to raising the required funds, settling liabilities and/or reducing expenses have been completed or are in process:

(i) In December 2002, Vertex, through XeQute PLC, closed a $500,000 Bridge Loan whereby it borrowed $250,000 from both Midmark Capital L.P., a company that owns shares of Vertex's preferred and common stock, and Aryeh Trust, an unrelated party. The Bridge Loan was to have been repaid with proceeds from a proposed Private Placement funding (see iii below). The Bridge Loan was originally for a term of 180 days, through June 9, 2003, but it was not repaid. The Bridge Loan is secured by a first security interest in all of the assets of XeQute and carries an interest rate of 3% per month. The Company has agreed to continue paying interest at the existing rate of 3% per month, with the principal to be repaid when funds became available (See Note 11). Midmark Capital L.P. is a shareholder of the Company. Midmark Capital L.P. and its affiliate, Midmark Capital II, L.P., and certain individuals related to these two entities, are referred to collectively as "Midmark".

During December 2002, XeQute received an additional $480,000 from Midmark under a Convertible Loan Note. The Convertible Loan Note would have automatically converted into Non-Voting Shares of XeQute when a minimum subscription of $480,000 from a proposed but now aborted private placement of nonvoting common stock had been reached.

In addition, during the year ended September 30, 2003, Vertex and XeQute borrowed a further $1,113,000 from Midmark pursuant to a series of demand notes, of which $425,000 was restricted for usage on XeQute obligations. These notes are payable on demand, bear interest at 10% per annum and are secured by the same collateral in which the Company previously granted a security interest to Midmark under an agreement related to previously issued convertible notes payable (See Note 11).

During October, 2002, Vertex also executed a Grid Note which provides for up to $1,000,000 of availability from Midmark. This note will be funded by the proceeds, if any, from the sale of any shares of Vertex Common Stock held by Midmark. This note is payable on demand, carries interest at the rate of 10% per annum and is secured by the same collateral in which the Company previously granted a security interest to Midmark under an agreement related to its convertible notes payable. In consideration of Midmark providing this facility, the Company agreed to issue warrants to purchase a number of unregistered shares equal to 120% of the number of tradeable shares sold by Midmark to fund such note, at a purchase price per share equal to 80% of the price per share realized in the sale of shares to fund the Grid Note. As of January 15, 2004, the Company had borrowed $272,000 under this arrangement, of which $143,900 had been borrowed as of September 30, 2003.

(ii) The Company completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. Upon legal resolution of the approximately $8,511,000 of net liabilities of these remaining European entities as of September 30, 2003, we expect to recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators (See Note 2 as to the approval of the liquidation of the U.K. subsidiaries in January 2004).

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iv) We have continued to reduce headcount (to approximately 40 employees in our continuing North American business at September 30, 2003, and to 28 employees as of January 15, 2004, of whom 7 were furloughed until additional funds are raised), consolidate facilities and generally reduce costs.

(v) Effective July 31, 2003, the Company completed the sale of 10,000,000 shares of its common stock, which had an estimated fair market value at that time of approximately $400,000, to American Marketing Complex, Inc. ("AMC")(see Note
13). Payment for this purchase was in the form of cash equivalent trade credits with a face value of $4,000,000, which the Company can utilize for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the cash equivalent trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless the Company exercises an option to extend the agreement for one year.

In addition, the Company agreed to loan AMC $150,000 of which $10,000 was delivered at closing; $40,000 was delivered in August 2003; $50,000 was to be delivered by September 10, 2003 and $50,000 was to be delivered by October 10, 2003. The Company did not make the September or October payments. This loan will be repaid exclusively from funds received by AMC from the sale of the 10,000,000 shares. The Company is required to register these shares within six months of the closing.

(vi) We are seeking to settle certain of our current liabilities through non-cash transactions. Vertex is negotiating with vendors to settle balances at substantial discounts, including through the use of the cash equivalent trade credits set forth in (v) above. In addition, we are negotiating to settle certain notes payable and approximately $4,100,000 of litigation related accruals at a discount or with the issuance of shares of either Vertex or XeQute.

While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

BASIS OF PRESENTATION:

The financial statements have been prepared on a basis that contemplates Vertex's continuation as a going concern and the realization of assets and liquidation of liabilities in the ordinary course of business. The accompanying consolidated financial statements do not include any adjustments, with the exception of the provision to reduce the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Vertex fails to raise capital when needed, the lack of capital will have a material adverse effect on Vertex's business, operating results, financial condition and ability to continue as a going concern.

                   VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. ACQUISITIONS AND DISPOSALS

ACQUISITIONS

PURCHASE METHOD

In October 2000, the Company purchased the assets and business of three former European service and maintenance divisions of Genicom International (collectively referred to as "ESSC") for approximately $2,000,000 in cash at closing and a deferred cash payment of $500,000 due on September 1, 2001. The Company paid $125,000 in December 2001, however the $375,000 balance has not been paid and is included in Notes Payable. At September 30, 2003, 4,166,667 shares of Vertex common stock collateralize the remaining $375,000 obligation.

In December 2000, the Company completed a merger with Applied Tactical Systems, Inc. ("ATS"), a provider of connectivity software for SAP installations worldwide, by exchanging 3,000,000 shares of its common stock for all of the common stock of ATS. Such shares had a fair market value of approximately $8.30 per share at the date of the transaction. In addition, Vertex reserved 153,600 shares for issuance upon exercise of ATS stock options. The vested portion of these options (included in the total consideration paid for ATS) was estimated to have a fair market value of approximately $620,000 (See Note 16 - Settled Litigation).

In February 2001, the Company purchased from Pitney Bowes its Transportation Management Software and certain engineering assets (the Transcape Division, or "Transcape"). Consideration for Transcape was 1,356,852 shares of the Company's Series A preferred stock, which on the date of acquisition, was estimated to have a fair market value of approximately $10,400,000. A portion of the Transcape purchase price was identified, using proven valuation procedures and techniques, as in-process research and development ("R&D") projects. The revenue projections used to value the in-process R&D were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by us and our competitors. At the date of the acquisition, the product under development had not reached technological feasibility and had no alternative future use. Accordingly, $3,600,000 was expensed as in-process R&D in fiscal 2001. The value assigned to in- process R&D was comprised of one research and development project that would introduce new web-enabling technologies, and was expected to begin generating net cash inflows in fiscal 2002. There was risk associated with the completion of the project, and there was no assurance that it would attain either technological feasibility or commercial success.

Also in February 2001, the Company acquired all of the capital stock of Binas Beheer B.V. ("Binas"). The total purchase price was $570,000, paid for with approximately $300,000 in cash and by the issuance to the Binas shareholders of 42,686 shares of our common stock, which at the date of the transaction had a fair market value of $6.34 per share.

In September 2001, the Company acquired all of the outstanding stock of DynaSys, a software developer of advance supply chain planning and scheduling applications. Total consideration paid was $565,000, which included 134,979 shares of Vertex common stock, which had an estimated fair market value of $217,000 on the date of acquisition.

In October 2001, the Company acquired Euronet Consulting S.r.l. ("Euronet"), an Italian software applications consulting firm. The value of the transaction was approximately $940,000. The Company acquired all of the outstanding shares of Euronet for 684,620 shares of Vertex common stock, which at the date of acquisition had a fair market value of approximately $625,000, and additional shares of common stock issued later in the year: approximately 232,000 shares with an estimated fair market value of $.44 per share in February 2002 and approximately 760,000 shares with a fair market value of $.27 per share in April 2002.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements assume the ESSC acquisition closed effective October 31, 2000, the ATS acquisition closed effective December 30, 2000, the Transcape acquisition closed effective February 7, 2001, the Binas acquisition closed effective February 1, 2001, the DynaSys acquisition closed effective September 30, 2001 and the Euronet acquisition closed effective October 1, 2001. The Company has accounted for these acquisitions using the purchase method of accounting in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" for DynaSys and Euronet and, accordingly, the financial statements include the results of operations from November 1, 2000 for ESSC, January 1, 2001 for ATS, February 8, 2001 for Transcape, February 1, 2001 for Binas, and October 1, 2001 for DynaSys and Euronet. An allocation of the purchase price for ESSC, ATS, Transcape, Binas, DynaSys and Euronet has been made to the assets and liabilities acquired as of October 31, 2000, December 31, 2000, February 7, 2001, September 30, 2001, and October 1, 2001, respectively, based on their estimated fair market values.

The table below represents the allocation of the purchase price for acquisitions completed in each of the respective years:

                                                        September 30,
                                                ----------------------------
                                                     2002           2001
                                                 ------------    ----------
Accounts receivable                             $    294,148    $ 1,928,403
Inventories                                                       1,135,853
Other assets                                          61,771      1,381,507
Intangible assets (including in-process
 research and development of $3,600,000 in 2001)   1,078,007     41,474,337
Short-term debt                                                    (468,308)
Deferred revenue and customer deposits                           (1,911,491)
Other liabilities                                   (494,878)    (3,123,080)
                                                -------------   -----------
Total consideration paid, less cash acquired         939,048     40,417,221
Less stock issued to sellers                         939,048     36,923,444
                                                -------------   -----------
Net cash paid                                   $          0    $ 3,493,777
                                                =============   ===========


The following table presents unaudited pro forma results of operations of the Company as if the above described purchase method acquisitions had occurred at October 1, 2000:

                                          Year Ended September 30,
                                          ------------------------
                                                    2001
                                          ------------------------
Revenues                                          $66,175,127
Net loss                                         (124,375,957)
Net loss per share                                      (3.90)

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of fiscal 2001, nor do they purport to be indicative of the future results of operations of the Company.

The pro forma amounts reflect the following:

- The estimated amortization of the excess of the purchase price over the fair value of net assets acquired for the year ended September 30, 2001 for acquisitions closed prior to September 30, 2001 and accounted for in accordance with APB 16, which amounted to approximately $15,500,000.

- The approximate number of shares issued to complete the acquisitions.

ABANDONED MERGER

During the quarter ended March 31, 2002, the Company terminated a proposed transaction with Plus Integration Supply Chain Solutions, BV, ("Plus") a private supply chain management software and solutions provider headquartered in Haarlem, the Netherlands, and charged to other expense approximately $960,000 of previously deferred acquisition costs (primarily legal, accounting and other professional service fees) incurred with respect to the proposed transaction.

SALES OR DIVESTITURES OF NON-CORE BUSINESSES

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets (see "Disposals"). After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK- previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France - previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. Accordingly, the net assets and liabilities of these businesses are classified as net liabilities associated with subsidiaries in liquidation in the accompanying September 30, 2003 and 2002 consolidated balance sheets. While the Company expects the liquidation process to take through at least June 30, 2004, significant variations may occur based on the complexity of the entity and requirements of the respective country. In addition, following the termination of an agreement in principle to sell our North American wireless and cable installation division, we closed down this operation in July 2002. The revenues for all of these non-core businesses (sold and liquidated) were approximately $24,000,000 in 2002.

A net loss of approximately $4,400,000 was a component of the "Loss on Sale or Liquidation of Non-core Assets" in 2002. Such amount included a provision to reduce the carrying values of the net assets, including any remaining goodwill, to their estimated net realizable values and to record estimated transaction and closing costs of this plan. Retained liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates, based on contractual negotiations, and the outcome of certain legal actions and liquidation proceedings.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of net assets and retained liabilities as of September 30, 2003 and 2002:

                                                     2003          2002
                                                 -----------   ------------
Cash                                             $   654,068    $  307,398
Receivables, net                                     990,468     1,124,228
Inventories, net                                     608,993       515,258
Accounts payable                                  (2,959,933)   (2,604,276)
Accrued liabilities                               (5,207,546)   (4,376,327)
Deferred revenue                                  (1,186,486)   (1,006,001)
Loans payable - banks                             (1,074,142)     (908,810)
Other liabilities                                   (336,499)     (315,164)
                                                  -----------   -----------
Net liabilities associated with
  subsidiaries in liquidation                    $(8,511,077)   $(7,263,694)
                                                  ===========   ============


At September 30, 2001, the Company's Irish subsidiary had approximately $130,000 of non-interest bearing loans payable to the Irish government that were repayable at rates linked to future revenues earned. Under the terms of the agreement, the loans were to be repaid at a rate of 4.2% of project sales made in the United States by PSS in the period from July 1998 to June 2001 and were due for repayment in the period commencing in July 1999 and ending in July 2002. If the repayments calculated as a percentage of sales are not sufficient to repay the loans in full, the Irish government may write-off the balance. PSS had not made any sales in the United States through September 30, 2003 and, thus, no repayments had been made against these borrowings nor has the Irish government agreed to write off the balance. Since the Irish subsidiary has been placed in liquidation, the remaining balance is included in other liabilities in the table above.

The results of these businesses' operations for the years ended September 30, 2003 and 2002 are not segregated from other businesses in the accompanying statements of operations as they are not considered distinct segments or discontinued operations.

The Company received notice that the liquidation of the UK companies, which were under liquidation as of September 30, 2003 and 2002, has been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management estimates the Company will reduce net liabilities associated with subsidiaries in liquidation by approximately $1,400,000 and recognize a gain of approximately $1,200,000 in fiscal 2004.

DISPOSALS

During the year ended September 30, 2002, the Company completed the sale of the following product lines and business units:

1) In April 2002 the Company sold the source code, documentation and all related rights to the TMS product line to Pitney Bowes in exchange for $1,650,000, which included the cancellation of the $1,000,000 Pitney Bowes promissory note and related accrued interest (See Note 10). In connection with this sale, Vertex eliminated 34 positions.

2) In May 2002 the Company sold a portion of its mobile computing solutions business in Ireland in exchange for approximately $200,000 of cash and the assumption of approximately $200,000 of liabilities.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3) In June 2002 the Company sold the source code, documentation and all related rights to the NetWeave software product line to a company established by former employees of the Company. The proceeds included approximately $500,000 in cash and the assumption of approximately $400,000 of deferred revenue liabilities.

4) In July 2002, the Company sold the German point solutions business to AG, which is owned by one of the Company's Directors, and a related entity, in consideration for approximately $400,000, including the cancellation of the AG note payable (See Note 11) and related accrued interest.

5) In August 2002, the Company sold DynaSys S.A., its French based advanced planning software business to MidMark Capital in consideration for $6,000,000, including the cancellation of $5,900,000 of convertible notes payable and $100,000 of related accrued interest (See Note 11). As part of this transaction, Vertex retained the right to repurchase, on February 9, 2003, 20% of the shares of DynaSys held by MidMark at the original purchase price of $120,000 paid by MidMark. The purchase price for such shares could be paid for in newly issued 10% senior secured notes or cash, at Vertex's option. This right of repurchase was subject to among other things, an initial public offering of DynaSys common stock in the six months following the closing and that the total market capitalization of DynaSys shall be not less than $9,000,000 at the time of repurchase. Such offering did not occur and the right to repurchase has expired.

6) During July and August, 2002, the Company also completed the sale of three additional components ofits European business: (a) the UK hardware maintenance business; (b) the Benelux point solutions and hardware maintenance businesses; and (c) the French hardware maintenance business for a total consideration of approximately $300,000.

The aggregate net gain of approximately $1,200,000 on these transactions is included in the Loss on Sale or Liquidation of Non-core Assets component of other income (expense)in 2002.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates are those used by management to measure net liabilities associated with subsidiaries in liquidation, litigation accruals, the recoverability of intangible assets, the allowances for doubtful accounts and inventory reserves and the value of shares, options or warrants issued for services or in connection with financing transactions. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain prior period amounts have been reclassified to conform with the 2003 presentation.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REVENUE RECOGNITION

EQUIPMENT SALES:

Revenue related to sales of equipment is recognized when the products are delivered, title has passed, the collection of the related receivable is deemed probable by management and no obligations to the customer remain outstanding.

SOFTWARE LICENSE SALES:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion.

PROFESSIONAL SERVICES:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

SUPPORT AND SERVICE:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

DEFERRED REVENUE

Deferred revenue represents the unearned portion of revenue related to PCS and other service arrangements not yet completed and revenue related to multiple element arrangements that could not be unbundled pursuant to Statement of Position ("SOP") 97-2 "Software Revenue Recognition" or, in the case of projects accounted for using percentage of completion or completed contract accounting in accordance with SOP 81-1 "Accounting for Performance of Construction - Type and Certain Production -Type Contracts".

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out basis) or market.

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated useful lives of depreciable assets are as follows

 Category                                Years
----------                              ------
Office furniture and equipment            3-10
Computer equipment                         3-7
Other                                     3-10


SOFTWARE DEVELOPMENT COSTS AND OTHER INTANGIBLE ASSETS

Pursuant to SFAS 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, " the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

Commencing upon the intital release of a product, capitalized software costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software costs and costs of purchased software are reported at the lower of amortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated or impaired balances may have to be written off.

The Company had other intangible assets that were written off or that became fully amortized prior to the end of fiscal 2002 which consisted primarily of the excess of cost over the fair value of identifiable net assets of businesses acquired ("goodwill"). Until September 30, 2001, goodwill was amortized on a straight-line basis over estimated useful lives which ranged from 5 to 25 years. Effective October 1, 2001, the Company was required to adopt the provisions of SFAS 142, "Goodwill and Other Intangible Assets". Pursuant to SFAS 142, goodwill and other intangible assets with indefinite lives are no longer amortized and are subject to reduction only when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

Impairment of long-lived assets

Under the provisions of SFAS 144, "Accounting for the Impairment of Long-Lived Assets," which became effective for the Company as of October 31, 2002, and SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which was effective prior to that date, impairment losses on long-lived tangible and intangible assets that do not have indefinite lives, such as equipment and software licenses, are generally recognized when events or changes in circumstances, such as the occurrence of significant adverse changes in the environment in which the Company's business operates, indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. However, impairment losses for capitalized software costs are determined pursuant to SFAS 86 and impairment losses for goodwill and other intangible assets with indefinite useful lives are now determined pursuant to SFAS 142 as described above.

As a result of its evaluations pursuant to SFAS 86, SFAS 121 and SFAS 142, the Company wrote off approximately $19,000,000 and $78,000,000 of intangible assets in 2002 and 2001, respectively (See Note 4).

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NET EARNINGS (LOSS) PER SHARE

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per shares is calculated by dividing net income or loss (there are no dividend requirements on the Company's outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

As of September 30, 2003, there were 13,490,298 shares of common stock potentially issuable upon the exercise of stock options (7,597,106 shares) and the conversion of convertible securities (5,893,192 shares). However, diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in fiscal 2003, 2002 and 2001 and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity period within three months to be cash equivalents.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by stockholders and distributions to stockholders and is reported in the Statement of Changes in Stockholders' Deficiency. Included in the Company's comprehensive income (loss) are net income
(loss), unrealized gains (losses) on investments and foreign exchange translation adjustments.

STOCK-BASED COMPENSATION

SFAS 123, "Accounting for Stock-Based Compensation" provides for the use of a fair value based method of accounting for employee stock compensation. However SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by APB 25, "Accounting for Stock Issued to Employees" which requires charges to compensation expense based on the excess, if any, of the fair value of the underlying stock at the date a stock option is granted over the amount the employee must pay to acquire the stock. The Company has elected to continue to account for employee stock options under APB 25.
Accordingly,  it  is  required  by  SFAS  123  and  SFAS  148,  "Accounting  for
Stock-Based Compensation -Transition and Disclosure" to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method of accounting under had been applied. Such pro forma net loss was $5,152,358 ($0.13 per share); $44,850,980 ($1.26 per share) and $125,682,128
($4.04 per share) in 2003, 2002 and 2001, respectively (See Note 13).

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with the provisions of SFAS 123 and related interpretations of the Emerging Issues Task Force (the "EITF") of the Financial Accounting Standards Board (the "FASB"), all other issuances of common stock, stock options or other equity instruments to employees and non employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performances by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts that, at times, have balances that exceed the federally insured limit of $100,000, although there was no such excess at September 30, 2003. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

Accordingly, management does not believe that the Company was exposed to significant credit risk at September 30, 2003.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's material financial instruments for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, notes payable, accounts payable and net liabilities associated with subsidiaries in liquidation. In the opinion of management, cash and cash equivalents and accounts receivable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities. Due to the financial condition of the Company, management believes that the Company's notes payable, accounts payable, and net liabilities associated with companies in liquidation could be settled at less than their carrying values. However, such fair values cannot be reasonably estimated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the Company's foreign affiliates are translated at current exchange rates, while revenue and expenses are translated at average rates prevailing during the respective period. Translation adjustments are reported as a component of comprehensive income (loss).

ADVERTISING COSTS

Advertising   costs  are   expensed  as   incurred.   Advertising   expense  was
approximately  $26,000,  $400,000 and $1,868,000 in fiscal 2003,  2002 and 2001, respectively.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INCOME TAXES

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the EITF reached a consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." This consensus provides guidance on when and how to separate elements of an arrangement that may involve the delivery or performance of multiple products, services and rights to use assets into separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company adopted this consensus in the quarter beginning July 1, 2003. The transition provision allows either prospective application or a cumulative effect adjustment upon adoption. The adoption of this consensus did not have a material effect on the Company's results of operations.

In December 2002, the FASB issued SFAS 148 which amends SFAS 123 and to provide alternative methods of transition for entities that elect to switch to the fair value method of accounting for stock options in fiscal years ending after December 15, 2002. The Company has not made such an election. SFAS 148 also requires more prominent and detailed disclosures in annual and interim financial statements for stock-based compensation regardless of which method of accounting is selected. The Company has included the additional disclosures required by SFAS 148 in Note 13 to the consolidated financial statements.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Company does not hold any material derivative instruments and does not conduct any significant hedging activities.

In May 2003, the FASB issued SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS 150 was effective for all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provision of SFAS 150 did not have any impact on the Company's consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an Interpretation of FASB Statements Nos. 5, 57 and 107 and a Rescission of FASB interpretation No. 34." FIN 45 among other things, clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The adoption of the initial recognition and measurement provisions of FIN 45 was required for guarantees issued or modified after December 31, 2002. Such adoption did not have a material impact on the Company's consolidated financial statements.

4. INTANGIBLE ASSETS

As of September 30, 2003, the only intangible asset of the Company that had a remaining carrying value was capitalized software costs. Information related to changes in the Company's intangible assets during the years ended September 30, 2003, 2002 and 2001 is presented separately below for intangible assets that are or were subject to amortization and intangible assets that were not subject to amortization.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets subject to amortization as of September 30, 2003 and related changes during fiscal 2003 were as follows:

                              Estimated        September 30,    Amortization      September 30,
                                Life               2002            Expense             2003
                                               -------------    ------------     --------------
Gross Cost                      3 Years          $347,269       $      -             $347,269
Accumulated amortization                          115,756          115,757            231,513
                                                 --------        ----------         ----------
Net book value                                   $231,513        $ 115,757           $115,756
                                                 ========        ==========         ==========

Total aggregate amortization expense for 2004 is estimated to be $116,000. The Company is not anticipating any amortization expense beyond 2004.

Intangible assets subject to amortization as of September 30, 2002 and related changes during fiscal 2002 were as follows:

                                                            Additions/
                            Estimated   September 30,    Amortization                   September 30,
                              Life          2001           Expense          Disposals        2002
                            ---------    -----------      ------------      ---------   ------------
Gross Cost
   Covenant Not To Compete     2 yrs      $   300,000          -           ($300,000)(1) $         -
   Technology                  5 yrs        2,800,000          -          (2,800,000)(2)           -
   Capitalized  Software       3 yrs          444,980          -             (97,711)(3)     347,269
   Software License            5 yrs        1,028,890          -          (1,028,890)(3)           -
                                          -------------   ----------     ------------     ----------
                                          $ 4,573,870          -         $(4,226,601)     $  347,269
                                          =============   ==========     ============     ==========

Accumulated Amortization
   Covenant Not To Compete                $   237,500      $ 62,500      $  (300,000)(1)           -
   Technology                                 466,664       349,998         (816,662)(2)           -
   Capitalized Software                        24,426       132,040          (40,710)(3)  $  115,756
   Software License                           222,924       154,332         (377,256)(3)           -
                                            ---------    ----------       -----------    ------------
                                          $   951,514      $698,870(4)   $(1,534,628)     $  115,756
                                          =============  ==========      ============    ============

Net Book Value
   Covenant Not To Compete                $    62,500     $ (62,500)     $      -                  -
   Technology                               2,333,336      (349,998)      (1,983,338)(2)           -
   Capitalized  Software                      420,554      (132,040)         (57,001)(3)  $  231,513
   Software License                           805,966      (154,332)        (651,634)(3)           -
                                            ---------     ---------      ------------        -------
                                          $ 3,622,356    ($ 698,870)(4)  ($2,691,973)      $ 231,513
                                          ===========   ===========     =============      ========

(1)   The covenant not to compete became fully amortized in February of 2002.

(2)   The technology intangible asset was sold in April 2002.

(3)   The software  license and certain  capitalized  software were sold in June
      2002.

(4)   Includes $281,708 of impairment charges.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets not subject to amortization as of September 30, 2002 and the related changes during 2002 were are follows:

                              September 30,     Additions/                               September 30,
                                   2001      Foreign  Exchange     Reductions                 2002
                             --------------  -----------------   -------------          ---------------
   Cost
     Goodwill                $  27,487,656      $1,571,266(6)    $(29,058,922)(5)(7)(8)             -
     Acquired Workforce            600,000               -           (600,000)(5)                   -
                             -------------    -------------       ------------           -------------
                             $  28,087,656      $1,571,266       $(29,658,922)                      -
                             =============    =============       ============

   Accumulated Amortization
     Goodwill                $   2,859,871                       $ (2,859,871)(5)(8)                -
     Acquired Workforce             80,000                            (80,000)(5)                   -
                             -------------                        -------------          -------------
                             $   2,939,871                       $ (2,939,871)                      -
                             =============                       ==============

   Carrying Value
     Goodwill                $  24,627,785      $1,571,266(6)    $(26,199,051)(5)(7)(8)             -
     Acquired Workforce            520,000              -            (520,000)(5)                   -
                              ------------      ----------       -------------           -------------
                              $ 25,147,785      $1,571,266       $(26,719,051)            $         -
                              ============      ==========       =============           =============


(5) Goodwill of approximately $3,000,000 and acquired workforce related to the Transcape acquisition were written off in connection with its sale in April 2002 (See Note 2).

(6) The additions to goodwill during the year ended September 30, 2002 relate primarily to the acquisition of Euronet (See Note 2), as well as foreign exchange translation adjustments on European goodwill.

(7) Goodwill reductions of approximately $4,200,000 relate to European assets sold or written off in connection with subsidiaries placed into liquidation (See
Note 2).

(8) Goodwill of approximately $19,000,000 was written off as a result of the Company's annual SFAS 142 impairment analysis performed at September 30, 2002.

THE FOLLOWING TABLE REFLECTS THE PRO FORMA RESULTS OF OPERATIONS OF THE COMPANY, GIVING EFFECT TO THE PROVISIONS OF SFAS 142 FOR THE YEAR ENDED SEPTEMBER 30, 2002 (THE YEAR IN WHICH THE REMAINING BALANCES OF THE COMPANY'S INTANGIBLE ASSETS NOT SUBJECT TO AMORTIZATION WERE WRITTEN OFF) AND FOR THE YEAR ENDED SEPTEMBER 30, 2001:

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                            Year Ended
                                        September 30, 2001
                                     ------------------------
                                       Amount      Per Share
                                     ------------ -----------
Net loss, as reported               $(122,952,102)    $(3.95)

Add back amortization                  12,375,086        .40

Additional impairment
 of goodwill charge                   (12,055,512)      (.39)
                                   --------------    --------
                                    $(122,632,528)    $(3.94)
                                   ==============    ========

There were no pro forma adjustments necessary for the years ended September 30, 2003 and 2002.

IMPAIRMENT CHARGES RELATED TO INTANGIBLE ASSETS

2002:

As discussed in Note 3, the Company adopted SFAS 142 on October 1, 2001. The Company had just completed its assessment of the carrying values of its intangible assets at September 30, 2001 (see below) and recorded a $78,400,000 write-down. Therefore there was no indication of further impairments on the Company's goodwill intangible at the time of adoption. However the Company was required to assess the value of goodwill under the provisions of SFAS 142 at least annually.

During 2002, the sharp downturn in capital spending in the Company's major markets continued to negatively impact our core businesses, resulting in substantially lower than expected revenues, additional operating losses and a concomitant shortfall in working capital. Significantly lower valuations for companies within our industry were commonplace and our stock price declined precipitously. At September 30, 2002, our market capitalization had dropped to approximately $2,000,000, while our net book value (pre goodwill write off) was a deficit of $7,000,000.

Based upon these indications, the belief that the decline in market conditions within our industry was significant and permanent, and the consideration of all other available evidence, the Company determined that an impairment of goodwill existed at September 30, 2002 and we recorded a $19,000,000 write-down of the remaining goodwill.

2001:

As of September 30, 2001, the Company performed an assessment of the carrying values of its intangible assets recorded in connection with all of its acquisitions. This assessment was initiated because of the significant negative economic trends impacting our operations at that time, lower expected future growth rates, a decline in our stock price, and significantly lower valuations for companies within our industry. Additionally, at the time of our analysis, the net book value of the Company's assets significantly exceeded its market capitalization. Market capitalization is the product of (i) the number of shares of common stock issued and outstanding and (ii) the closing market price of the common stock. At September 30, 2001, with approximately 35,000,000 common shares issued and outstanding and a closing common stock price of $1.03 per share, our market capitalization approximated $36,000,000, as compared to our book value of approximately $92,000,000 (prior to a write down). Based upon these indications, the belief that the decline in market conditions within our industry was significant and permanent, the consideration of all other available evidence, and, in particular, the methodology described below, the Company determined that the fair market value of these assets was less than their carrying value.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company's intangible assets are associated with specific identifiable acquisitions and their respective product lines. However, as of September 30, 2001 we expected future cash flows from these acquisitions and products to be significantly less than our initial expectations. The fair value assessment of intangible assets was determined by discounting the Company's estimates of the expected future cash flows related to these assets when the non discounted cash flows indicated that the long-lived assets would not be recoverable. The rate used to discount our cash flow expectations was based on our risk adjusted estimated cost of capital. After considering all of the above, we recorded a $78,400,000 write-down of the intangible assets, which was equal to the amount in excess of the estimated fair market value of the respective assets as of September 30, 2001.

Also at September 30, 2001, the Company performed an assessment of the carrying values of its capitalized software costs. This assessment was initiated in light of new product developments and changes in marketing strategies that included the discontinuation of certain products. The total of the capitalized software costs written off in fiscal 2001 was approximately $621,000.

5. INVENTORIES

Inventories consist of the following:


                                              September 30,
                                          2003          2002
                                       ---------    -----------
  Raw materials                         $537,337       $713,295
  Work in process                              0         66,414
  Finished goods and parts                     0        161,648
                                        --------     ----------
  Totals                                $537,337       $941,357
                                        ========     ==========


Total inventories were net of valuation allowances of $50,504 and $271,267 at September 30, 2003 and 2002, respectively.

At September 30, 2003 and 2002 inventories of the European operations in liquidation amounted to approximately $609,000 and $515,000 at September 30, 2003 and 2002, respectively, and are presented on the balance sheet in net liabilities associated with subsidiaries in liquidation.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. EQUIPMENT AND IMPROVEMENTS

                                                September 30,
                                              2003         2002
                                            ---------   ----------
Office furniture and equipment            $   728,568  $   728,568
Computer equipment                            538,349      535,568
Other equipment                               123,484      123,484
                                            ---------    ---------
Totals                                      1,390,401    1,387,620

Accumulated depreciation and amortization  (1,320,152)  (1,200,546)
                                           -----------  ----------

Net equipment and improvements            $    70,249  $   187,074
                                           ===========  ==========



7. OTHER ASSETS

Other assets consist of the following:

                                    September 30,
                                2003             2002
                              --------         --------
Security deposits             $111,273         $114,775
Other                               -            52,190
                              --------          -------
                      Totals  $111,273         $166,965
                              ========          =======


8. BANK LINES OF CREDIT

The Company had several foreign lines of credit, which allowed it to borrow in the applicable local currency. These lines of credit were concentrated in Germany, Italy and the United Kingdom. The Company's lines of credit generally were collateralized by the accounts receivable of the borrowing subsidiary. None of these lines of credit were available as of September 30, 2003 and 2002 as the subsidiaries have either been sold or placed in liquidation (See Note 2). Amounts outstanding at September 30, 2003 and 2002 are classified in net liabilities associated with subsidiaries in liquidation.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. SENIOR CREDIT FACILITY

In November 2001, the Company closed on a $2,000,000, 7% convertible note payable with Laurus Master Fund, Ltd ("Laurus"), collateralized by certain North American accounts receivable, with an original maturity date of November 30, 2003. The Note was convertible into Vertex common shares, which the Company was required to register, at the lower of (i) $0.85 per share (2,352,941 shares) or
(ii) 88% of the eight lowest closing prices during the thirty days prior to the conversion date. These conversion rates were subject to certain antidilution provisions.

In February 2002, the Company and Laurus amended and restated the convertible note payable and entered into a Senior Credit Facility with a maximum borrowing availability of $2,405,000 and a maturity date of November 30, 2003. The borrowings under this facility were collateralized by all of the North American accounts receivable of the Company and by all of the tangible and intangible assets of the Company and its North American subsidiaries and a subordinated lien on certain open assets. Interest accrued on the outstanding balance at 1.67% per month and the Company paid a management fee equal to 1.5% of all purchased invoices under the Accounts Receivable Purchase Agreement. As of September 30, 2002, there was an outstanding balance of $145,736 under the Laurus Senior Credit Facility. In December 2002, the Company repaid the remaining balance and terminated the agreement.

In connection with the original agreement, the Company also issued options to purchase 180,000 of the Company's Common Stock at $1.284 per share to the lender valued at $162,000 (See Note 13). Due to an imbedded beneficial conversion feature, the Company incurred a non-cash interest charge of approximately $1,200,000 in November 2001, which included the value of the options. The cash transaction costs of $219,000 associated with the closing of these transactions were included in other assets as deferred financing costs, and were being amortized to interest expense over the original term of the facility. However as a result of the agreement to terminate the facility, the remaining balance of the deferred financing costs was charged to expense in the fourth quarter of fiscal 2002.

10. NOTES PAYABLE TO UNRELATED PARTIES

Notes payable to unrelated parties consist of past due notes payable to the following:

                                            September 30,
                                        2003          2002
                                     ---------    -----------
Renaissance  Software, Inc.         $1,227,500     $1,227,500
Divisions of Genicom International     375,000        375,000
Aryeh Trust                            266,736
                                      --------     ----------
                                    $1,869,236     $1,602,500
                                     =========     ==========


The Company issued approximately $1,500,000 in promissory notes payable, bearing interest at 8%, in connection with the purchase of Renaissance Software, Inc. ("Renaissance") in fiscal 2000 which were originally due on June 30, 2001. On August 9, 2001, the Company renegotiated the terms of these notes and, in return for 147,000 shares of stock (with a fair market value of approximately $162,000) the notes became payable as follows: $250,000 was due on August 15, 2001, and the remaining balance, plus accrued interest from June 30, 2001, was due on September 30, 2001. The Company paid the August 15, 2001 installment and, has not paid the remaining past due balance as of January 15, 2004.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In connection with the purchase of the assets and business of three former European service and maintenance divisions of Genicom International in October 2000, the Company paid approximately $2,000,000 in cash at closing and agreed to make a deferred cash payment of $500,000 that was due on September 1, 2001. The Company paid $125,000 in December 2001 and had not paid the remaining $375,000 balance as of January 15, 2004. At September 30, 2003, 4,166,667 shares of Vertex common stock collateralized the unpaid balance.

In December 2002, Vertex, through XeQute PLC, closed a $500,000 Bridge Loan arranged by CSS whereby it borrowed $250,000 from both Aryeh Trust, an unrelated party, and Midmark, a related party. The terms of the Bridge Loan are described in Note 11.

In connection with an acquisition in September 2001, the Company assumed certain notes payable to banks and other entities. These notes payable had an aggregate balance of $435,000 at September 30, 2001. Approximately $90,000 of these notes were settled through the issuance of 68,933 shares of Vertex common stock and the balance was paid in cash in fiscal 2001.

On February 1, 2002, the Company closed on a $1,000,000 promissory note with Pitney Bowes, which was payable on demand after February 15, 2002, with interest at 12%. This note was collateralized by first or subordinated liens on all of the tangible and intangible property of the Company. In April 2002, this note was cancelled in connection with the Company's sale of source code, documentation and all related rights to the TMS product line to Pitney Bowes (See Note 2).

11. RELATED PARTY TRANSACTIONS

NOTES AND CONVERTIBLE NOTES PAYABLE

Notes and convertible notes payable to unrelated parties consist of past due or demand notes payable to Midmark as follows:

                                            September 30,
                                     2003                   2002
                                     ----                   ----
10% convertible notes            $ 1,814,324          $  1,814,324
Convertible loan note                480,000                    -
Demand notes                       3,701,900             2,588,900
Grid note                            143,948                    -
Bridge loan                          250,000                    -
                                 -----------          -------------
                                 $ 6,390,172          $  4,403,224
                                 ===========          =============

Midmark is a shareholder of the Company and certain Midmark Managing Directors have served as directors of the Company. In June 2001, November 2001 and again in January 2002, the Company issued in the aggregate $5,500,000 of convertible notes payable to Midmark. These notes were to automatically convert into shares of Vertex common stock on the day that the Company obtained the requisite shareholder approval for the issuance of shares upon conversion to Midmark. In the event that shareholder approval was not obtained by September 30, 2003, the principal amount plus any accrued interest (at the prime rate) would become immediately due and payable. The notes were to convert, subject to future events, into (i) Vertex common stock at a future market price no higher than $1.31 per share or (ii) 5,500 shares of Series "C" Preferred Stock, which were convertible into 6,545,000 common shares at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2002, the Company agreed to amend the agreement related to the $5,500,000 of convertible notes payable issued in June 2001. The amendment removed both the requirement for shareholder approval and the automatic conversion feature, and set the maturity date for September 30, 2003. Concurrent with the amendment of these notes, Midmark elected to convert approximately $782,000 of principal and $218,000 of accrued interest into 997 shares of Series "C" preferred stock. The remaining principal balance of the convertible notes payable of $4,718,717 and accrued interest at prime were convertible into Series "C" preferred shares at a conversion price of $1,000 per share. The Series "C" preferred shares in turn were convertible into shares of common stock at $0.84 per share.

In November 2001, the Company issued $3,000,000 of 10% convertible notes payable, with an original maturity date of September 30, 2003, to Midmark that would have been convertible into 3,000 shares of Vertex Series "C" Preferred Stock at the option of Midmark on the day that the Company obtained the requisite shareholder approval for the issuance of Series "C" Preferred Stock upon conversion to Midmark. Midmark could have converted the Series "C" Preferred Shares into 3,570,026 shares of Vertex common stock at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%.

On August 9, 2002, the remaining principal balance of $4,718,717 of the convertible notes and $1,185,176 of the $3,000,000 of 10% convertible notes were fully settled in connection with the sale of the Company's French based advanced planning software business to Midmark. The remaining $1,814,324 of past due 10% convertible notes payable at September 30, 2003 and 2002 are collateralized by all tangible and intangible property of the Company, except that the holders have executed in favor of certain senior lenders a subordination of their right of payment under the convertible notes and the priority of any liens on certain assets, primarily accounts receivable.

In December 2002, XeQute received an additional $480,000 from Midmark under a Convertible Loan Note with terms similar to the 10% convertible note payable described above. The Convertible Loan Note would have automatically converted into Non-Voting Shares of XeQute PLC at $0.672 per share when a minimum subscription of $480,000 of a proposed but now aborted Private Placement had been reached.

The conversion rates of all of the above Midmark notes are subject to certain antidilution provisions.

The Company borrowed an additional $2,588,900 during the year ended September 30, 2002, and an additional $1,113,000 (including $425,000 restricted for usage on XeQute obligations) during the year ended September 30, 2003, from Midmark under nonconvertible notes that are payable on demand, bear interest at 10% per annum and are secured by the same collateral in which the Company previously granted a security interest to Midmark under the agreement related to the convertible notes payable described above.

During October, 2002, Vertex also executed a Grid Note which provides for up to $1,000,000 of availability from Midmark, This note will be funded by the proceeds, if any, from the sale of any shares of Vertex common stock held by Midmark. This note is payable on demand, carries interest at the rate of 10% per annum and is secured by the same collateral in which the Company previously granted a security interest to Midmark under an agreement related to the convertible notes payable described above. In consideration of Midmark providing this facility, the Company agreed to issue warrants to purchase a number of unregistered shares equal to 120% of the number of tradeable shares sold by Midmark to fund such note, at a purchase price per share equal to 80% of the price per share realized in the sale of shares to fund the Grid Note. As of January 15, 2004, the Company had borrowed $226,000 under this arrangement, of which $143,900 had been borrowed as of December 31, 2003. As a result of the borrowings through September 30, 2003, the Company was obligated to issue to Midmark warrants to purchase 2,470,140 shares of common stock. The fair value of the warrants issuable to Midmark was not material.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In December 2002, Vertex, through XeQute PLC, closed a $500,000 Bridge Loan arranged by CSS whereby it borrowed $250,000 from both Midmark and Aryeh Trust, an unrelated party (See Note 10). The Bridge Loans are to be repaid with proceeds from a proposed private placement funding. The Bridge Loans matured on June 9, 2003. The Company has agreed to continue paying interest at the original rate of 3% per month, with the principal to be repaid when funds become available. The Bridge Loans are secured by a first security interest in all of the assets of XeQute. The lenders were each granted warrants to purchase shares of XeQute PLC as part of the consideration for this loan. The interest charge relating to the fair value of these warrants was not material and was recognized over the original term of the Loan. Upon the receipt of the minimum subscription amount for a private placement by XeQute PLC, Midmark has agreed to relinquish its security interest in the assets of XeQute, in exchange for warrants to purchase 250,000 common shares of XeQute PLC which are presently owned by Vertex. Midmark has agreed that it will vote any shares which it may acquire through the exercise of the warrant in accordance with the directions of Vertex. However, it will retain its security interest in the shares of XeQute PLC owned by Vertex and in all of the assets of Vertex.

As of January 15, 2004, the Company was in discussions to renegotiate all of the terms of the outstanding obligations to Midmark.

In July 2001, the Company issued a $359,375 convertible note payable to PARTAS AG, which is owned by one of its Directors. This note was to automatically convert into 250,000 shares of Vertex common stock on the day that the Company obtained the requisite shareholder approval for the issuance of shares to PARTAS AG. Since shareholder approval was not obtained by February 22, 2002, the principal amount plus the accrued interest (at prime rate) became immediately due and payable. On July 31, 2002 this convertible note payable was fully settled with the sale of the German point solutions business to PARTAS AG (See
Note 2).

OTHER RELATED PARTY TRANSACTIONS

In March 2003, the Company's subsidiary XeQute entered into an "Authorized Marketing Program Partnership Agreement" with Core eBusiness Solutions LLC ("Core"), a company that employs certain former employees of the Company. This agreement provided Core with the exclusive rights to market and sell certain of XeQute's warehouse management software in the United States and Canada.

However, in June 2003, XeQute and Core mutually agreed to rescind this agreement and renegotiate a non-exclusive marketing agreement, which had not been finalized as of January 15, 2004.

12. OTHER ACCRUED EXPENSES AND LIABILITIES

The components of other accrued expenses and liabilities consist of the following:

                                                  September 30,
                                               2003         2002
                                            ----------   ----------
Professional fees                           $1,088,055   $1,198,343
Remaining obligations on terminated leases 1,402,984 1,402,984 Sales and other taxes, excluding income
 and payroll                                    57,379       55,005
Income taxes                                   270,863      228,171
Project costs                                      -         75,608
Accrued interest                             1,238,936      474,468
Other                                          812,542      499,146
                                            ----------   ----------
                                            $4,870,759   $3,933,725
                                            ==========   ==========

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. STOCKHOLDERS' DEFICIENCY

On August 31, 2000, the Company purchased all rights to the NetWeave software product from Netweave Corporation. Consideration for the software was 80,386 shares of Vertex stock, which at the time of the transaction had an aggregate fair market value of approximately $1,000,000, and the cancellation of approximately $71,000 of debt. The total cost of this software was included in other assets and was being amortized over the five year estimated life of the product until the Netweave product line was sold in June 2002 (See Note 2). Prior to the acquisition, the Company sold the Netweave software under a licensing agreement with NetWeave Corporation. For the year ended September 30, 2001, the NetWeave software product generated revenues of approximately $776,000.

During December 2000, the Company closed on the sale of 1,124,461 unregistered common shares, together with 337,341 options to purchase common stock at $7.50, through a private placement offering, resulting in net proceeds (after deducting cash issuance costs of $562,000) of approximately $5,053,000. All of the common shares issued in this private placement offering were registered under the Securities Act of 1933 in February 2001.

In January 2001, the Company issued 398,000 shares of common stock, which had a fair market value of $2,274,000, in settlement of $1,500,000 of notes payable and other obligations to the sellers of the Portable Software Solutions ("PSS") Group, which was purchased by Vertex in September 1999.

In April 2001, the Company closed on the sale of 3,062,293 unregistered common shares (including 278,930 penalty shares for not registering the shares in 45 days), through a private placement offering, resulting in net proceeds (after deducting cash issuance costs of $281,000) of approximately $3,720,000. All of the common shares issued in this private placement offering carry registration rights requiring the Company to register such shares.

In addition, the Company granted options to financial advisors to purchase an aggregate of 289,678 common shares at prices ranging from $1.44 to $5.00 per share, which were fully earned and exercisable on completion of the December 2000 and April 2001 private placement offerings discussed above. The fair value of these options was approximately $922,000 and was determined in accordance with SFAS 123 using the Black-Scholes formula. This amount was recorded as additional paid-in capital, as well as a direct charge against equity as a cost of the private placement offerings.

In November 2001, the Company granted options to Laurus, the senior credit facility lender, to purchase an aggregate of 180,000 common shares at $1.284 per share. The fair value of these options was approximately $162,000, and was determined in accordance with the Black-Scholes option-pricing model. This amount was recorded as additional paid-in capital, as well as interest expense with the beneficial conversion feature (See Note 9).

In January 2002, the Company issued 102,663 shares with a fair market value of $122,000 to an employee to settle an obligation for deferred compensation.

Also in January 2002, the Company granted options to purchase an aggregate 1,800,000 shares of common stock at $0.80 per share in connection with the settlement of certain litigation. Such options had a fair value of approximately $1,440,000. The Company also placed an equivalent number of common shares into escrow to be available upon exercise of these options. Of the 1,800,000 shares placed into escrow, 1,500,000 were unregistered shares. The settlement agreement also required the Company to register these shares by April 30, 2002, or an additional monthly cash payment would be required until the shares are registered. The Company has not registered these shares and has not made additional monthly cash payments and, as part of the settlement agreement, three consent judgments have been entered against Vertex (See Note 16 - Settled Litigation).

In April 2002, the Company sold 34,404 shares to its Chief Executive Officer at a price of $2.18 per share.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During the year ended September 30, 2002, the Company issued 1,676,168 unregistered shares of common stock to the selling shareholders of Euronet in consideration for the purchase of Euronet (See Note 2). Subsequent to the issuance of these shares, stock options for 1,676,168 shares of common stock were granted and exercised in return for the previously issued shares, which were then cancelled.

In July 2002, the Company issued 410,304 shares to its 401k Retirement Plan (See
Note 14) in satisfaction of its calendar 2001 matching contribution obligation of approximately $380,000. In addition, to enable the Plan to fund certain withdrawal requests, the Company purchased 47,657 shares from the Plan at a cost of $22,071 and put them into treasury.

In May 2003 the Company issued 1,000,000 common shares, which had a fair market value of approximately $40,000, to an investment advisor to assist in the Company's fund raising efforts.

Effective July 31, 2003, the Company completed the sale of 10,000,000 shares of its common stock, which had a fair market value at that time of approximately $400,000, to AMC. Payment for this purchase by AMC was in the form of cash equivalent trade credits with a face value of $4,000,000, which the Company can use or sell to others for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless the Company exercises an option to extend the agreement for one year. The trade credits were valued at the fair market value of the shares issued by the Company of $400,000 and classified as unearned income, which is a separate component of stockholders' deficiency in the accompanying consolidated balance sheet as of September 30, 2003. The unearned credits will be offset as the trade credits are used.

In addition, the Company agreed to loan AMC $150,000 of which $10,000 was delivered at closing; $40,000 was delivered in August 2003; $50,000 was to be delivered by September 10, 2003 and $50,000 was to be delivered by October 10, 2003. The Company did not make the September or October payments. This loan will be repaid exclusively from funds received from the sale by AMC of its 10,000,000 shares of the Company's Common Stock. The Company is required to register these shares within six months of the closing.

PREFERRED STOCK

Series "A"

In connection with the Transcape acquisition in February 2001 (See Note 2), the Company issued 1,356,852 shares of Series "A" Preferred Stock. Each outstanding share of Series "A" Preferred Stock is convertible at any time, at the option of the holder, into common stock on a one for one basis. All of the common shares issuable on conversion of the Series "A" Preferred Stock must be registered by the Company.

Series "B"

In October 2001, the Company raised $1,000,000 in cash through the issuance and sale of 1,000 shares of Series "B" Convertible Preferred Stock to Pitney Bowes, with each share of Series "B" Preferred being convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "B" Preferred Stock. In connection with this transaction Pitney Bowes had nominated Michael Monahan to Vertex's Board of Directors. He served as a Director from November 15, 2001 until his resignation on February 21, 2002.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series "C"

In March 2002, the Company issued 997 shares of Series "C" Convertible Preferred Stock to Midmark upon conversion of approximately $997,000 of convertible notes payable and accrued interest (See Note 11). Each outstanding share of Series "C" Preferred is convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "C" Preferred Stock.

All of the preferred stockholders are entitled to vote their shares as though such conversion had taken place. In addition, preferred stockholders are not entitled to preferred dividends, but are entitled to their pro rata share of dividends, if any, declared on common stock under the assumption that a conversion to common stock had occurred.

STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") that provides for the granting of options to employees, directors, and consultants to purchase shares of the Company's common stock. During fiscal 2001, the Company's Board of Directors approved an increase in the number of shares available for issuance from 4,000,000 to 8,000,000. The Company is required to register the additional 4,000,000 shares issuable pursuant to options exercised. The Company intends to register the shares as soon as possible. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value.

The following table summarizes the common stock options granted, cancelled or exercised under the Plan:


                            2003                 2002                   2001
                     ------------------   -------------------   ------------------
                     Common   Weighted    Common    Weighted    Common    Weighted
                     Stock     Average     Stock    Average      Stock    Average
                    Options   Exercise    Options   Exercise    Options   Exercise
                                Price                Price                 Price
                    --------  --------    -------   --------    -------   --------
Outstanding at
 beginning of year  3,269,000   $3.72    4,691,100   $4.81     3,257,600    $5.95
Granted                     -            2,141,168     .66     2,094,000     3.28
Exercised                   -           (1,676,168)   (.60)     (238,600)   (1.14)
Cancelled          (1,441,000)   4.04   (1,887,100)  (5.73)     (421,900)   (8.07)
                   -----------           ---------             ---------
Outstanding at
 end of year        1,828,000    3.37    3,269,000   $3.72     4,691,100    $4.81
                    =========            =========             =========

Exercisable at
 end of year        1,359,500    3.14    1,645,200   $3.59     1,038,800    $4.57
                    =========            =========             =========
Weighted average
 fair value of
 options granted
 during the year                $ -                  $ .58                  $2.14

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information on stock options outstanding under the Plan at September 30, 2003:

                           Options Outstanding                Options Exercisable
                     ---------------------------------       ----------------------
                       Options                Weighted
                     Outstanding  Weighted    Average       Options        Weighted
                         at       Average     Remaining     Exercisable    Average
  Range of Exercise  September    Exercise    Contractual  at September   Exercise
      Prices         30, 2003      Price      Life          30, 2003       Price
------------------   ---------    --------    ----------    -----------    -------
  $.27 to $1.50       870,000    $  .96         7.36        660,000        $ .91
  1.51 to 2.25        153,500      1.72         4.29        124,500         1.74
  2.26 to 3.40        177,500      2.42         7.61         71,000         2.42
  3.41 to 5.00        342,000      3.91         5.78        318,000         3.90
  5.01 to 7.65            -          -            -             -             -
  7.66 to 11.50        80,000      8.63         7.31         51,000         8.62
  11.51 to 15.88      205,000     12.74         6.56        123,000        12.74
                      -------                              --------
                    1,828,000      3.37                   1,347,500         3.14
                    =========                             =========


OTHER STOCK OPTIONS

In addition to the stock options granted under the "Plan" discussed above, the Company periodically grants stock options to non-employees in consideration for services rendered, as well as for services to be rendered. Options issued for services rendered were accounted for under SFAS 123 and EITF Issue 96-18, using the Black-Scholes option pricing model to determine their fair value. In fiscal 2001, options for 467,561 shares were granted to non- employees, which resulted in an increase in additional paid-in capital of approximately $665,000 and non-cash expenses of approximately $474,000 and non cash acquisition costs of $191,000. In certain instances, options issued for services to be rendered are contingent upon specific performance by the grantee, and will be valued when performance is completed.

In connection with the purchase of Renaissance in fiscal 2000, the Company assumed 535,644 outstanding stock options of Renaissance employees. The fair value of the vested portion of these options amounted to $6,217,472 and was included as part of the consideration paid for Renaissance. The unvested portion of these options was $461,000 and was included as deferred compensation in stockholders' equity and was amortized as compensation expense over the remaining vesting period.

In connection with the purchase of ATS in December 2000, the Company assumed 153,600 outstanding stock options of ATS employees. The fair market value of the vested portion of these options amounted to $620,000 and was included as part of the consideration paid for ATS. The unvested portion of these options was $44,000 and was included as deferred compensation in stockholders' equity and was amortized as compensation expense over the remaining vesting period.

During fiscal 2001, the Company granted non-qualified options to purchase 595,200 shares to various employees in connection with their employment by the Company.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes common stock options granted, cancelled and exercised in addition to those in the Plan:


                              2003                 2002                  2001
                       -------------------  --------------------  -------------------
                                Weighted              Weighted             Weighted
                      Common    Average     Common    Average     Common   Average
                      Stock     Exercise    Stock     Exercise    Stock    Exercise
                      Options   Price       Options   Price       Options  Price
                      -------   --------    -------   --------    -------  ---------
Outstanding at
 beginning of year   6,130,673    $3.37     4,572,392    $4.31   3,390,236    $3.88
Granted                    -                1,680,000      .85   1,764,877     5.50
Exercised                  -                      -        -       (198,881)  (3.22)
Cancelled             (240,117)    1.32      (148,719)   (3.63)   (383,840)   (6.55)
                     ----------             ----------            ---------
Outstanding at
 end of year         5,890,556     3.45     6,103,673    $3.37   4,572,392    $4.31
                     ==========             ==========           ==========

Options exercisable  5,769,106    $3.33     5,937,673    $3.21   4,203,892    $4.10
                     ==========             ==========           ==========


PRO-FORMA SFAS 123 DISCLOSURE

As permitted by SFAS 123, the Company accounts for its stock option plans using the intrinsic value method under APB 25 and, accordingly, does not recognize compensation cost for options with exercise prices at or above fair market value on the date of grant. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date using a fair value pursuant to SFAS 123, net loss and net loss per share would have been increased to the pro forma amounts indicated in the table below:


                                  2003           2002            2001
                             -------------  --------------   --------------
Net loss-as reported          $(3,650,353)   $(44,774,379)  $(122,952,102)
Deduct total stock - based
    employee compensation
    expense determined under
    a fair value based
    method for all awards
    net of related
    tax effects                 1,502,005          76,601       2,730,026
                               -------------  ------------   --------------
Net loss--pro-forma           $(5,152,358)   $(44,850,980)  $(125,682,128)
                               =============  ============   ==============

Loss per share--as reported        $(0.09)         $(1.26)         $(3.95)
Loss per share--pro-forma           (0.13)          (1.26)          (4.04)

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each option granted is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions used in fiscal 2002 and 2001 (no options were issued in fiscal 2003):

                                        2002      2001
                                     ----------- ----------
Expected dividend yield                 0.00%     0.00%
Expected stock price volatility       134.88    106.35
Risk-free interest rate                 4.00      4.50
Expected life of options             3 years   3 years


The effects of applying SFAS 123 and the results obtained through the use of the Black-Scholes option-pricing model used are not necessarily indicative of future values.

REGISTRATION REQUIREMENTS

The Company is obligated to register under the Securities Act of 1933 certain common shares issued or issuable in connection with acquisition agreements, private placements, the exercise of options and warrants and the conversion of notes payable and preferred stock. At September 30, 2003, the Company was obligated to but had been unable to register approximately 16,500,000 common shares then outstanding. The Company intends to register the shares as soon as possible.

WARRANTS ISSUED BY XEQUTE PLC

As of December 31, 2003, XeQute PLC had issued warrants for the purchase of shares of its common stock to Midmark, Aryeh Trust and CSS in connection with certain financing agreements. The total of the fair value of the warrants at the respective dates of issuance was not material. If all of the warrants had been exercised as of September 30, 2003, the Company's ownership interest in XeQute PLC would have decreased from 100% to approximately 90%.

14. RETIREMENT PLANS

The Company and certain of its subsidiaries maintain a 401(k) retirement plan, which is a defined contribution plan covering substantially all employees in the United States. During fiscal 2001, all subsidiary plans were merged into the Company's plan. Eligible employees can contribute up to 17% of their compensation not to exceed Internal Revenue Code limits. In fiscal 2001, the Company amended its plan to require matching contributions of 50% of the employees' contribution up to 3% of gross pay. The Company's contribution will be funded after each calendar year end in either cash or in Vertex stock, at the Company's option. Prior to fiscal 2001, the various plans provided for matching contributions based on management's discretion. The Company accrued contributions for the years ended September 30, 2003, 2002 and 2001 of approximately $80,000, $202,000 and $290,000, respectively. As explained in Note 13, the Company funded its required matching contribution for the calendar year ended December 31, 2001 through the issuance of 410,304 common shares.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. INCOME TAXES

The components of the income tax provision included in the accompanying consolidated statements of operations for the years ended September 30, 2003, 2002 and 2001 consist of the following:

                                   2003          2002         2001
                               -----------  ------------  ----------
 Current:
  Federal                      $     -       $      -    $       -
  Foreign                            -         134,473      131,007
  State                              -             370       19,469
                               -----------   ----------  -----------
  Total Current                      -         134,843      150,476
                               -----------   ----------  -----------
Deferred:
  Federal                            -              -            -
  Foreign                            -              -            -
  State                              -              -            -
                               ----------    ----------  -----------
  Total Deferred                     -              -            -
                               ----------    ----------  -----------
  Total income tax provision         -       $ 134,843     $150,476
                               ==========    ==========  ===========

The net deferred tax assets in the accompanying consolidated balance sheets as of September 30, 2003 and 2002 consist of temporary deficiencies related to the following:

                                          September 30,
                                  -----------------------------
                                      2003              2002
                                  -------------   -------------
Deferred tax assets:
 Allowance for doubtful accounts   $   196,234    $    406,315
 Inventory                             179,155         271,620
 Net operating loss carryforwards   21,695,108      19,514,641
 Capital loss carryforwards          1,850,296       1,850,296
 Accrued expenses                    1,055,638       1,791,904
                                   ------------    ------------
Total deferred tax assets           24,976,431      23,834,776
                                   ------------    ------------

Deferred tax liabilities:
 Depreciation                          (18,633)        (18,633)
 Capitalized software costs            (49,775)        (91,413)
 Deferred revenue                           -         (23,664)
                                   ------------    ------------
Total deferred tax liabilities         (68,408)       (133,710)
                                   ------------    ------------
Valuation allowance                (24,908,023)    (23,701,066)
                                   ------------    ------------
Net deferred tax assets            $        -      $        -
                                   ============    ============

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets arise from the tax benefit of net operating and capital loss carryforwards which are expected to be utilized to offset taxable income and from temporary differences between the recognition in financial statements and tax returns of certain inventory costs, bad debt allowances on receivables, depreciation on fixed assets and amortization of certain intangible assets.

A valuation allowance on the net deferred tax assets has been provided based on the Company's assessment of its ability to realize such assets in the future. For the years ended September 30, 2003, 2002 and 2001 the valuation allowance for net deferred tax assets increased by $1,206,957, $10,359,502 and $11,105,765, respectively, as a result of net changes in temporary differences.

The Company  believes that as of September  30, 1999, an ownership  change under
Section 382 of the Internal Revenue Code occurred. The effect of the ownership change would be the imposition of annual limitations on the use of the net operating loss carryforwards attributable to the periods before the change.

At September 30, 2003, the net operating loss carryforwards available to offset future taxable income consist of approximately $50,100,000 in Federal net operating losses, which will expire in various amounts through 2023, and state net operating losses of approximately $51,700,000 which will expire in various amounts through 2010. These net operating losses also may be limited due to ownership changes, the effect of which has not yet been determined by the Company. Total net operating losses available in foreign jurisdictions are approximately $3,800,000, none of which relate to periods prior to the acquisition of certain subsidiaries by Vertex. When the Company utilizes pre-acquisition net operating losses, the benefit will be reflected as a reduction of goodwill related to the respective subsidiary. No pre-acquisition net operating losses were utilized during fiscal 2003, 2002 and 2001. Based on the fact that the remaining European subsidiaries are in liquidation, the Company does not anticipate utilizing the European net operating losses. The capital loss carryforward at September 30, 2003 of $4,600,000 has no expiration date, but utilization is limited to the extent of capital gains generated by the Company.

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

                                   2003         2002        2001
                                  -------     --------    -------
Statutory rate                     34.0%       34.0 %        34.0 %
Effect of:
 Valuation allowances             (34.0)      (23.2)         (8.4)
 Permanent differences                -       (10.8)        (26.8)
 State income taxes, net              -        (0.3)          1.1
                                  -------     --------    -------
Effective income tax rate           (0%)       (0.3%)        (0.1%)
                                  =======     ========    ========


For 2003, 2002 and 2001, the primary permanent differences relate to the impairment and amortization of goodwill and the in-process research and development write-off which are not deductible for tax purposes.

There are no undistributed earnings of the Company's foreign subsidiaries at September 30, 2003. In the event of a distribution of foreign earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. COMMITMENTS AND CONTINGENT LIABILITIES

LEASES

The Company and its subsidiaries lease office facilities and certain office equipment under operating leases that expire at various dates through 2008.

Rent expense for the years ended September 30, 2003, 2002 and 2001 was approximately $275,000, $2,300,000 and $2,645,000, respectively.

During the year ended September 30, 2002, the Company sold and closed down various businesses. In connection with these dispositions of non-core businesses, the Company abandoned certain facilities and terminated leases at a cost of approximately $1,100,000. As a result of these sales and the accrual of the remaining terminated lease obligations, the minimum lease payments (including common area maintenance charges) under non-cancellable operating leases as of September 30, 2003, that have initial or remaining terms in excess of one year are as follows:

2004   $193,248
2005    176,000
2006    191,875
2007    171,375
2008    111,083
       --------
       $843,581
       ========


In October 2003, the Company consolidated its offices into one building in South Plainfield, and subleased a portion of its office space in Paramus commencing December 1, 2003. The sublease, which requires rental payments of approximately $37,000 per year, expires in May 2008. The Company was able to cancel the remaining portion of the Paramus lease effective January 1, 2004.

PENDING LITIGATION

We are party to a number of claims, which have been previously disclosed by the Company, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of the Company. However, they could lead to involuntary bankruptcy proceedings.

a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, is brought by a former employee claiming breach of his employment agreement.

b) On June 25, 2003, an action was commenced in the United States District Court, District of New Jersey, entitled CPG International, N.V. vs. Vertex Interactive, Inc. The action, which demands $406,342, alleges the Company's breach of an Asset Sale and Purchase Agreement pursuant to which the Company acquired various assets related to CPG International's Service business.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

c) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of Vertex, and Vertex, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. Vertex guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives.

SETTLED LITIGATION

a) On September 28, 2001 Vertex filed a Demand for Arbitration with the American Arbitration Association ("AAA") against Russell McCabe, Daniel McCabe and David Motovidlak (the "ATS Shareholders"), the former shareholders of Applied Tactical Systems, Inc., an entity which merged with Vertex pursuant to a Merger Agreement dated December 29, 2000, seeking damages resulting from the McCabe's interference with Vertex's employees and customers. The ATS Shareholders also filed a Demand for Arbitration seeking $25,000,000 in damages based on, among other things, Vertex's alleged failure to register the ATS Shareholders' stock in Vertex by a certain date.

In a related action, on December 10, 2001 the ATS Shareholders filed a complaint in the United States District Court for the District of New Jersey against Ernst & Young LLP (our former auditors), and certain Vertex shareholders, officers and directors individually. Vertex itself was not a defendant in this action. The ATS Shareholders were seeking damages in the amount of $40,000,000 plus punitive and statutory treble damages based upon, among other things, allegations that Vertex failed to register stock of the ATS Shareholders by a certain date.

On November 15, 2002, we resolved and dismissed claims relating to both of these matters. The United States District Court for the District of New Jersey entered a Stipulation and Order of Settlement and Dismissal as to Certain Parties, agreed to by Vertex, other named parties, and three former ATS shareholders in the case styled Russell McCabe, et al. v. Ernst & Young, LLP, et al., Case No. 01-5747 (WHW). Pursuant to the Stipulation and Order, Vertex and the three former ATS shareholders also agreed to dismiss their respective AAA arbitration claims. The settlement was funded by Vertex's insurance carrier, with no additional payments by Vertex or by any settling defendants. The parties dismissed all claims between them and exchanged mutual general releases.

b) On May 7, 2002 an action was commenced in the Supreme Court of the State of New York, County of New York by Harris Hoover & Lewis, Inc., ("Harris Hoover") in which Harris Hoover alleged that the Company breeched a financial advisory contract. The claim sought damages in the amount of $250,000. The Company had filed a counter claim alleging breech of contract, breech of fiduciary duty and intentional misrepresentation and sought damages in an amount not less than $2,050,000 plus punitive damages. This matter was dismissed by the New York Supreme Court on November 26, 2002. The parties dismissed all claims between them and exchanged mutual general releases. No payments were made by either party to the other.

c) As part of the settlement entered into between the Company and three former principals of a company acquired by Vertex in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against Vertex on July 19, 2002. The incremental liability has been included in other expense (provision for litigation) for the year ended September 30, 2002. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of the Company's bank accounts, placing a hold on approximately $70,000 of the Company's funds. The Company, together with its secured lenders, objected to the turnover of these funds, however a turnover order was granted by the court in October 2002.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

d) On November 7, 2000, Pierce Procurement Ltd. ("Pierce") brought an action against the Company's subsidiary Renaissance Software, Inc. ("Renaissance"), in the Boone County Circuit Court in Northwestern Illinois. The suit was removed to the United States District Court for the Northern District of Illinois, Western Division, on February 1, 2001. The claim by Pierce against Renaissance was based upon allegations that Renaissance sold a computer system which did not meet the particular purposes of Pierce and that Renaissance made certain misrepresentations to Pierce with respect to the system. Renaissance denied such claims, and through its insurance carrier defended the action. Renaissance had counterclaimed against Pierce alleging that Pierce had paid only a portion of the contract fee agreed to by the parties. Total damages claimed by Pierce were approximately $1,500,000 plus interest and penalties. Renaissance sought approximately $76,500 on its counterclaim. In December, 2003, the Company, through its insurance carrier, reached a settlement in this matter, which settlement will be paid by the insurance carrier.

EMPLOYMENT AGREEMENTS AND OTHER COMMITMENTS

The Company has employment agreements with certain key employees, which automatically renew on an annual basis, unless otherwise terminated by either party. Such agreements provide for minimum salary levels (approximately $665,000 as of September 30, 2003) as well as for incentive bonuses. As of September 30, 2003, two employees who have employment agreements, are on furlough from the Company.

On September 27, 1999 the Company entered into a five-year investment banking agreement with MidMark, which requires the Company to pay annual fees of $250,000 per annum. Effective August 13, 2002, concurrent with the resignation of the two Midmark directors from the Vertex Board of Directors, this agreement was terminated.

Effective October 1, 1999, Edwardstone & Company ("Edwardstone") entered into an agreement with the Company pursuant to which Edwardstone agreed to provide the services of Messrs. Biermann and Toms to act as the Executive Chairman and Chief Executive Officer of the Company. Such agreement provided for aggregate annual compensation of $600,000 and entitled them to participate in all employee benefit plans sponsored by Vertex in which all other executive officers of Vertex participate. The agreement had an initial five-year term. This agreement was terminated by mutual consent effective September 30, 2002.

On April 24, 2001 the Company entered into an investment banking agreement with Harris, Hoover and Lewis, LLC to provide financial advisory and consulting services with respect to the acquisition of Plus Integration. This agreement provided for a transaction fee of 2% of the value of the acquisition, together with related options, with a minimum transaction fee of $500,000. This agreement was terminated on November 25, 2002 in connection with the general release of all claims in the litigation settlement discussed above.

On September 23, 2002, the Company entered into a business advisory and consulting services agreement with Jeffrey Firestone to assist the Company in raising funds. The Company paid an initial retainer of $5,000. When Mr. Firestone raises $1,000,000 on behalf of Vertex, he will be entitled to a monthly retainer of $5,000 for an additional five months. If Mr. Firestone is successful within a three year period in raising $1,000,000 of funds through a private equity offering for Vertex, he is entitled to a cash fee equal to 10% of the proceeds and five year warrants to purchase 10% of the shares and other equity instruments sold through the private equity offering with an exercise price equal to the per share price at which shares were sold in the private equity offering. Mr. Firestone is also entitled to a 3% commission if he introduces Vertex to an entity that in turn raises money for Vertex on a commission basis.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 30, 2002, Vertex entered into an agreement with Tarshish Capital Markets ("TCM"), an Israel based corporation to provide financial advisory and fund raising services. An initial non-refundable retainer fee was accrued by the Company at September 30, 2002 and was paid in October 2002 in the form of 800,000 shares of Vertex registered common stock, which had an aggregate fair market value of $56,000. The agreement provides for TCM to use its best efforts to raise in excess of $5,000,000 in a private stock offering. If TCM is successful within a three year period, it is entitled to a cash fee equal to 10% of the amount invested in Vertex and five year warrants to purchase 10% of the shares and other equity instruments sold through the private placement with an exercise price equal to the per share price at which shares are sold in the private stock offering.

17. SEGMENT INFORMATION AND INTERNATIONAL OPERATIONS

The Company operates in one business segment, which is the design, development, marketing and support of supply chain management solutions. Geographic Area Data

The following geographic information presents total revenues, gross profit and identifiable assets for the years ended September 30, 2003, 2002 and 2001 (in thousands):

                                    2003      2002      2001
                                  -------   -------   -------
  Revenues
     North America                 $4,226   $15,495   $30,378
     Europe(1)                         -     20,640    28,709
                                  -------   -------   -------
                                   $4,226   $36,135   $59,087
                                  =======   =======   =======

  Gross Profit
     North America                 $2,087   $ 6,813   $12,705
     Europe(1)                         -      5,428     8,796
                                 --------   -------   -------
                                   $2,087   $12,241   $21,501
                                 ========   =======   =======

  Identifiable assets
     North America                $17,171   $18,436   $60,174
     Europe(1)                         -          -    13,233
     Eliminations                 (15,652)  (15,636)  (19,968)
                                 ---------  -------- ---------
                                  $ 1,519   $ 2,800   $53,439
                                 =========  ======== =========


(1) The Company had operated throughout Europe, but principally in the United Kingdom, Germany and Italy. All European operations had either been sold or placed into liquidation (See Note 2) by September 30, 2002.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PRODUCTS AND SERVICES

Sales to external customers by the three significant product and service line groupings for the years ended September 30, 2003, 2002 and 2001 (in thousands) are as follows:

                                         2003      2002       2001
                                     ---------  ---------   --------
Point Solutions                        $    0    $15,022    $28,849
Enterprise Solutions                      889      6,926      9,921
Service, Maintenance and Other          3,337     14,187     20,317
                                     ---------  ---------   --------
                                       $4,226    $36,135    $59,087
                                     =========  =========   ========

MAJOR CUSTOMERS

The Company had no customers that accounted for more than 10% of revenue for the fiscal years ended September 30, 2003, 2002 and 2001.

18. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the unaudited quarterly results of operations for the years ended September 30, 2003 and 2002:

                                Dec. 31       Mar. 31       June 30      Sept. 30
                             ------------  ------------  ------------  ------------
2003

Revenues                       $1,282,136    $1,174,553    $1,007,793    $ 761,705
Gross profit                      642,153       645,080       384,386      415,685

Net loss                         (960,090)     (863,755)     (840,071)    (986,437)
Weighted average shares
outstanding                    37,201,978    37,201,978    37,663,516   46,571,543

Net loss per share              $   (0.03)   $    (0.02)     $  (0.02)     $ (0.02)


2002

Revenues                     $ 13,036,644  $ 11,466,099    $ 9,959,263  $ 1,673,211
Gross profit                    4,298,777     4,161,127      3,307,117      473,602

Net loss(A)                    (6,091,210)  (10,276,235)   (12,468,033) (15,938,901)

Weighted average shares
outstanding                    34,844,686    35,086,676     35,754,249   36,542,025

Net loss per share            $     (0.17)  $     (0.29)   $     (0.35)  $    (0.44)

(A) In the fourth quarter of fiscal 2002, the Company recorded a change for the write-off of impairment of intangibles of approximately $19,000,000 (See Note 4) and a net gain on sale of non-core assets of approximately $6,000,000.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                  March 31,  September 30,
                                                                    2004          2003
                                                                (Unaudited)
                                                               ------------  -------------
CURRENT ASSETS:
Cash and cash equivalents                                      $      5,871  $     25,265
Accounts receivable, less allowance for doubtful accounts
of $456,358 at March 31, 2004 and September 30, 2003                264,644       639,208
Inventories, net of valuation allowance                             475,305       537,337
Prepaid expenses and other current assets                            48,194        20,103
                                                               ------------   -----------

Total current assets                                                794,014     1,221,913

Equipment and improvements, net of accumulated depreciation
and amortization of $1,345,354 at March 31, 2004 and
$1,320,152 at September 30, 2003                                     45,047        70,249

Capitalized software costs, net of accumulated
amortization of $289,391 at March 31, 2004 and
$231,513 at September 30, 2003                                       57,878       115,756
Other assets                                                        111,273       111,273
                                                               ------------  ------------
Total assets                                                   $  1,008,212  $  1,519,191
                                                               ============  ============

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                March 31,    September 30,
                                                                   2004          2003
                                                              -------------  -------------
                                                               (Unaudited)
CURRENT LIABILITIES:
Notes payable - unrelated parties                              $  1,896,900  $  1,869,236
Notes payable - related parties                                   4,233,187     4,095,848
Convertible notes payable - related parties                       2,294,324     2,294,324
Cash overdraft                                                        6,062           -
Accounts payable                                                  4,549,743     4,533,875
Net liabilities associated with subsidiaries
in liquidation                                                    7,643,547     8,511,077
Payroll and related benefits accrual                              2,402,754     2,622,354
Litigation related accruals                                       4,096,104     4,077,665
Other accrued expenses and liabilities                            5,112,677     4,870,759
Deferred revenue                                                    481,575       305,243
                                                               -------------  -----------

Total current liabilities                                        32,716,873    33,180,381
                                                               -------------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value $.01 per share;
2,000,000 shares authorized,
 1,356,852 shares issued and outstanding
 ($10,000,000 aggregate liquidation preference)                      13,569        13,569
Series B preferred stock, par value $0.01 per share;
 1,000 shares authorized, 1,000 shares issued and outstanding
 ($1,000,000 aggregate liquidation preference)                           10            10
Series C preferred stock, par value $0.01 per share;
 10,000 shares authorized, 997 shares issued and outstanding
 ($997,000 aggregate liquidation preference)                             10            10
Common stock, par value $.005 per share; 75,000,000 shares
 authorized; 48,201,978 shares issued and outstanding               241,011       241,011
Additional paid-in capital                                      155,418,295   155,364,295
Unearned income                                                    (400,000)     (400,000)
Accumulated deficit                                            (185,176,889) (184,332,055)
Accumulated other comprehensive loss                             (1,737,427)   (2,480,790)
Less: Treasury stock, 87,712 shares of common stock (at cost)       (67,240)      (67,240)
                                                               ------------- -------------
Total stockholders' deficiency                                  (31,708,661)  (31,661,190)
                                                               ------------- -------------

Total liabilities and stockholders' deficiency                 $  1,008,212   $  1,519,191
                                                               ============= =============

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                        For the Three Months Ended March 31,    For the Six Months Ended March 31,
                         ----------------------------------     ----------------------------------
                                   2004         2003                  2004             2003
                           -------------- --------------       ---------------   ----------------
REVENUES                      $   517,816   $1,174,553        $     1,350,086    $   2,456,689

COST OF SALES                     235,738      529,473                775,715        1,169,456
                            -------------- ------------        ---------------    --------------

GROSS PROFIT                      282,078      645,080                574,371        1,287,233
                            -------------- ------------        ---------------    --------------

OPERATING EXPENSES:

Selling and administrative        504,209    1,244,092              1,103,649        2,603,819
Depreciation and amortization      39,885       66,328                 83,080          137,987
                            -------------- ------------        ---------------    ---------------
Total operating expenses          544,094    1,310,420              1,186,729        2,741,806
                            -------------- ------------        ---------------    --------------
OPERATING LOSS                   (262,016)    (665,340)              (612,358)      (1,454,573)
                            -------------- ------------        ---------------    --------------

OTHER INCOME (EXPENSES):
Interest income                         -        2,703                      -            3,903
Interest expense                 (235,035)    (203,328)              (514,306)        (368,073)
Gain on liquidation
of foreign subsidiaries           320,951           -                 320,951                -
Other                             (10,534)       2,210                (39,121)           (5,102)
                            --------------  -----------        ---------------    --------------
Net other income (expense)         75,382     (198,415)              (232,476)         (369,272)
                            --------------  -----------        ---------------    --------------
NET LOSS                     $   (186,634)   $(863,755)         $    (844,834)     $ (1,823,845)
                            ============== ============        ===============    ==============

Net loss per share of
  common stock:
        Basic and diluted           ($.00)       ($.02)                ($.02)            ($.05)
                             ============== ============       ===============    ==============
Weighted average number
  of shares outstanding:
        Basic and diluted       48,201,978   37,201,978            48,201,978        37,201,978
                             ============== ============       ===============    ==============

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE SIX MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)

                                                 Preferred Stock         Common Stock     Additional
                                                 ---------------       -----------------    Paid-In
                                                 Shares     Amount     Shares     Amount    Capital
                                                 ------     ------     ------     ------   -----------
Balance September 30, 2003                     1,358,849  $ 13,589  48,201,978  $241,011 $155,364,295
Effects of issuance of warrants
 with notes payable - related parties                                                          54,000
Net loss(A)
Change in unrealized foreign
     exchange translation gains/losses(A)                                   -         -
Reclassification into current period earnings
                                              ----------  --------  ----------  -------- ------------
Balance March 31, 2004                         1,358,849   $13,589  48,201,978  $241,011 $155,418,295
                                              ==========  ========  ==========  ======== ============

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE SIX MONTHS ENDED MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

                                                                     Accumulated
                                                                        Other
                                        Unearned     Accumulated    Comprehensive   Treasury
                                         Income        Deficit          Loss          Stock       Total
                                       ----------   ------------   -------------- --------- -------------
Balance September 30, 2003             $(400,000)  $(184,332,055)   $(2,480,790) $ (67,240) $(31,661,190)
Effects of issuance of warrants
 with notes payable - related parties                                                             54,000
Net loss(A)                                             (844,834)                               (844,834)
Change in unrealized foreign
     exchange translation
     gains/losses(A)                                                   (329,845)                (329,845)

Reclassification into current period
  earnings                                                            1,073,208                1,073,208
                                      ----------- --------------   ------------  ---------  -------------
Balance March 31, 2004                $(400,000) $  (185,176,889)   $(1,737,427) $(67,240)  $(31,708,661)
                                      =========== ==============   ============ ==========  =============

(A) Comprehensive (income)loss for the three and six months ended March 31, 2004 totaled $(186,210) and $1,174,679 respectively.

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                     For the Six Months Ended March 31,
                                                    -----------------------------------
                                                            2004              2003
                                                      ---------------    --------------
Cash Flows from Operating Activities:
------------------------------------
Net loss                                                   $(844,834)     ($1,823,845)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization                                 83,080          137,987
Charges to interest expense for warrants
issued with note  payable - related parties                   54,000                -
Gain on liquidation of foreign subsidiaries                 (320,951)               -
Changes in assets and liabilities:
Accounts receivable, net                                     374,564          427,151
Inventories, net                                              62,032          161,555
Prepaid expenses and other current assets                    (28,091)          60,065
Other assets                                                       -           36,692
Accounts payable                                              15,868          117,479
Accrued expenses and other liabilities                       237,541          418,394
Advances from customers                                            -         (343,547)
Deferred revenue                                             176,332         (431,944)
                                                          -----------     -----------
Net cash used in operating activities                       (190,459)      (1,240,013)
                                                          -----------     -----------

Cash Flows from Financing Activities:
-------------------------------------
Proceeds from notes and convertible notes payable -
  related parties                                            137,339        1,207,931

Repayment of senior credit facility                                -         (145,736)

Proceeds from notes payable                                        -          250,000

Cash overdraft                                                 6,062                -
                                                          -----------     -----------
Net cash provided by financing activities                    143,401        1,312,195
                                                          -----------     -----------
Effect of exchange rate changes on cash                       27,664                -
                                                          -----------     -----------
Net increase (decrease) in cash and cash equivalents         (19,394)          72,182

Cash and cash equivalents at beginning of period              25,265           74,016
                                                          -----------     -----------
Cash and cash equivalents at end of period                   $ 5,871         $146,198
                                                          ===========     ===========

See notes to condensed consolidated financial statements.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

BACKGROUND AND DESCRIPTION OF BUSINESS

Vertex Interactive, Inc. ("Vertex" or "we" or "our" or the "Company") is a global provider of supply chain management ("SCM") technologies, including enterprise software systems and applications, that enable our customers to manage their orders, inventory and warehouse needs, consultative services, and software and hardware service and maintenance. We serve our clients through three general product and service lines: (1) enterprise solutions; (2) point solutions; and, (3) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java'TM'-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. Our point solutions provide an array of products and services designed to solve more specific customer needs from managing a mobile field workforce, mobile data collection, distributed bar code printing capabilities, compliance labeling applications, automated card devices, software development tools and proprietary software serving SAP R/3 users. We provide a full range of software and hardware support services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In August 2002, Vertex formed XeQute Solutions, Inc. ("XeQute"), a Delaware corporation, which is an indirect, wholly-owned subsidiary. XeQute purchased most of the operating assets and assumed certain liabilities of both Vertex and its principal North American subsidiaries and became the principal operating entity of the group effective October 1, 2002. These assets comprise substantially all of the enterprise software businesses of Vertex. XeQute is a wholly-owned subsidiary of XeQute Solutions PLC ("XeQute PLC") which is a holding company that is a direct, wholly-owned subsidiary of Vertex.

As of March 31, 2004, the Company's securities have been approved to return to the bulletin board for trading. From February 2003 to March 2004, the Company's securities were quoted on the Pink Sheets, under the symbol "VETXE".

GOING CONCERN MATTERS

Based upon our substantial working capital deficiency and stockholders' deficiency of approximately $31,923,000 and $31,709,000 at March 31, 2004, respectively, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our defaults on substantially all of our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and (iv) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OUTLOOK:

Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, Vertex continues to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of its operating expenses. In addition, it has structured its overall operations and resources around high margin enterprise products and services. However, in order to remain in business, the Company must raise additional cash in a timely fashion.

INITIATIVES COMPLETED OR IN PROCESS:

The following initiatives related to raising the required funds, settling liabilities and/or reducing expenses have been completed or are in process:

(i) As of March 31, 2004, the Company had borrowed approximately $6,528,000 from MidMark Capital, L.P., a company that owns shares of Vertex's preferred and common stock (See Note 5). MidMark Capital L.P. and its affiliate, MidMark Capital II, L.P., and certain individuals related to these two entities, are referred to collectively as "MidMark". Included in the aforementioned amount payable to MidMark is $281,287 which has been borrowed under a Grid Note which provides for up to $1,000,000 of availability from MidMark. This note will be funded by the proceeds, if any, from the sale of any shares of Vertex common stock held by MidMark (see Note 5).

(ii) The Company completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell its five remaining European operations, and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the three months ended March 31, 2004, we recognized a noncash gain of $320,000 from the approval by creditors of the liquidation of the net liabilities of the
Company's U.K. subsidiary (see Note 2). Upon legal resolution of the approximately $7,644,000 of net liabilities of the remaining European entities as of March 31, 2004 we expect to recognize a non-cash gain (without any significant cash outlay); however, the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.

(iii) We have continued to reduce headcount (to approximately 20 employees in our continuing North American business at March 31, 2004, of whom 5 were furloughed until additional funds are raised), consolidate facilities and generally reduce costs.

(iv) Effective July 31, 2003, the Company completed the sale of 10,000,000 shares of its common stock, which had an estimated fair market value at that time of approximately $400,000, to American Marketing Complex, Inc. ("AMC")(see
Note 6). Payment for this purchase was in the form of cash equivalent trade credits with a face value of $4,000,000, which the Company can utilize for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the cash equivalent trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless the Company exercises an option to extend the agreement for one year.

(v) We are seeking to settle certain of our current liabilities through non-cash transactions. Vertex is negotiating with vendors to settle balances at substantial discounts, including through the use of the cash equivalent trade credits set forth in (v) above. In addition, we are negotiating to settle certain notes payable and approximately $4,100,000 of litigation related accruals at a discount or with the issuance of shares of either Vertex or XeQute.

(vi) We entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the sale of (i) $3,000,000 in convertible notes and (ii) warrants to purchase 3,000,000 shares of our common stock and received proceeds of $1,500,000 from such sale (see Note 5). Pursuant to the Securities Purchase Agreement, we sold an additional $750,000 in convertible notes and issued warrants to purchase 750,000 shares of our common stock and received proceeds of $750,000 from such sale on May 28, 2004.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In conjunction with the sale of the convertible notes, we also entered into an agreement with MidMark that resulted in, among other things, the conversion of substantially all of our borrowings from MidMark into preferred and common stock and warrants (see Note 5).

While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis that contemplates Vertex's continuation as a going concern and the realization of assets and liquidation of liabilities in the ordinary course of business. Such financial statements do not include any adjustments, with the exception of the provision to reduce the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Vertex fails to raise additional capital when needed, the lack of capital will have a material adverse effect on Vertex's business, operating results, financial condition and ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending September 30, 2004.

The balance sheet at September 30, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

For further information, refer to the audited consolidated financial statements and footnotes thereto also included in this prospectus.

2. Sales or Divestitures of Non-Core Businesses

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets (see
Note 3 in the audited consolidated financial statements). After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK-previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France - previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the three months ended March 31, 2004, the Company recognized a noncash gain from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary, as explained below. Accordingly, the remaining net assets and retained liabilities of these businesses are classified as net liabilities associated with subsidiaries in liquidation in the accompanying March 31, 2004 and September 30, 2003 condensed consolidated balance sheets.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

While the Company expects the liquidation process to take through at least September 30, 2004, significant variations may occur based on the complexity of the entity and requirements of the respective country.

Retained liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates, based on contractual negotiations, and the outcome of certain legal actions and liquidation proceedings.

The following is a summary of net assets and retained liabilities as of March 31, 2004 and September 30, 2003:

                                     March 31,      September 30,
                                       2004              2003
                                    ------------     -----------
Cash                                $  201,117      $   654,068
Receivables, net                     1,169,520          990,468
Inventories, net                        645,489          608,993
Accounts payable                    (2,273,720)      (2,959,933)
Accrued liabilities                 (5,014,881)      (5,207,546)
Deferred revenue                    (1,232,559)      (1,186,486)
Loans payable - banks               (1,138,513)      (1,074,142)
Other liabilities                           -          (336,499)
                                   -----------      -----------
Net liabilities associated with
  subsidiaries in liquidation      $(7,643,547)     $(8,511,077)
                                   ============     ===========


The Company received notice that the liquidation of Vertex UK, which was under liquidation as of December 31, 2003, has been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, reclassed approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations and recognized a gain of approximately $320,000 in the second quarter of fiscal 2004.

Except for the gain from the liquidation of the U.K. subsidary, the results of operations of these businesses for the three and six months ended March 31, 2004 and 2003 were not significant.

3. INVENTORIES

Inventories consist of raw materials of $475,305 and $537,337 at March 31, 2004 and September 30, 2003, respectively, and were net of a valuation allowance of $50,504 at those dates.

At March 31, 2004 and September 30, 2003, inventories of the European operations in liquidation amounted to approximately $645,000 and $609,000, respectively, and are presented on the balance sheets in net liabilities associated with subsidiaries in liquidation.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. NOTES PAYABLE TO UNRELATED PARTIES

Notes payable to unrelated parties consist of past due notes payable to the following:

                                              March 31,       September 30,
                                                2004              2003
                                             ----------        ----------
Renaissance  Software, Inc.                  $1,227,500        $1,227,500
Divisions of Genicom International              375,000           375,000
Aryeh Trust                                     294,400           266,736
                                             ----------        ----------
                                             $1,896,900        $1,869,236
                                             ==========        ==========


The note payable to Aryeh Trust was repaid in April 2004. The other notes remained unpaid as of April 30, 2004. For additional information, see Note 5 below and Note 10 in the audited consolidated financial statements.

5. NOTES AND CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Notes and convertible notes payable to related parties consist of past due or demand notes payable to MidMark as follows:

                                            March 31,         September 30,
                                              2004                2003
                                           ----------          ----------
10% convertible notes                      $1,814,324          $1,814,324
Convertible loan note                         480,000             480,000
Demand notes                                3,701,900           3,701,900
Grid note                                     281,287             143,948
Bridge loan                                   250,000             250,000
                                           ----------          ----------
                                           $6,527,511          $6,390,172
                                           ==========          ==========


MidMark is a shareholder of the Company and certain MidMark Managing Directors have served as directors of the Company. In June 2001, November 2001 and again in January 2002, the Company issued in the aggregate $5,500,000 of convertible notes payable to MidMark. These notes were to automatically convert into shares of Vertex common stock on the day that the Company obtained the requisite shareholder approval for the issuance of shares upon conversion to MidMark. In the event that shareholder approval was not obtained by September 30, 2003, the principal amount plus any accrued interest (at the prime rate) would become immediately due and payable. The notes were to convert, subject to future events, into (i) Vertex common stock at a future market price no higher than $1.31 per share or (ii) 5,500 shares of Series "C" Preferred Stock, which were convertible into 6,545,000 common shares at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In March 2002, the Company agreed to amend the agreement related to the $5,500,000 of convertible notes payable issued in June 2001. The amendment removed both the requirement for shareholder approval and the automatic conversion feature, and set the maturity date for September 30, 2003. Concurrent with the amendment of these notes, MidMark elected to convert approximately $782,000 of principal and $218,000 of accrued interest into 997 shares of Series "C" preferred stock. The remaining principal balance of the convertible notes payable of $4,718,717 and accrued interest at prime were convertible into Series "C" preferred shares at a conversion price of $1,000 per share. The Series "C" preferred shares in turn were convertible into shares of common stock at $0.84 per share.

In November 2001, the Company issued $3,000,000 of 10% convertible notes payable, with an original maturity date of September 30, 2003, to MidMark that would have been convertible into 3,000 shares of Vertex Series "C" Preferred Stock at the option of MidMark on the day that the Company obtained the requisite shareholder approval for the issuance of Series "C" Preferred Stock upon conversion to MidMark. MidMark could have converted the Series "C" Preferred Shares into 3,570,026 shares of Vertex common stock at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%.

On August 9, 2002, the remaining principal balance of $4,718,717 of the convertible notes and $1,185,176 of the $3,000,000 of 10% convertible notes were fully settled in connection with the sale of the Company's French based advanced planning software business to MidMark. The remaining $1,814,324 of past due 10% convertible notes payable at March 31, 2004 and September 30, 2003 are convertible at $0.84 per share and collateralized by all tangible and intangible property of the Company.

In December 2002, XeQute received an additional $480,000 from MidMark under a Convertible Loan Note with terms similar to the 10% convertible note payable described above. The Convertible Loan Note would have automatically converted into Non-Voting Shares of XeQute PLC at $0.672 per share when a minimum subscription of $480,000 of a proposed but now aborted private placement had been reached.

The conversion rates of all of the above MidMark notes are subject to certain antidilution provisions.

The Company borrowed an additional $2,588,900 during the year ended September 30, 2002, and an additional $1,113,000 (including $425,000 restricted for usage on XeQute obligations) during the year ended September 30, 2003, from MidMark under nonconvertible notes that are payable on demand, bear interest at 10% per annum and are secured by the same collateral in which the Company previously granted a security interest to MidMark under the agreement related to the convertible notes payable described above.

During October 2002, Vertex also executed a Grid Note which provides for up to $1,000,000 of availability from MidMark. This note will be funded by the proceeds, if any, from the sale of any shares of Vertex common stock held by MidMark. This note is payable on demand, carries interest at the rate of 10% per annum and is secured by the same collateral in which the Company previously granted a security interest to MidMark under the agreement related to the convertible notes payable described above. In consideration of MidMark providing this facility, the Company agreed to issue warrants to purchase a number of unregistered shares equal to 120% of the number of tradeable shares sold by MidMark to fund such note, at a purchase price per share equal to 80% of the price per share realized in the sale of shares to fund the Grid Note. As of March 31, 2004, the Company had borrowed $281,287 under this arrangement. As a result of the borrowings through March 31, 2004, the Company was obligated to issue to MidMark warrants to purchase 5,569,980 shares of common stock at an exercise price of $0.05 per share. The aggregate estimated fair value of the warrants at the respective dates of issuance was $54,000 which was determined using the Black-Scholes option pricing model and recorded as a charge to interest expense, with an offsetting increase in additional paid-in capital, during the six months ended March 31, 2004. In applying the Black-Scholes option pricing model, the Company used the following assumptions: expected dividend yield - 0%; expected stock price volatility - 142%; risk-free interest rate - 3.50%; and expected life of the warrants - three months.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In December 2002, Vertex, through XeQute PLC, closed a $500,000 Bridge Loan arranged by CSS whereby it borrowed $250,000 from both MidMark and Aryeh Trust, an unrelated party. Originally, the Bridge Loans were to be repaid with proceeds from a proposed private placement funding. The Bridge Loans matured on June 9, 2003. The Company has agreed to continue paying interest at the original rate of 3% per month, with the principal to be repaid when funds become available. The Bridge Loans are secured by a first security interest in all of the assets of XeQute. The lenders were each granted warrants to purchase shares of XeQute PLC as part of the consideration for this loan. The interest charge relating to the fair value of these warrants was not material and was recognized over the original term of the Loan. Upon the receipt of the minimum subscription amount for a private placement by XeQute PLC, MidMark has agreed to relinquish its security interest in the assets of XeQute, in exchange for warrants to purchase 250,000 common shares of XeQute PLC which are presently owned by Vertex. MidMark has agreed that it will vote any shares which it may acquire through the exercise of the warrant in accordance with the directions of Vertex. However, it will retain its security interest in the shares of XeQute PLC owned by Vertex and in all of the assets of Vertex.


Vertex entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the private placement (the "Private Placement") of (i) $3,000,000 in convertible notes (the "Convertible Notes") and (ii) warrants (the "Warrants") to purchase 3,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $3,000,000 as follows: $1,500,000 which was provided to us on April 28, 2004; $750,000 which was provided to us on May 28, 2004; and $750,000 which will be provided to us within five business days of this prospectus being declared effective. In connection with the Securities Purchase Agreement, Vertex executed an agreement granting the investors a first priority interest in all of its goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper and intellectual property.


50% of the Convertible Notes bear interest at 10%, mature two years from the date of issuance, and will be convertible into our common stock, at the investors' option, at the lower of: $0.30; or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The other 50% of the Convertible Notes bear interest at 10%, mature two years from the date of issuance, and will be convertible into our common stock, at the investors' option, at the lower of: $0.30; or 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Convertible Notes would become due upon any default under the terms of Convertible Notes. The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. Since the conversion price will be less than the market price of the common stock at the time the Convertible Notes are issued, management anticipates that the Company will recognize a charge relating to the beneficial conversion feature of the Convertible Notes during the quarter in which they are issued, including the third quarter of fiscal 2004 when $2,250,000 of Convertible Notes were issued.

In connection with the Private Placement of the Convertible Notes and Warrants as described above, MidMark and Vertex have agreed, subject to the execution of mutually acceptable documentation, that:

1. All warrants held by MidMark for the purchase of the common stock of Vertex shall be exercised by applying the $281,287 owed by Vertex to MidMark under the Grid Note at March 31, 2004, as described above, in complete satisfaction of the exercise price for such warrants.

2. The warrants held by MidMark for 60,000 shares of XeQute Solutions, PLC shall be converted into a warrant for 240,000 shares of common stock of Vertex, exercisable at $0.01 per share, and shall be exercised by reducing the amount of indebtedness owed by the Company to MidMark.


3. Vertex authorized the issuance of Series "C-1" convertible preferred stock and exchanged the 997 outstanding shares of Series C preferred stock held by MidMark for Series C-1 preferred stock on a 1:1 basis. Each share of Series Class C-1 preferred stock will be convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Vertex authorized the issuance of Series "D" convertible preferred stock with a liquidation preference equal to the amount paid for such shares by MidMark together with a 10% per annum return and with conversion rights on the same terms as the conversion rights for the Series C-1 preferred stock. MidMark will convert all indebtedness owed to MidMark by Vertex or its subsidiaries, which indebtedness is not applied to the exercise price of the Warrants held by MidMark as set forth above, to the Series "D" preferred stock.

5. Vertex and MidMark entered into a Redemption Agreement providing for the redemption of such class D preferred stock which may be redeemed for payment of an amount equal to $504,713; which redemption shall occur upon the earlier of
(x) December 31, 2004, or (y) the receipt by us of a tax refund, which refund is expected in the third quarter of fiscal year 2004.

6. Vertex will provide registration rights to MidMark with respect to any unregistered shares of common stock of Vertex identical to those provided under the terms of the Private Placement. In furtherance of this, MidMark will, under the terms of a customary lock-up agreement, agree not to sell any shares of common stock until the earlier of (x) one year after the effective date of the Prospectus or (y) the sale by the Private Placement investors of common stock which in the aggregate exceeds two thirds (as determined by value) of the common stock received by the Private Placement investors in connection with the exercise of their conversion rights under the Convertible Notes.

A portion of the proceeds of the Private Placement was used to repay the balance of the note payable to Aryeh Trust ($294,400 as of March 31, 2004--see Note 4). Upon the execution of mutually acceptable documentation by MidMark and the Company, the balance of the Company's obligations to MidMark, which totaled $6,527,511 as of March 31, 2004 as shown in the table above, will be converted to Series "D" preferred stock or warrants.

6. STOCKHOLDERS' DEFICIENCY

Unearned Income

Effective July 31, 2003, the Company completed the sale of 10,000,000 shares of its common stock, which had a fair market value at that time of approximately $400,000, to AMC. Payment for this purchase by AMC was in the form of cash equivalent trade credits with a face value of $4,000,000, which the Company can use or sell to others for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless the Company exercises an option to extend the agreement for one year. The trade credits were valued at the fair market value of the shares issued by the Company of $400,000 and classified as unearned income, which is a separate component of stockholders' deficiency in the accompanying condensed consolidated balance sheets as of March 31, 2004 and September 30, 2003. The unearned credits will be offset as the trade credits are used.

In addition, the Company agreed to loan AMC $150,000 of which $10,000 was delivered at closing; $40,000 was delivered in August 2003; $50,000 was to be delivered by September 10, 2003 and $50,000 was to be delivered by October 10, 2003. The Company did not make the September or October payments. This loan will be repaid exclusively from funds received from the sale by AMC of its 10,000,000 shares of the Company's common stock. The Company is required to register these shares.

Preferred Stock

Series "A"

The Company has issued 1,356,852 shares of Series "A" Preferred Stock. Each outstanding share of Series "A" Preferred Stock is convertible at any time, at the option of the holder, into common stock on a one for one basis.

All of the common shares issuable on conversion of the Series "A" Preferred Stock must be registered by the Company.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Series "B"

The Company raised $1,000,000 in cash through the issuance and sale of 1,000 shares of Series "B" Convertible Preferred Stock, with each share of Series "B" Preferred being convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "B" Preferred Stock.

Series "C"

In March 2002, the Company issued 997 shares of Series "C" Convertible Preferred Stock to MidMark upon conversion of approximately $997,000 of convertible notes payable and accrued interest. Each outstanding share of Series "C" Preferred is convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "C" Preferred Stock.

All of the preferred stockholders are entitled to vote their shares as though such conversion had taken place. In addition, preferred stockholders are not entitled to preferred dividends, but are entitled to their pro rata share of dividends, if any, declared on common stock under the assumption that a conversion to common stock had occurred.

Pro Forma and Other Disclosures Related to Stock Options

As of September 30, 2003, the Company had granted options to purchase a total of 7,718,556 shares of common stock. No options were granted and options to purchase 155,000 and 330,000 shares were cancelled during the three and six months ended March 31, 2004, respectively.

As further explained in Note 13 in the audited consolidated financial statements, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" the Company accounts for its stock option plans using the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, it does not recognize compensation cost for options with exercise prices at or above fair market value on the date of grant and, instead, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method of accounting under SFAS 123 had been applied. The Company did not grant any stock options to employees during the six months ended March 31, 2004 and 2003; however, it did grant options to employees in prior periods. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date and had amortized the cost over the vesting period pursuant to SFAS 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below:

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  Three Months Ended March 31     Six Months Ended March 31,
                                   -------------------------     ---------------------------
                                     2004           2003            2004             2003
                                   ---------     -----------     -----------     -----------
Net loss-as reported               $(186,634)    $  (863,755)    $  (844,834)    $(1,823,845)

Deduct total stock - based
  employee compensation expense
  determined under a fair value
  based method for all awards,
  net of related tax effects        (247,621)       (247,893        (495,307)       (495,975)
                                   ---------     -----------     -----------     -----------
Net loss - pro-forma               $(434,255)    $(1,111,648)    $(1,340,141)    $(2,319,820)
                                   =========     ===========     ===========     ===========

Loss per share - as reported       $    (.00)    $      (.02)    $      (.02)    $      (.05)
Loss per share - pro-forma         $    (.01)    $      (.03)    $      (.03)    $      (.06)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model (see Note 13 in the audited consolidated financial statements as to the assumptions used in prior periods).

7. EARNINGS (LOSS) PER SHARE

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per shares is calculated by dividing net income or loss (there are no dividend requirements on the Company's outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

As of March 31, 2004, there were 18,571,878 shares of common stock potentially issuable upon the exercise of stock options (7,267,106 shares), warrants (5,569,980 shares) and the conversion of convertible securities (5,893,192 shares). However, diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations because the Company had a net loss for the three and six months ended March 31, 2004 and 2003, and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive.

8. COMMITMENTS AND CONTINGENCIES

We are party to a number of claims, which have been previously disclosed by the Company, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of the Company. However, they could lead to involuntary bankruptcy proceedings.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, is brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judegment was granted against the Company in the amount of $350,482.

b) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of Vertex, and Vertex, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. Vertex guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives.

c) As part of the settlement entered into between the Company and three former principals of a company acquired by Vertex in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against Vertex on July 19, 2002. The incremental liability has been included in other expense (provision for litigation) for the three months ended December 31, 2002. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of the Company's bank accounts, placing a hold on approximately $70,000 of the Company's funds. The Company, together with its secured lenders, objected to the turnover of these funds, however a turnover order was granted by the court in October 2002.

d) On or about March 22, 2004, an action against us and our subsidiary Renaissance Software, Inc. was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et. al. The action, which demands $327,676, alleges two months rent totaling $23,737 and an early termination fee of $303,939 to be due Great Oak LLC, the landlord of premises leased to Renaissance Software LLC. We vigorously contest the allegations and anticipate defending the case vigorously.

e) On June 25, 2003, an action was commenced in the United States District Court, District of New Jersey, entitled CPG International, N.V. vs. Vertex Interactive, Inc. The action, which demands $406,342, alleges the Company's breach of an Asset Sale and Purchase Agreement pursuant to which the Company acquired various assets related to CPG International's Service business. On March 3, 2004, the action was settled for the sum of $125,000 which was paid on April 30, 2004.

f) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Esses County, a judgment was granted against the Company in the amount of $142,155. The action alleged non payment the the Company for computer hardware.

PAYROLL OBLIGATIONS

As a result of its severe cash constraints (see Note 1 - Going Concern section), the Company had fallen as much as two to three months behind in meeting its payroll obligations to its employees subsequent to September 30, 2002. The Company has been meeting its current payroll obligations, and has attempted to pay overdue employee payroll obligations as cash resources become available. However, in a letter dated April 3, 2003 the New Jersey Department of Labor (N.J.D.O.L.) has assessed the Company a penalty of $154,000 for failure to pay payroll on a timely basis. The Company entered into Consent Order and Agreement with the N.J.D.O.L. to pay down this obligation, starting with an initial payment on April 30, 2004 of $18,000, which the Company has made, and then monthly payments of $30,000 starting on June 1, 2004, until the balance of the payroll obligations are paid.

In addition, a number of former employees of a California based division of Vertex had filed claims with the California Department of Labor for non payment of wages for the second half of July 2002; the final payroll prior to the closing of the division. The Company had disputed the claims, primarily on the basis of the lack of documentation for hours worked during the period. However in July 2003, these claims were heard by the California DOL and the amounts claimed, together with interest and penalties aggregating approximately $100,000 which remain unpaid as of March 31, 2004, were granted to these former employees.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES

                 SCHEDULE II -VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001

                                       Balance at  Additions   Deductions   Balance
                                       Beginning  Charged to      From     at End of
                                        of Year     Expense     Reserves     Year
                                      ----------  ----------   ---------- ----------
Year Ended September 30, 2003:
  Deducted from accounts receivable
    for doubtful accounts              $ 929,030   $       0   $ 472,672   $ 456,358
  Deducted from inventory as
    valuation allowance                $ 271,267   $       0   $ 220,763   $  50,504

Year Ended September 30, 2002:
  Deducted from accounts receivable
    for doubtful accounts              $ 380,568   $ 617,465   $  69,003   $ 929,030
  Deducted from inventory as
    valuation allowance                $  10,000   $ 261,267   $       0   $ 271,267

Year Ended September 30, 2001:
  Deducted from accounts receivable
    for doubtful accounts              $ 180,630   $ 439,764   $ 239,826   $ 380,568
  Deducted from inventory as
    valuation allowance                $  10,000   $       0   $       0   $  10,000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                                          $   236.93
Accounting fees and expenses                                   10,000.00*
Legal fees and expenses                                        35,000.00*
Miscellaneous                                                   4,763.07
                                    TOTAL                     $50,000.00*
                                                              ==========

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

      On June 19, 2001, we issued in the aggregate $5,500,000 of convertible notes payable to Midmark Capital L.P., Midmark Capital II L.P., and certain individuals related to these two entities (collectively "Midmark Capital"). On March 7, 2002, we and Midmark Capital amended this agreement, and Midmark Capital converted $805,755 of principal and associated accrued interest outstanding under the Note into 997 shares of the Company's unregistered Series "C" Convertible Preferred Stock at the conversion price of $1,000 for each share. These unregistered shares were issued to "accredited investors" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On July 17, 2001, we retained the services of vFinance LC, a financial consulting firm, to assist us in raising capital and to provide strategic advice to maximize shareholder value. As partial compensation for vFinance's services, options exercisable for 100,000 unregistered shares of our common stock were issued to vFinance at an exercise price of $2.16 per share. These options were issued to an "accredited investor" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On July 23, 2001, in consideration for their forbearance in the payment of past due principal and the related interest thereon, we issued 147,000 unregistered shares of our common stock to current bondholders of Renaissance Software, Inc., a company we acquired effective September 30, 2000. The shares were issued to "accredited investors" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On July 31, 2001, we completed a $359,375 private placement of a convertible note with Partas AG, an affiliate of one of the Directors of ours. This note is, upon shareholder approval, convertible into 250,000 shares of unregistered common shares. The unregistered shares are issuable to an "accredited investor" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On September 10, 2001, we acquired all the capital stock of DynaSys S. A. The total purchase price was 134,979 unregistered shares of our common stock, which at the date of the transaction had a fair value of $1.61 per share. The shares were issued pursuant to Rule 903 of Regulation S under the Securities Act of 1933.

      In connection with our September 10, 2001 acquisition of DynaSys S. A., we converted outstanding debt into equity by issuing unregistered shares (i) in the amount of 56,069 to Societe alsacienne de developpement et d'expansion (SADE) in settlement of $70,086 notes payable, and (ii) in the amount of 12,864 to Finance & Strategies in settlement of $16,080 notes payable. The shares were issued pursuant to Rule 903 of Regulation S under the Securities Act of 1933.

      On October 5, 2001, we acquired all the capital stock of Euronet Consulting S.r.l. for 684,620 unregistered shares of our common stock, subject to certain post-closing price adjustments and an obligation for an additional $210,000 payable no later than April 30, 2002.

      On October 18, 2001, we completed a $1,000,000 private placement with Pitney Bowes Inc. by issuing 1,000 shares of Series "B" Convertible Preferred Stock. These shares are convertible into 1,190,000 shares of unregistered common stock at $0.84 per share. The unregistered shares were issued to an "accredited investor" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On November 1, 2001, we completed a private placement with MidMark Capital II, L. P. by issuing a $3.0 million, 10% Convertible Note. Upon shareholder consent and at the option of MidMark II, this Note can convert into 3,000 Series "C" Preferred shares, which can then convert into 3,570,026 shares of Common Stock at $0.84. The unregistered shares were issued to "accredited investors" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On November 20, 2001, we completed a private placement with Laurus Master Fund Ltd. by issuing a $2,000,000 convertible 7% note. The Note is convertible into shares of our common stock at the lower of (i) $.85 per share (2,352,941 shares) or (ii) 88% of the eight lowest closing prices during the thirty days prior to the conversion date. In connection with this agreement, we also issued options to purchase 180,000 of our common stock at $1.284 per share to the investor. The unregistered shares were issued to an "accredited investor" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      In connection with the January 25, 2002 settlement of a lawsuit, we issued 1,500,000 of our unregistered options at an exercise price of $.80 per share. These options were issued within the meaning of Rule 501 and pursuant to Rule 505 of Regulation D under the Securities Act of 1933.

      On January 30, 2002, we issued 102,663 shares of our unregistered stock to Stefano Guiducci, an employee, in consideration for salary and taxes earned but not taken in the amount of $122,169 for the period covering January 1, 2001 to September 30, 2001. The unregistered shares were issued pursuant to Rule 903 of Regulation S under the Securities Act of 1933.

      On February 25, 2002, in connection with our acquisition of Euronet Consulting, we issued an additional 231,924 of our unregistered shares to the selling shareholders as consideration for the price adjustment. The shares were issued pursuant to Rule 903 of Regulation S under the Securities Act of 1933.

      In April, 2002, we issued 34,404 unregistered shares to Nicholas Toms, Chief Executive Officer, at a price of $2.18 per share. These shares were issued to an "accredited investor" within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      On April 26, 2002, in connection with our acquisition of Euronet Consulting, we issued an additional 759,624 of our unregistered shares to the Euronet Consulting shareholders in consideration of the $210,000 obligation. The shares were issued pursuant to Rule 903 of Regulation S under the Securities Act of 1933.

      In July 2002, in connection with our 401-K Plan, we issued 410,304 shares of common stock in satisfaction of our obligation for the calendar 2001 matching contribution. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      In May 2003, we issued 1,000,000 shares of restricted common stock to Max Communications Inc. in lieu of a cash payment of $20,000 for services rendered. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      In July 2003, pursuant to a stock agreement, we issued 10,000,000 shares of common Stock pursuant to an agreement with American Marketing Complex. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

      To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 28, 2004 for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $1,500,000 was disbursed on April 28, 2004;

      o     $750,000 was disbursed on May 28, 2004; and

      o $750,000 will be disbursed within five business days of the prospectus being declared effective.

      Accordingly, we have received a total of $2,250,000 pursuant to the Securities Purchase Agreement.

      50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The other 50% of the secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors. In connection with this transaction, we will exchange class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersy Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P. As part of the transaction, we issued 5,569,980 shares of common stock to MidMark Capital, L.P.in exchange for the conversion of $306,793 of debt owed to MidMark Capital, L.P. In addition, we issued 240,000 shares of common stock to MidMark Capital II, L.P.in exchange for the conversion of $2,400 of debt owed to MidMark Capital II, L.P.

      On June 28, 2004, we issued 350,000 shares of our common stock to Sloan Securities pursuant to a consulting agreement. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.


      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Vertex or executive officers of Vertex, and transfer was restricted by Vertex in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above- referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 16. EXHIBITS.

      The  following   exhibits  are  included  as  part  of  this  Registration
Statement. References to "the Company" in this Exhibit List mean Vertex Interactive, Inc., a New Jersey corporation.

Exhibit No.       Description
-----------       -----------

2.1 Form of Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-18 filed under the Securities Act of 1933, as amended and effective June 2, 1986 (File No. 33-897-NY).

3.1 Certificate of Amendment to the Certificate of Incorporation of Vertex Interactive, Inc. filed with the Secretary of State, State of New Jersey on February 7, 2001, on October 18, 2001 and November 2, 2001 (incorporated by reference to the Form 10-Q filed May 20, 2002).

3.2 Amended By-laws, amended as of August 9, 2001 (incorporated by reference to the Form 10-K filed January 25, 2002). 4.1 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated April 28, 2004



4.1 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.2 Common Stock Purchase Warrant with AJW Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.3           Common Stock Purchase  Warrant with AJW Qualified  Partners,  LLC,
              dated  April  28,  2004   (incorporated   by   reference   to  the
              registration statement on Form S-1 filed June 22, 2004).

4.4 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.5 Convertible Note with AJW Offshore, Ltd., dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.6 Convertible Note with AJW Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.7 Convertible Note with AJW Qualified Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.8           Convertible  Note with New  Millennium  Capital  Partners II, LLC,
              dated  April  28,  2004   (incorporated   by   reference   to  the
              registration statement on Form S-1 filed June 22, 2004).

4.9 Securities Purchase Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.10 Security Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.11 Intellectual Property Security Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.12 Registration Rights Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.13 Escrow Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.14 Guaranty and Pledge Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Nicholas Toms (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.15 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.16 Common Stock Purchase Warrant with AJW Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.17 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.18 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.19 Convertible Note with AJW Offshore, Ltd., dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.20 Convertible Note with AJW Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.21 Convertible Note with AJW Qualified Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.22 Convertible Note with New Millennium Capital Partners II, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

4.23 Escrow Agreement, dated as of May 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

5.1           Sichenzia   Ross   Friedman   Ference   LLP  Opinion  and  Consent
              (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).


10.1 Incentive Stock Option Plan dated October 10, 1985, and amended February 14, 2000 (incorporated by reference to the Form 10-K filed on December 18, 2000).

10.2 Share Purchase Agreement, by and among Vertex Industries, Inc., St. Georges Trustees Limited, as trustee on behalf of the John Kenny Settlement and the Godfrey Smith Settlement, John Kenny and Bryan J. Maguire and Godfrey Smith dated June 21, 1999, as amended September 27, 1999, (incorporated by reference to the Form 8-K filed October 7, 1999).

10.3 Stock Purchase Agreement by and among Vertex Interactive, Data Control Systems and The Stockholders of Data Control Systems, Inc. dated March 31, 2000 (incorporated by reference to the Form 8-K filed April 12, 2000).

10.4 Agreement and Plan of Merger, dated September 18, 2000, by and among Vertex Interactive, Rensoft Acquisition Corp. and Renaissance Software, Inc. (incorporated by reference to the Form 8-K filed October 2, 2000).

10.5 Form of Note Purchase Agreement dated June 19, 2001 between Vertex Interactive, Inc. and MidMark Capital II, LP with respect to the Convertible Notes Payable (incorporated by reference to the Form 10-Q filed August 14, 2001).

10.6 Agreement and Plan of Merger, dated December 29 2000, between Vertex Interactive and Applied Tactical Systems, Inc. (incorporated by reference to the Form 8-K filed March 2, 2001 and Form 8-K filed March 14, 2001.)

10.7 Asset Purchase Agreement and Ancillary Agreements between Vertex Interactive, Inc. and Finmek Holding N. V.-Genicom S.p.A., Genicom Ltd., Genicom S.A. dated October 6, 2000 (incorporated by reference to the Form 10-K filed on January 25, 2002).

10.8 Stock Purchase Agreement by and between Pitney Bowes Inc. and Vertex Interactive, Inc. dated October 18, 2001 for the purchase of Series "B" Preferred Stock (incorporated by reference to the Form 10-Q filed February 20, 2002).

10.9 Note Purchase Agreement by and among MidMark Capital II, L.P. and Vertex Interactive, Inc. dated as of November 1, 2001 for the purchase of 10% Convertible Notes Payable (incorporated by reference to the Form 10-Q filed February 20,2002).

10.10 Form of Conversion Agreement between Vertex Interactive, Inc. and MidMark dated March 7, 2002 and the Amended and Restated Convertible Promissory Note dated March 7, 2002 (incorporated by reference to the Form 10-Q filed May 20, 2002).

10.11 Asset Purchase Agreement between Vertex, Renaissance and Pitney Bowes dated April 19, 2002 (incorporated by reference to the Form 10-Q filed May 20, 2002).

10.12 Stock and Debt Purchase Agreement between MidMark Capital II, L.P., MidMark Capital, L.P., DynaSys, S.A. and Vertex Interactive, Inc. dated August 9, 2002 (incorporated by reference to the Form 10-K filed August 4, 2003).


21.1          Subsidiaries  of  Vertex   Interactive,   Inc.   (incorporated  by
              reference to the registration statement on Form S-1 filed June 22,
              2004).


23.1          Consent of J.H. Cohn LLP (filed herewith).

23.2          Consent of WithumSmith+Brown, P.C. (filed herewith).

23.3          Consent of Ernst & Young LLP (filed herewith).

23.4          Consent of legal counsel (see Exhibit 5.1).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Vertex Interactive, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, in the City of South Plainfield, State of New Jersey, on August 5, 2004.


                            VERTEX INTERACTIVE, INC.



By: /s/ Nicholas R. H. Toms
    ---------------------------------------
    Nicholas R. H. Toms, Chief Executive Officer
    and (Principal Executive Officer),
    Chief Financial Officer (Principal Financial
    Officer) and Principal Accounting Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Nicholas R. Toms his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                   TITLE                                       DATE
/s/ Hugo H. Biermann                        Executive Chairman of                       August 5, 2004
--------------------------------            the Board of Directors
    Hugo H. Biermann


/s/ Nicholas R. H. Toms                     Chief Executive Officer,                    August 5, 2004
--------------------------------            Chief Financial Officer and Director
    Nicholas R. H. Toms


/s/ Otto Leistner                           Director                                    August 5, 2004
--------------------------------
    Otto Leistner